ALLEGIANT FUNDS PROSPECTUS
                            I SHARES (INSTITUTIONAL)

                                 OCTOBER 1, 2004
                            AS REVISED JUNE 13, 2005

                                  EQUITY FUNDS
                            INTERNATIONAL EQUITY FUND
                           LARGE CAP CORE EQUITY FUND
                              LARGE CAP GROWTH FUND
                              LARGE CAP VALUE FUND
                               MID CAP GROWTH FUND
                               MID CAP VALUE FUND
                               S&P 500 INDEX FUND
                               SMALL CAP CORE FUND
                              SMALL CAP GROWTH FUND
                              SMALL CAP VALUE FUND

                             ASSET ALLOCATION FUNDS
                           AGGRESSIVE ALLOCATION FUND
                            BALANCED ALLOCATION FUND
                          CONSERVATIVE ALLOCATION FUND

                               FIXED INCOME FUNDS
                                    BOND FUND
                            GOVERNMENT MORTGAGE FUND
                             INTERMEDIATE BOND FUND
                           LIMITED MATURITY BOND FUND
                           TOTAL RETURN ADVANTAGE FUND
                              ULTRA SHORT BOND FUND

                               TAX FREE BOND FUNDS
                        INTERMEDIATE TAX EXEMPT BOND FUND
                    MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND
                     OHIO INTERMEDIATE TAX EXEMPT BOND FUND
                  PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND

  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE
         SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[LOGO]
ALLEGIANT(R) FUNDS

WWW.ALLEGIANTFUNDS.COM

                               INVESTMENT ADVISER
                                 ALLEGIANT ASSET
                               MANAGEMENT COMPANY

                              ABOUT THIS PROSPECTUS

EFFECTIVE JUNE 13, 2005, THE ARMADA FUNDS WERE RENAMED THE ALLEGIANT FUNDS ("ALLEGIANT") AND THE INVESTMENT ADVISER TO ALLEGIANT, NATIONAL CITY INVESTMENT MANAGEMENT COMPANY, CHANGED ITS NAME TO ALLEGIANT ASSET MANAGEMENT COMPANY (THE "ADVISER"). PLEASE NOTE THAT THESE NAME CHANGES DID NOT RESULT IN A CHANGE TO THE INVESTMENT OBJECTIVE OF ANY INVESTMENT PORTFOLIO OF ALLEGIANT (EACH, A "FUND," COLLECTIVELY, THE "FUNDS") OR ANY FUND'S TICKER SYMBOL.

Allegiant is a mutual fund family that offers different classes of shares in separate Funds. The Funds have individual investment goals and strategies. This prospectus gives you important information that you should know about Class I Shares of the Funds before investing. Allegiant also offers Class I Shares of Allegiant money market funds in a separate prospectus. To obtain more information on Allegiant, visit us on-line at WWW.ALLEGIANTFUNDS.COM or call 1-800-622-FUND (3863). Please read this prospectus and keep it for future reference.

THIS PROSPECTUS HAS BEEN ARRANGED INTO DIFFERENT SECTIONS SO THAT YOU CAN EASILY REVIEW THIS IMPORTANT INFORMATION. ON THE NEXT PAGE, THERE IS SOME GENERAL INFORMATION YOU SHOULD KNOW ABOUT RISK AND RETURN THAT IS COMMON TO EACH OF THE FUNDS. FOR MORE DETAILED INFORMATION ABOUT THE FUNDS, PLEASE SEE:

                                                                   PAGE

ALLEGIANT INTERNATIONAL EQUITY FUND...................................2
ALLEGIANT LARGE CAP CORE EQUITY FUND..................................6
ALLEGIANT LARGE CAP GROWTH FUND.......................................9
ALLEGIANT LARGE CAP VALUE FUND.......................................12
ALLEGIANT MID CAP GROWTH FUND........................................15
ALLEGIANT MID CAP VALUE FUND.........................................18
ALLEGIANT S&P 500 INDEX FUND.........................................21
ALLEGIANT SMALL CAP CORE FUND........................................24
ALLEGIANT SMALL CAP GROWTH FUND......................................26
ALLEGIANT SMALL CAP VALUE FUND.......................................29
ALLEGIANT AGGRESSIVE ALLOCATION FUND.................................38
ALLEGIANT BALANCED ALLOCATION FUND...................................42
ALLEGIANT CONSERVATIVE ALLOCATION FUND...............................46
ALLEGIANT BOND FUND..................................................54
ALLEGIANT GOVERNMENT MORTGAGE FUND...................................58
ALLEGIANT INTERMEDIATE BOND FUND.....................................61
ALLEGIANT LIMITED MATURITY BOND FUND.................................65
ALLEGIANT TOTAL RETURN ADVANTAGE FUND................................69
ALLEGIANT ULTRA SHORT BOND FUND......................................73

ALLEGIANT INTERMEDIATE TAX EXEMPT BOND FUND..........................81
ALLEGIANT MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND..................85
ALLEGIANT OHIO INTERMEDIATE TAX EXEMPT BOND FUND.....................88
ALLEGIANT PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND..............91
MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES...............97
MORE INFORMATION ABOUT FUND INVESTMENTS.............................106
INVESTOR PROFILES...................................................107
INVESTMENT ADVISER AND INVESTMENT TEAMS.............................109
PURCHASING, SELLING AND EXCHANGING FUND SHARES......................120
DIVIDENDS AND TAXES.................................................129
FINANCIAL HIGHLIGHTS................................................133

RISK/RETURN INFORMATION COMMON TO THE FUNDS

Each Fund is a mutual fund. A mutual fund pools shareholders' money and, using professional investment managers, invests it in securities.

Each Fund has its own investment goal and strategies for reaching that goal. The Adviser manages the investments of each Fund. Allegiant Investment Counselors, Inc. ("Investment Counselors" or "Sub-Adviser") serves as sub-adviser to the Allegiant Small Cap Core Fund. The Adviser, with the assistance of the Sub-Adviser in the case of the Small Cap Core Fund, invests Fund assets in a way that it believes will help a Fund achieve its goal. Investing in each Fund involves risk and there is no guarantee that a Fund will achieve its goal. The Adviser's and Sub-Adviser's judgments about the markets, the economy, or companies may not anticipate actual market movements, economic conditions or company performance, and these judgments may affect the return on your investment.

Each Fund's performance is compared to the performance of one or more benchmark indices. Except for the S&P 500 Index Fund, a Fund does not attempt to replicate the performance of its benchmark index. An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower.

The Adviser evaluates the risks and rewards presented by all securities purchased by a Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate. No matter how good a job an investment manager does, you could lose money on your investment in a Fund, just as you could with other investments.

An investment in a Fund is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any government agency.

The value of your investment in a Fund is based primarily on the market prices of the securities the Fund holds. These prices change daily due to economic and other events that affect particular companies and other issuers. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities a Fund owns and the markets in which it trades. The effect on a Fund of a change in the value of a single security will depend on how widely the Fund diversifies its holdings.

EQUITY FUNDS

ALLEGIANT INTERNATIONAL EQUITY FUND

FUND SUMMARY

INVESTMENT GOAL                          Capital appreciation

PRINCIPAL INVESTMENT STRATEGY            Investing in common stocks of
                                         issuers located in at least
                                         three foreign countries

PRINCIPAL RISKS                          Market risk, foreign risk,
                                         multi-national companies risk,
                                         country risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant International Equity Fund's investment objective is to provide capital appreciation by investing in a portfolio of equity securities of foreign issuers. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of foreign issuers. The Fund invests in securities that are tied economically to a number of countries throughout the world. The Fund focuses on issuers included in the Morgan Stanley Capital International Europe, Australasia, Far East (MSCI
EAFE) Index. The MSCI EAFE Index is an unmanaged index which represents the performance of more than 1,000 equity securities of companies located in those regions. The Fund will limit investments in securities of issuers in countries with emerging markets or economies to no more than 10% of the Fund's total assets.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser makes judgments about the attractiveness of countries based upon a collection of criteria. The relative valuation, growth prospects, fiscal, monetary and regulatory government policies are considered jointly and generally in making these judgments. The percentage of the Fund in each country is determined by its relative attractiveness and weight in the MSCI EAFE Index. More than 25% of the Fund's assets may be invested in the equity securities of issuers located in the same country.

Within foreign markets, the Adviser buys and sells securities using risk management software to select stocks that in the aggregate most closely match the stock characteristics and attributes by country within the MSCI EAFE Index. The Adviser may use derivative securities to implement the strategy. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The instruments that are equity securities may include common stocks, American Depositary Receipts or other US listings of foreign common stocks, and exchange traded funds, closed-end funds or stock index futures whose underlying value is derived from common stocks in foreign markets.

Futures contracts combined with investment in money market instruments and forward currency agreements are used to replicate broad market exposure in a particular index. The manager may use these instruments because they lower costs such as commissions, custody, and foreign withholding or stamp taxes. These instruments are not used for the purpose of introducing leverage in the Fund.

The Fund may use exchange traded funds or closed-end funds to gain broad exposure to markets in a more efficient manner. The extent of the Fund's exposure to these instruments is subject to the regulation and guidance of the Securities and Exchange Commission ("SEC") and the instrument's liquidity.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that foreign common stocks may underperform other segments of the equity markets or the equity markets as a whole.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country.

Emerging market countries are countries that the Morgan Stanley Capital International Emerging Markets Index or the United Nations classifies as emerging or developing. Emerging markets may be more likely to experience political turmoil or rapid changes in market or economic conditions than more developed countries. Emerging market countries often have less uniformity in accounting and reporting requirements and unreliable securities valuation. It is sometimes difficult to obtain and enforce court judgments in such countries and there is often a greater potential for nationalization and/or expropriation of assets by the government of an emerging market country. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with the Fund's investments in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar.

MULTI-NATIONAL COMPANIES RISK. Companies making up the MSCI EAFE Index are generally issuers of larger cap securities of multi-national companies who are affected by risks worldwide.

COUNTRY RISK. Investment in a particular country of 25% or more of the Fund's total assets will make the Fund's performance more dependent upon the political and economic circumstances of that country than a mutual fund more widely diversified among issuers in different countries.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.


CALENDAR YEAR TOTAL RETURNS

1998            1999          2000          2001           2002          2003
19.98%          50.13%        -16.89%       -25.42%        -18.86 %      33.21%

Best Quarter                36.24%           (12/31/99)
Worst Quarter              -19.83%           (9/30/02)


The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 2.57%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE MSCI EAFE INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.


------------------------------------------------------------------------------------------------
CLASS I SHARES                           1 YEAR    5 YEARS  SINCE INCEPTION  DATE OF INCEPTION
------------------------------------------------------------------------------------------------
Allegiant International Equity Fund                                               8/1/97
        Returns Before Taxes             33.21%     0.11%        1.80%
        Returns After Taxes on
        Distributions                    32.46%    -0.42%        1.36%
        Returns After Taxes on
        Distributions and Sale of Fund
        Shares                           21.57%    -0.09%        1.39%
------------------------------------------------------------------------------------------------
MSCI EAFE Index 1
(reflects no deduction for fees,
expenses or taxes)                       38.59%    -0.09%        1.17%        Since 7/31/97
------------------------------------------------------------------------------------------------

1 The Morgan Stanley Capital International Europe, Australasia and Far East
  (MSCI EAFE) Index is an unmanaged index comprising 21 MSCI country indices, representing developed markets outside of North America.


FUND FEES AND EXPENSES

See page 32 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT LARGE CAP CORE EQUITY FUND
         (FORMERLY KNOWN AS THE "ARMADA CORE EQUITY FUND")

FUND SUMMARY

INVESTMENT GOAL                               Capital appreciation

PRINCIPAL INVESTMENT STRATEGY                 Investing in common stocks of
                                              large cap companies

PRINCIPAL RISKS                               Market risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Large Cap Core Equity Fund's investment objective is to provide capital appreciation by blending value and growth investment styles. The investment objective may be changed without a shareholder vote.

The Fund's Adviser believes that the best approach to the large cap equity market is to employ a philosophy combining disciplined portfolio construction with flexible security selection. The Fund is generally a focused portfolio and is invested sector neutral to the S&P 500 Composite Stock Price Index, thus providing shareholders with a broad equity market exposure. A large portion of the Fund will be invested in companies with market capitalizations similar to the S&P 500 Composite Stock Price Index.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser utilizes a systematic, disciplined investment process when selecting individual securities. The Adviser focuses on a combination of fundamental, technical, and sentiment factors to help identify appropriate investments for the Fund. Among the factors considered are the following: the quality of the company's management team; industry position; the company's business model; and historical growth rates. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more. The Fund notes that capitalizations of $3 billion to approximately $10 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1998           1999        2000        2001          2002          2003
32.37%         19.94%      1.76%       -14.25%       -20.23%       27.06%

Best Quarter         25.10%   (12/31/98)
Worst Quarter       -17.59%   (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 0.21%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.


---------------------------------------------------------------------------------------------------
CLASS I SHARES                                   1 YEAR       5 YEARS     SINCE       DATE OF
                                                                        INCEPTION    INCEPTION
---------------------------------------------------------------------------------------------------
Allegiant Large Cap Core Equity Fund                                                   8/1/97
      Returns Before Taxes                       27.06%        1.19%      5.88%
      Returns After Taxes on Distributions       26.65%        0.28%      4.86%
      Returns After Taxes on Distributions and
      Sale of Fund Shares                        17.56%        0.78%      4.72%
---------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or
taxes)                                           28.68%       -0.57%      3.92%    Since 7/31/97
---------------------------------------------------------------------------------------------------

1The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.


FUND FEES AND EXPENSES

See page 32 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT LARGE CAP GROWTH FUND
         (FORMERLY KNOWN AS THE "ARMADA EQUITY GROWTH FUND")

FUND SUMMARY

INVESTMENT GOAL                            Capital appreciation

PRINCIPAL INVESTMENT STRATEGY              Investing in growth-oriented
                                           common stocks of large cap
                                           companies

PRINCIPAL RISKS                            Market risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Large Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded larger cap equity securities. The investment objective may be changed without shareholder vote.

The Fund's Adviser believes that the best approach to the large cap equity market is to employ a philosophy combining disciplined portfolio construction with flexible security selection. The Fund is generally a focused portfolio and is invested sector neutral to the Russell 1000 Growth Index, thus providing shareholders with increased exposure to the growth areas of the equity market. A large portion of the Fund will be invested in companies with market capitalizations similar to the Russell 1000 Growth Index. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more. The Fund notes that capitalizations of $3 billion to approximately $10 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1994    1995     1996    1997     1998    1999    2000    2001     2002    2003
-0.79%  28.93%  20.33%  36.61%   29.09%  22.98%  -5.21%  -16.31%  -28.17% 20.10%

Best Quarter         22.87%   (12/31/98)
Worst Quarter       -16.11%   (3/31/01)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was -0.37%

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE RUSSELL 1000 GROWTH INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------------------------------------------
CLASS I SHARES                                1 YEAR   5 YEARS   10 YEARS
----------------------------------------------------------------------------
Allegiant Large Cap Growth Fund
        Returns Before Taxes                  20.10%    -3.39%    8.61%
        Returns After Taxes on Distributions  19.90%    -3.70%    7.01%
        Returns After Taxes on
        Distributions and Sale of Fund
        Shares                                13.06%    -2.93%    6.69%
----------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses
or taxes)                                     28.68%    -0.57%    11.07%
----------------------------------------------------------------------------
Russell 1000 Growth Index 2,3
(reflects no deduction for fees, expenses
or taxes)                                     29.75%    -5.11%    9.21%
----------------------------------------------------------------------------

1 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

2 The Russell 1000 Growth Index measures the performance of companies in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Index measures the performance of the 1000 largest U.S. companies based on market capitalization.

3 On May 12, 2004 the Fund's benchmark was changed to the Russell 1000 Growth Index. The Adviser feels that this index serves as a better comparison for the Fund.

FUND FEES AND EXPENSES

See page 33 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT LARGE CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                                  Capital appreciation

PRINCIPAL INVESTMENT STRATEGY                    Investing in value-oriented
                                                 common stocks of large cap
                                                 companies

PRINCIPAL RISK                                   Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Large Cap Value Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded large capitalization equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with large stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-earnings, price-to-book and price-to-cash flow ratios that are lower than market averages. The Adviser generally sells securities when these valuation ratios rise above market averages.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more. The Fund notes that capitalizations of $3 billion to approximately $10 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1995   1996     1997     1998     1999     2000     2001     2002      2003
27.71% 18.08%   29.21%   10.23%   -0.13%   11.62%   -3.79%   -15.04%   27.18%

Best Quarter                15.45%   (6/30/03)
Worst Quarter              -17.83%   (9/30/02)


The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 2.35%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL 1000 VALUE INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

------------------------------------------------------------------------------------------------------
CLASS I SHARES                          1 YEAR     5 YEARS     SINCE INCEPTION   DATE OF INCEPTION
------------------------------------------------------------------------------------------------------
Allegiant Large Cap Value Fund                                                         7/1/94
        Returns Before Taxes            27.18%      2.99%          10.16%
        Returns After Taxes on
        Distributions                   26.61%      1.83%           8.63%
        Returns After Taxes on
        Distributions and Sale of
        Fund Shares                     17.61%      1.95%           8.07%
------------------------------------------------------------------------------------------------------
Russell 1000 Value Index 1
(reflects no deduction for fees,
expenses or taxes)                      30.03%      3.56%          12.89%          Since 6/30/94
------------------------------------------------------------------------------------------------------

1 The Russell 1000 Value Index measures the performance of companies in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The Russell 1000 Index measures the performance of the 1000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 33 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT MID CAP GROWTH FUND

FUND SUMMARY

INVESTMENT GOAL                            Capital appreciation

PRINCIPAL INVESTMENT STRATEGY              Investing in growth-oriented common
                                           stocks of medium-sized
                                           companies

PRINCIPAL RISKS                            Market risk, active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Mid Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded mid cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with medium stock market capitalizations. In selecting investments for the Fund to buy and sell, the Adviser invests in companies that have typically exhibited consistent, above-average growth in revenues and earnings, strong management, sound and improving financial fundamentals and presently exhibit the potential for growth. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by mid cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Fund considers a mid-capitalization or "mid cap" company to be one that has a market capitalization at the time of purchase between $1 billion and $15 billion. The Fund notes that capitalizations of greater than approximately $8 billion are considered to be in the "large cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that growth-oriented mid cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone Mid Capitalization Fund which was reorganized into the Allegiant Mid Cap Growth Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1994    1995    1996    1997    1998    1999    2000    2001     2002     2003
-5.30%  29.86%  18.32%  11.70%  11.31%  45.85%  -7.90%  -18.89%  -31.10%  34.01%


Best Quarter                35.09%           (12/31/99)
Worst Quarter              -27.08%           (9/30/01)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was -0.45%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL MIDCAP GROWTH INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

---------------------------------------------------------------------------
CLASS I SHARES                            1 YEAR     5 YEARS    10 YEARS
---------------------------------------------------------------------------
Allegiant Mid Cap Growth Fund
         Returns Before Taxes              34.01%      0.12%     6.17%
         Returns After Taxes on
         Distributions                     34.01%     -2.94%     2.24%
         Returns After Taxes on
         Distributions and Sale of Fund
         Shares                            22.11%     -0.64%     3.68%
---------------------------------------------------------------------------
Russell Midcap Growth Index 1
(reflects no deduction for fees,
expenses or taxes)                         42.71%      2.01%     9.40%
---------------------------------------------------------------------------
1 The Russell Midcap Growth Index measures the performance of those companies in the Russell Midcap Index with higher price-to-book ratios and higher forecasted growth values. The Russell Midcap Index measures the performance of the 800 smallest U.S. companies among the largest 1000 U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 34 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT MID CAP VALUE FUND
         (FORMERLY KNOWN AS THE "ARMADA SMALL/MID CAP VALUE FUND")

FUND SUMMARY

INVESTMENT GOAL                                  Long-term capital appreciation

PRINCIPAL INVESTMENT STRATEGY                    Investing in value-oriented
                                                 common stocks of mid cap
                                                 companies

PRINCIPAL RISK                                   Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Mid Cap Value Fund's investment objective is to provide long-term capital appreciation. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies that are considered to have mid cap stock market capitalizations. Companies meeting this criteria are ones that have a market capitalization between $1 billion and $15 billion at the time the Fund purchases the company's securities. The Fund notes that capitalizations of greater than approximately $8 billion are considered to be in the "large cap" range by some industry sources.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by mid cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-sales, price-to-book and price-to-cash flow ratios that are lower than market averages. The Adviser generally sells securities when these valuation ratios rise above market averages. The Fund will not necessarily sell a security if the issuer no longer meets the market capitalization criteria stated above, so long as the security otherwise continues to meet investment criteria.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented mid cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

Prior to March 1, 2004, the Fund invested in value-oriented common stocks of small cap and mid cap companies. Accordingly, performance information prior to March 1, 2004 reflects the results of the previous investment strategy.

CALENDAR YEAR TOTAL RETURNS

2003
34.79%

Best Quarter                17.08%           (6/30/03)
Worst Quarter               -3.94%           (3/31/03)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 7.58%.

This table compares the Fund's average annual total returns for Class I Shares for the periods ended December 31, 2003 to those of the Russell Midcap Value Index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

------------------------------------------------------------------------------------------
CLASS I SHARES                             1 YEAR     SINCE INCEPTION  DATE OF INCEPTION
------------------------------------------------------------------------------------------
Allegiant Mid Cap Value Fund                                                7/1/02
   Returns Before Taxes                     34.79%         15.12%
   Returns After Taxes on Distributions     33.72%         14.42%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                  22.72%         12.53%
------------------------------------------------------------------------------------------
Russell Midcap Value Index 1
(reflects no deduction for fees,
expenses or taxes)                          38.07%         13.73%         Since 6/30/02
------------------------------------------------------------------------------------------

1 The Russell Midcap Value Index is an unmanaged, market-weighted total return index that tracks the performance of those Russell Midcap companies with lower price-to-book ratios and lower forecasted growth rates.


FUND FEES AND EXPENSES

See page 34 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT S&P 500 INDEX FUND
         (FORMERLY KNOWN AS THE "ARMADA EQUITY INDEX FUND")

FUND SUMMARY

INVESTMENT GOAL                            To approximate, before
                                           Fund expenses, the investment
                                           results of the S&P 500
                                           Composite Stock Price Index

PRINCIPAL INVESTMENT STRATEGY              Investing in stocks that comprise
                                           the S&P 500 Composite
                                           Stock Price Index

PRINCIPAL RISKS                            Market risk, tracking error risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant S&P 500 Index Fund's investment objective is to provide investment results that, before Fund expenses, approximate the aggregate price and dividend performance of the securities included in the S&P 500 Composite Stock Price Index by investing in securities comprising the S&P 500 Composite Stock Price Index. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Adviser invests substantially all, but in no event less than 80%, of the Fund's net assets plus any borrowings for investment purposes in stocks included in the S&P 500 Composite Stock Price Index (the "Index"). The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Index is made up of common stocks of 500 large, publicly traded companies. The vast majority of the Fund's assets is invested in stocks included in the Index in approximately the same relative proportion as those stocks are held in the Index. The Adviser does not generally "manage" the Fund in the traditional sense (i.e., by using economic, financial or market analysis). However, the Adviser believes that employing certain active management strategies for a small percentage of the Fund's assets, if successful, will result in net returns after expenses that may more closely approximate the returns of the Index. Consequently, the Fund may purchase a security that is scheduled to be included in the Index but prior to the effective inclusion date. The Fund may also temporarily continue to hold a security that has been deleted from the Index. A diversified subset of stocks held in the Fund may have weights slightly higher or lower than those in the Index with the goal of adding small incremental performance relative to the Index. Stocks that are held in very small proportions in the Index may be excluded from the Fund or held short if they are expected to underperform. In addition, the Fund may sell securities short.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that common stocks comprising the S&P 500 Composite Stock Price Index may underperform other segments of the equity markets or the equity markets as a whole.

TRACKING ERROR RISK. The Fund's ability to replicate the performance of the S&P 500 Composite Stock Price Index will depend to some extent on the size and timing of cash flows into and out of the Fund, as well as on the level of the Fund's expenses.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

    1999          2000         2001          2002          2003
   20.61%        -9.20%      -12.22%       -22.33 %       28.05%

Best Quarter                15.30%   (6/30/03)
Worst Quarter              -17.37%   (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 3.26%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

---------------------------------------------------------------------------------------------------------
CLASS I SHARES                                  1 YEAR    5 YEARS    SINCE INCEPTION  DATE OF INCEPTION
---------------------------------------------------------------------------------------------------------
Allegiant S&P 500 Index Fund                                                               7/10/98
        Returns Before Taxes                    28.05%     -0.90%         0.45%
        Returns After Taxes on Distributions    27.47%     -1.37%        -0.02%
        Returns After Taxes on Distributions
        and Sale of Fund Shares                 18.19%     -1.04%         0.10%
---------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or
taxes)                                          28.68%     -0.57%         1.09%         Since 6/30/98
---------------------------------------------------------------------------------------------------------

1 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole. "S&P 500" is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Allegiant Asset Management Company. The Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

FUND FEES AND EXPENSES

See page 35 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT SMALL CAP CORE FUND

FUND SUMMARY

INVESTMENT GOAL                             Capital appreciation

PRINCIPAL INVESTMENT STRATEGY               Investing in common stocks of
                                            small cap companies

PRINCIPAL RISKS                             Market risk, small companies risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Small Cap Core Fund's investment objective is to provide capital appreciation. The Fund intends to achieve this objective by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Sub-Adviser's investment process is to invest in securities of companies based on the Sub-Adviser's analysis of the company's cash flow. The Sub-Adviser's investment process focuses, specifically, on Cash Flow Return on Investment (CFROI(R)).1 CFROI(R) is calculated in percentage terms by dividing gross cash flow by gross cash investment. CFROI(R) is an inflation-adjusted measure of corporate performance that attempts to reduce accounting distortions and allow for more accurate comparisons between companies, different market caps, sectors and industries. The Sub-Adviser believes that CFROI(R) provides a more accurate predictor of future value than other broadly used analysis methods. The Sub-Adviser first screens companies based on corporate performance utilizing the CFROI(R) measure, and then screens companies based on cash flow valuation metrics to determine if the stock is attractively priced. The Sub-Adviser believes that it does not matter what a particular company's cash flow change is if the stock is overvalued.

In addition, as part of its screening process, the Sub-Adviser looks for companies whose management understands how to create value for shareholders, deploy capital, that have low debt and a consistent dividend policy, and that are market leaders with respect to the product or service they provide, as well as companies that are part of a strong or growing industry. The Sub-Adviser will generally sell a security when cash flow return on investment flattens or declines, market price equals or exceeds cash flow value "target," company characteristics deteriorate, when there are earnings warnings, and when the stock experiences underperformance. However, none of the sell characteristics are automatic.

-----------------
1 CFROI is a registered trademark of CSFB Holt.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization of between $100 million and $3 billion at the time of purchase. The Fund notes that capitalizations of $2 billion to $3 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Since the Fund did not commence operations until April 2, 2004, performance results have not been provided.

The Fund will compare its performance to the Russell 2000 Index. The Russell 2000 Index is an unmanaged index comprised of the 2,000 smallest companies of the 3,000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 35 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT SMALL CAP GROWTH FUND

FUND SUMMARY

INVESTMENT GOAL                            Capital appreciation

PRINCIPAL INVESTMENT STRATEGY              Investing in growth-oriented
                                           common stocks of small cap
                                           companies

PRINCIPAL RISKS                            Market risk, small companies risk,
                                           active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Small Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser seeks to invest in small capitalization companies with strong growth in revenue, earnings and cash flow. Purchase decisions are also based on the security's valuation relative to the company's expected growth rate, earnings quality and competitive position, valuation compared to similar securities and the security's trading liquidity. Reasons for selling securities include disappointing fundamentals, negative industry developments, evidence of management's inability to execute a sound business plan, capitalization exceeding the Adviser's definition of "small capitalization," desire to reduce exposure to an industry or sector, and valuation levels which cannot be justified by the company's fundamental growth prospects. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase of between $100 million and $3 billion. The Fund notes that capitalizations of $2 billion to $3 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that growth-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1998           1999        2000          2001          2002           2003
7.56%          36.06%      -14.96%       -8.11%        -39.31 %       45.43%

Best Quarter                36.30%   (12/31/99)
Worst Quarter              -25.79%   (9/30/01)


The Fund's year-to-date total return for Class I Shares through June 30, 2004 was -3.92%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL 2000 GROWTH INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------------------------------------------------------
CLASS I SHARES                    1 YEAR    5 YEARS  SINCE INCEPTION DATE OF INCEPTION
----------------------------------------------------------------------------------------
Allegiant Small Cap Growth Fund                                            8/1/97
    Returns Before Taxes          45.43%     -1.26%       1.24%
    Returns After Taxes on
    Distributions                 45.43%     -1.63%       0.86%
    Returns After Taxes on
    Distributions and Sale of
    Fund Shares                   29.53%     -1.07%       1.00%
----------------------------------------------------------------------------------------
Russell 2000 Growth Index 1
(reflects no deduction for fees,                                       Since 7/31/97
expenses or taxes)                48.54%      0.86%       1.19%
----------------------------------------------------------------------------------------

1 The Russell 2000 Growth Index is comprised of securities in the Russell 2000
  Index with higher than average price-to-book ratios and forecasted growth values. The Russell 2000 Index is an unmanaged index comprised of the 2000 smallest companies of the 3000 largest U.S. companies based on market capitalization.



FUND FEES AND EXPENSES

See page 36 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT SMALL CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                                  Capital appreciation

PRINCIPAL INVESTMENT STRATEGY                    Investing in value-oriented
                                                 common stocks of small cap
                                                 companies

PRINCIPAL RISKS                                  Market risk, small companies
                                                 risk, active trading risk
PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Small Cap Value Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-earnings, price-to-book and price-to-cash flow ratios that are lower than the market averages. The Adviser generally sells securities when these valuation ratios rise above market averages. The Fund will not necessarily sell a security if the issuer is no longer considered a small cap company, so long as the security otherwise continues to meet investment criteria. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase between $100 million and $3 billion. The Fund notes that capitalizations of $2 billion to $3 billion are considered to be in the "mid cap" range by some industry sources.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1995      1996      1997    1998    1999     2000      2001     2002      2003
18.63%    22.64%    32.43%  -6.96%  7.91%    33.60%    17.32%   -10.56%   38.98%

Best Quarter                 19.26%          (12/31/01)
Worst Quarter               -17.80%          (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 6.64%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE RUSSELL 2000 VALUE INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

-------------------------------------------------------------------------------------------------
CLASS I SHARES                       1 YEAR      5 YEARS    SINCE INCEPTION   DATE OF INCEPTION
-------------------------------------------------------------------------------------------------
Allegiant Small Cap Value Fund                                                     7/26/94
     Returns Before Taxes            38.98%      16.02%         15.97%
     Returns After Taxes on
     Distributions                   38.36%      14.29%         13.51%
     Returns After Taxes on
     Distributions and Sale of Fund
     Shares                          25.98%      13.01%         12.66%
-------------------------------------------------------------------------------------------------
Russell 2000 Value Index 1
(reflects no deduction for fees,
expenses or taxes)                   46.03%      12.28%         13.70%          Since 7/31/94
-------------------------------------------------------------------------------------------------

1 The Russell 2000 Value Index is comprised of securities in the Russell 2000
  Index with lower than average price-to-book ratios and forecasted growth values. The Russell 2000 Index is an unmanaged index comprised of the 2000 smallest companies of the 3000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 36 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                          INTERNATIONAL EQUITY FUND   LARGE CAP CORE EQUITY FUND
------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Purchases (as a percentage of
offering price)                                      None                     None
------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)                 None                     None
------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                      None                     None
------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of                  2.00% 1                   None
amount redeemed, if applicable)
------------------------------------------------------------------------------------------------
Exchange Fee                                         None                     None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)

Investment Advisory Fees                            1.15% 3                   0.75%
------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                                      0.07%                     0.05%
------------------------------------------------------------------------------------------------
Other Expenses                                      0.21%                     0.14%
------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                  1.43% 3                   0.94%
------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                                 LARGE CAP GROWTH FUND                  LARGE CAP VALUE FUND
------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed                      None                                  None
on Purchases (as a percentage of
offering price)
------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)                     None                                  None
------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                          None                                  None
------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of                       None                                  None
amount redeemed, if applicable)
------------------------------------------------------------------------------------------------------------
Exchange Fee                                             None                                  None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)

Investment Advisory Fees                                0.75%                                 0.75%
------------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                                          0.07%                                 0.07%
------------------------------------------------------------------------------------------------------------
Other Expenses                                          0.13%                                 0.14%
------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                      0.95%                                 0.96%
------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                                             MID CAP GROWTH FUND          MID CAP VALUE FUND
------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed                               None                            None
on Purchases (as a percentage of
offering price)
------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)                              None                            None
------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                                   None                            None
------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of                                None                            None
amount redeemed, if applicable)
------------------------------------------------------------------------------------------------------------
Exchange Fee                                                      None                            None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Investment Advisory Fees 3                                       1.00%                            1.00%
------------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                                                   0.07%                            0.07%
------------------------------------------------------------------------------------------------------------
Other Expenses                                                   0.21%                            0.18%
------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 3                                             1.28%                            1.25%
------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                                 S&P 500 INDEX FUND                   SMALL CAP CORE FUND
------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed                      None                                  None
on Purchases (as a percentage of
offering price)
------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)                     None                                  None
------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                          None                                  None
------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of                       None                                2.00%1
amount redeemed, if applicable)
------------------------------------------------------------------------------------------------------------
Exchange Fee                                             None                                  None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)

Investment Advisory Fees                                 0.35% 3                             1.00% 4
------------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                                           0.00                                0.07%
------------------------------------------------------------------------------------------------------------
Other Expenses                                           0.14%                               0.16% 5
------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                       0.49% 3                             1.23%
------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                                        SMALL CAP GROWTH FUND       SMALL CAP VALUE FUND
------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed                               None                    None
on Purchases (as a percentage of
offering price)
------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)                              None                    None
------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                                   None                    None
------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of                               2.00% 1                  2.00% 1
amount redeemed, if applicable)
------------------------------------------------------------------------------------------------------------
Exchange Fee                                                      None                    None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees                                         1.00% 3                  1.00%
------------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                                                   0.07%                    0.07%
------------------------------------------------------------------------------------------------------------
Other Expenses                                                   0.18%                    0.13%
------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                               1.25% 3                  1.20%
------------------------------------------------------------------------------------------------------------

1 The redemption fee is calculated as a percentage of the amount redeemed (using standard rounding criteria), and may be charged when you sell or exchange your shares within 60 days of purchase. The fee is retained by the Fund and withheld from redemption proceeds. For more details, see "Redemption Fee" section of this prospectus.
2 Represents actual Distribution (12b-1) Fees incurred by the S&P 500 Fund's Class I Shares during the last fiscal year. For the other Funds, Distribution (12b-1) Fees have been restated to reflect current fees expected to be incurred by each Fund's Class I Shares during the current fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class I Shares but expects such reimbursements to be no more than 0.07% (0.02% for the Mid Cap Value Fund, 0.005% for the S&P 500 Index Fund) during the current fiscal year.
3 The Adviser waived a portion of its advisory fees for certain Funds during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

  FUND                                    ADVISORY       TOTAL
                                           FEES         EXPENSES
  Mid Cap Growth Fund                      0.75%         1.13%
  Mid Cap Value Fund                       0.75%         1.07%
  S&P 500 Index Fund                       0.20%         0.34%

The Adviser expects to continue waiving a portion of its advisory fees for these Funds and to waive a portion of its advisory fee for the International Equity Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                                   ADVISORY          TOTAL
          FUND                                     FEES              EXPENSES
          International Equity Fund                1.00%             1.28%
          Mid Cap Growth Fund                      0.75%             1.03%
          Mid Cap Value Fund                       0.75%             1.00%
          S&P 500 Index Fund                       0.20%             0.34%

   Effective March 1, 2005, the Adviser may waive a portion of its advisory fees for the Small Cap Growth Fund during the current fiscal year. The Adviser has revised the advisory fee waiver for the Mid Cap Growth Fund. The Adviser may waive an additional 0.10% of its advisory fees over the applied, planned waivers noted below. After these fee waivers, the Investment Advisory Fees and Total Annual Fund Operating Expenses for these Funds for the current fiscal year are expected to be:

          FUND                                 ADVISORY FEES     TOTAL EXPENSES
          Mid Cap Growth Fund                     0.45%             1.03%
          Small Cap Growth Fund                   0.55%             1.25%

   These fee waivers are voluntary and may be revised or discontinued at any time.

4 From its advisory fee, the Adviser pays a sub-advisory fee of 0.50% to Investment Counselors, sub-adviser to the Fund.

5 Other Expenses for the Small Cap Core Fund are based on estimated amounts for the current fiscal year.

   For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Allegiant Equity Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                  1 YEAR      3 YEARS     5 YEARS      10 YEARS
                                  ------      -------     -------      --------
INTERNATIONAL EQUITY FUND          $146         $452        $782       $1,713
LARGE CAP CORE EQUITY FUND          $98         $306        $531       $1,178
LARGE CAP GROWTH FUND               $97         $303        $525       $1,166
LARGE CAP VALUE FUND                $98         $306        $531       $1,178
MID CAP GROWTH FUND                $130         $406        $702       $1,545
MID CAP VALUE FUND                 $127         $397        $686       $1,511
S&P 500 INDEX FUND                  $50         $157        $274         $616
SMALL CAP CORE FUND                $125         $390         N/A          N/A
SMALL CAP GROWTH FUND              $127         $397        $686       $1,511
SMALL CAP VALUE FUND               $122         $381        $660       $1,455

ASSET ALLOCATION FUNDS

ALLEGIANT AGGRESSIVE ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                          Capital appreciation with current
                                         income as a secondary
                                         objective

PRINCIPAL INVESTMENT STRATEGY            Investing in a combination of
                                         Underlying Allegiant Funds that, in
                                         turn, invest primarily in U.S. and
                                         foreign common stocks and, to a
                                         lesser extent, in
                                         investment-grade fixed income
                                         securities and cash equivalents

PRINCIPAL RISKS                          Market risk, interest
                                         rate risk, credit risk,
                                         prepayment/extension risk,
                                         allocation risk, small
                                         companies risk, conflicts risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Aggressive Allocation Fund's investment objective is to provide capital appreciation with current income as a secondary objective. The investment objective may be changed without a shareholder vote. The Fund attempts to achieve its objective by investing in other mutual funds that are managed by the Fund's Adviser (Underlying Allegiant Funds). For more information, see "The Fund of Funds Structure of the Aggressive Allocation and Conservative Allocation Funds" on page 109.

The Fund invests in Underlying Allegiant Funds in accordance with weightings determined by the Adviser. The Underlying Allegiant Funds invest directly in equity and fixed income securities in accordance with their own investment policies and strategies.

The Fund intends to invest 60% to 90% of its net assets in shares of Underlying Allegiant Funds that invest primarily in equity securities (Allegiant International Equity, Allegiant Large Cap Growth, Allegiant Large Cap Value, Allegiant Small Cap Growth and Allegiant Small Cap Value Funds), 10% to 40% of its net assets in shares of Underlying Allegiant Funds that invest primarily in fixed income securities (Allegiant Bond and Allegiant Intermediate Bond Funds) and 0% to 20% of its net assets in shares of the Allegiant Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Allegiant Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's assets in the Allegiant International Equity Fund.

The Fund's assets may be reallocated among the Underlying Allegiant Funds in the Adviser's discretion. The amounts invested in equity, fixed income and money market Underlying Allegiant Funds will vary from time to time depending on the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the equity markets and the fixed income markets.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. The value of an investment in the Fund is based on the performance of the Underlying Allegiant Funds and allocation of the Fund's assets among them. Since some Underlying Allegiant Funds invest primarily in equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of equity securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response.

The prices of fixed income securities in which some Underlying Allegiant Funds primarily invest respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

INTEREST RATE RISK. An investment in Underlying Allegiant Funds that invest in fixed income securities and money market instruments is subject to interest rate risk, which is the possibility that an Underlying Allegiant Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although an Underlying Allegiant Fund's investments in U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as Government National Mortgage Association ("GNMA"), are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and Federal Home Loan Banks ("FHLBs"), are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. An Underlying Allegiant Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Underlying Allegiant Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Underlying Allegiant Fund will suffer from the inability to invest in higher yielding securities.

ALLOCATION RISK. In managing the Fund, the Adviser has the authority to select and allocate assets among Underlying Allegiant Funds. The Fund is subject to the risk that the Adviser's decisions regarding asset classes and selection of Underlying Allegiant Funds will not anticipate market trends successfully. For example, weighting Underlying Allegiant Funds that invest in common stocks too heavily during a stock market decline may result in a loss. Conversely, investing too heavily in Underlying Allegiant Funds that invest in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. Since the Fund invests in Underlying Allegiant Funds that invest in securities issued by small capitalization companies, the Fund is indirectly subject to the risks associated with such investments. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

CONFLICTS RISK. The Adviser is subject to conflicts of interest in allocating Fund assets among the various Underlying Allegiant Funds both because the fees payable to the Adviser by some Underlying Allegiant Funds are higher than fees payable by other Underlying Allegiant Funds and because the Adviser is also responsible for managing the Underlying Allegiant Funds. The Trustees and officers of Allegiant may also have conflicting interests in fulfilling their fiduciary duties to both the Fund and the Underlying Allegiant Funds.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
2002                2003
-18.93%             23.76%

Best Quarter       13.85%   (6/30/03)
Worst Quarter     -14.65%   (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 0.75%.

This table compares the Fund's average annual total returns for Class I Shares for the periods ended December 31, 2003 to those of the Lehman U.S. Aggregate Bond Index, the S&P 500 Composite Stock Price Index and the Aggressive Allocation Hybrid Benchmark Index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

---------------------------------------------------------------------------------------------------------
CLASS I SHARES                                          1 YEAR    SINCE INCEPTION   DATE OF INCEPTION
---------------------------------------------------------------------------------------------------------
Allegiant Aggressive Allocation Fund                                                      3/6/01
     Returns Before Taxes                               23.76%         -1.37%
     Returns After Taxes on Distributions               23.58%         -1.78%
     Returns After Taxes on Distributions and Sale
     of Fund Shares                                     15.44%         -1.41%
---------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1                       4.10%          7.09%         Since 2/28/01
(reflects no deduction for fees, expenses or taxes)
---------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2                   28.68%         -2.21%         Since 2/28/01
(reflects no deduction for fees, expenses or taxes)
---------------------------------------------------------------------------------------------------------
Aggressive Allocation Hybrid Benchmark Index 3          22.54%          0.12%         Since 2/28/01
(reflects no deduction for fees, expenses or taxes)
---------------------------------------------------------------------------------------------------------

1 The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.

2 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

3 The Aggressive Allocation Hybrid Benchmark Index is a blend of 75% S&P 500 Composite Stock Price Index and 25% Lehman U.S. Aggregate Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES

See page 50 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT BALANCED ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                          Long-term capital appreciation and
                                         current income

PRINCIPAL INVESTMENT STRATEGY            Investing in a diversified portfolio
                                         of common stocks,
                                         investment grade fixed income
                                         securities and cash equivalents
                                         with varying asset allocations
                                         depending on the Adviser's
                                         assessment of market conditions

PRINCIPAL RISKS                          Market risk, allocation
                                         risk, small companies risk,
                                         foreign risk, interest rate
                                         risk, credit risk, active
                                         trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Balanced Allocation Fund's investment objective is to provide long-term capital appreciation and current income. The investment objective may be changed without a shareholder vote.

The Fund intends to invest 45% to 75% of its net assets in equity securities, such as common stocks and convertible securities, 25% to 55% of its net assets in investment grade fixed income securities, such as corporate bonds, U.S. government and agency securities, mortgage-backed securities and asset-backed securities, and up to 30% of its net assets in cash and cash equivalent securities. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. The Fund may invest up to 20% of its total assets at the time of purchase in foreign securities (which includes common stock, preferred stock and convertible bonds of companies headquartered outside the United States). The Fund also invests in the common stock of small capitalization companies.

The Adviser buys and sells equity securities based on their potential for long-term capital appreciation. The Fund invests the fixed income portion of its portfolio of investments in a broad range of investment grade debt securities (which are those rated at the time of investment in one of the four highest rating categories by a major rating agency) for current income. If a fixed income security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. The Adviser buys and sells fixed income securities and cash equivalents based on a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund invests in cash equivalent, short-term obligations for stability and liquidity. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income or equity markets as a whole.

ALLOCATION RISK. The Fund is also subject to the risk that the Adviser's asset allocation decisions will not anticipate market trends successfully. For example, weighting common stocks too heavily during a stock market decline may result in a failure to preserve capital. Conversely, investing too heavily in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1999          2000        2001       2002          2003
15.27%        1.66%       -6.85%     -13.69%       22.26%

Best Quarter                16.09%   (12/31/99)
Worst Quarter              -11.04%   (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 0.26%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE BALANCED ALLOCATION HYBRID BENCHMARK INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

-------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                         1 YEAR     5 YEARS   SINCE INCEPTION     DATE OF
                                                                                               INCEPTION
-------------------------------------------------------------------------------------------------------------
Allegiant Balanced Allocation Fund                                                              7/10/98
       Returns Before Taxes                            22.26%      2.87%         3.66%
       Returns After Taxes on Distributions            21.79%      1.26%         2.13%
       Returns After Taxes on Distributions and Sale
       of Fund Shares                                  14.44%      1.56%         2.28%
-------------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)    4.10%       6.62%         6.92%       Since 6/30/98
-------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)    28.68%     -0.57%         1.40%       Since 6/30/98
-------------------------------------------------------------------------------------------------------------
Balanced Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)    18.85%      2.31%         3.61%       Since 6/30/98
-------------------------------------------------------------------------------------------------------------

1 The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.

2 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

3 The Balanced Allocation Hybrid Benchmark Index is a blend of 60% S&P 500 Composite Stock Price Index and 40% Lehman U.S. Aggregate Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES

See page 50 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT CONSERVATIVE ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                            Current income and moderate
                                           capital appreciation
                                           consistent with preservation
                                           of capital

PRINCIPAL INVESTMENT STRATEGY              Investing in a combination
                                           of Underlying Allegiant Funds
                                           that, in turn, invest primarily
                                           in investment-grade fixed income
                                           securities and, to a lesser
                                           extent, in U.S. and foreign
                                           common stocks and cash
                                           equivalents

PRINCIPAL RISKS                            Market risk, interest
                                           rate risk, credit risk,
                                           prepayment/extension risk,
                                           allocation risk, small
                                           companies risk, conflicts risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Conservative Allocation Fund's investment objective is to provide current income and moderate capital appreciation consistent with the preservation of capital. The investment objective may be changed without a shareholder vote. The Fund attempts to achieve its objective by investing in other mutual funds that are managed by the Fund's Adviser (Underlying Allegiant Funds). For more information, see "The Fund of Funds Structure of the Aggressive Allocation and Conservative Allocation Funds" on page 104.

The Fund invests in Underlying Allegiant Funds in accordance with weightings determined by the Adviser. The Underlying Allegiant Funds invest directly in fixed income and equity securities in accordance with their own investment policies and strategies.

The Fund intends to invest 50% to 80% of its net assets in shares of Underlying Allegiant Funds that invest primarily in fixed income securities (Allegiant Bond and Allegiant Intermediate Bond Funds), 20% to 50% of its net assets in shares of Underlying Allegiant Funds that invest primarily in equity securities (Allegiant International Equity, Allegiant Large Cap Growth, Allegiant Large Cap Value, Allegiant Small Cap Growth and Allegiant Small Cap Value Funds), and 0% to 20% of its net assets in shares of the Allegiant Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Allegiant Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's assets in the Allegiant International Equity Fund.

The Fund's assets may be reallocated among the Underlying Allegiant Funds in the Adviser's discretion. The amounts invested in equity, fixed income and money market Underlying Allegiant Funds will vary from time to time depending on the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the equity markets and the fixed income markets.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. The value of an investment in the Fund is based on the performance of the Underlying Allegiant Funds and allocation of the Fund's assets among them. The prices of fixed income securities in which some Underlying Allegiant Funds primarily invest respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

Since some Underlying Allegiant Funds invest primarily in equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

INTEREST RATE RISK. An investment in Underlying Allegiant Funds that invest in fixed income securities and money market instruments is subject to interest rate risk, which is the possibility that an Underlying Allegiant Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although an Underlying Allegiant Fund's investments in U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. An Underlying Allegiant Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Underlying Allegiant Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Underlying Allegiant Fund will suffer from the inability to invest in higher yielding securities.

ALLOCATION RISK. In managing the Fund, the Adviser has the authority to select and allocate assets among Underlying Allegiant Funds. The Fund is subject to the risk that the Adviser's decisions regarding asset classes and selection of Underlying Allegiant Funds will not anticipate market trends successfully. For example, weighting Underlying Allegiant Funds that invest in common stocks too heavily during a stock market decline may result in a failure to preserve capital. Conversely, investing too heavily in Underlying Allegiant Funds that invest in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. Since the Fund invests in Underlying Allegiant Funds that invest in securities issued by small capitalization companies, the Fund is indirectly subject to the risks associated with such investments. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

CONFLICTS RISK. The Adviser is subject to conflicts of interest in allocating Fund assets among the various Underlying Allegiant Funds both because the fees payable to the Adviser by some Underlying Allegiant Funds are higher than fees payable by other Underlying Allegiant Funds and because the Adviser is also responsible for managing the Underlying Allegiant Funds. The Trustees and officers of Allegiant may also have conflicting interests in fulfilling their fiduciary duties to both the Fund and the Underlying Allegiant Funds.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

2002            2003
-5.82%          13.88%

Best Quarter       8.26%             (6/30/03)
Worst Quarter     -5.02%             (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 0.13%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN INTERMEDIATE U.S. GOVERNMENT/CREDIT BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE CONSERVATIVE ALLOCATION HYBRID BENCHMARK INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

-------------------------------------------------------------------------------------------------------
CLASS I SHARES                                        1 YEAR     SINCE INCEPTION   DATE OF INCEPTION
-------------------------------------------------------------------------------------------------------
Allegiant Conservative Allocation Fund                                                   3/6/01
      Returns Before Taxes                            13.88%          2.82%
      Returns After Taxes on Distributions            13.16%          1.89%
      Returns After Taxes on Distributions and Sale
      of Fund Shares                                   8.99%          1.82%
-------------------------------------------------------------------------------------------------------
Lehman Intermediate U.S. Government/Credit Bond
Index 1
(reflects no deduction for fees, expenses or taxes)    4.67%          7.17%          Since 2/28/01
-------------------------------------------------------------------------------------------------------
S&P Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)   28.68%         -2.21%          Since 2/28/01
-------------------------------------------------------------------------------------------------------
Conservative Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)   13.07%          3.89%          Since 2/28/01
-------------------------------------------------------------------------------------------------------

1 The Lehman Intermediate U.S. Government/Credit Bond Index is an unmanaged index which is representative of intermediate term bonds.

2 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

3 The Conservative Allocation Hybrid Benchmark Index is a blend of 35% S&P 500 Composite Stock Price Index and 65% Lehman Intermediate U.S.
   Government/Credit Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES

See page 51 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                            AGGRESSIVE ALLOCATION FUND              BALANCED ALLOCATION FUND
----------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed                    None                                  None
on Purchases (as a percentage of
offering price)
----------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)                   None                                  None
----------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                        None                                  None
----------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of                     None                                  None
amount redeemed, if applicable)
----------------------------------------------------------------------------------------------------------------------
Exchange Fee                                           None                                  None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)

Investment Advisory Fees                              0.25% 1                               0.75%
----------------------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                                        0.05%                                 0.05%
----------------------------------------------------------------------------------------------------------------------
Other Expenses                                        0.25%                                 0.18%
----------------------------------------------------------------------------------------------------------------------
Total Annual Fund                                     0.55% 1                               0.98%
Operating Expenses
----------------------------------------------------------------------------------------------------------------------
Indirect Underlying Fund Expenses                     1.00% 3                                N/A
----------------------------------------------------------------------------------------------------------------------
Total Fund Operating and Indirect                     1.55% 3                                N/A
Expenses
----------------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                                  CONSERVATIVE ALLOCATION FUND
------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed                            None
on Purchases (as a percentage of
offering price)
------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)                           None
------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                                None
------------------------------------------------------------------------------
Redemption Fee (as a percentage of                             None
amount redeemed, if applicable)
------------------------------------------------------------------------------
Exchange Fee                                                   None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)

Investment Advisory Fees 1                                    0.25%
------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                                                0.05%
------------------------------------------------------------------------------
Other Expenses                                                0.23%
------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 1                                          0.53%
------------------------------------------------------------------------------
Indirect Underlying Fund Expenses 3                           0.86%
------------------------------------------------------------------------------
Total Fund Operating and Indirect                             1.39%
Expenses 3
------------------------------------------------------------------------------

1 The Adviser waived its advisory fees for the Aggressive Allocation Fund and Conservative Allocation Fund during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                          ADVISORY       TOTAL
  FUND                                      FEES        EXPENSES
  Aggressive Allocation Fund                0.00%         0.30%
  Conservative Allocation Fund              0.00%         0.28%


   The Adviser expects to continue waiving its advisory fees for the Aggressive Allocation Fund and Conservative Allocation Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                          ADVISORY       TOTAL
  FUND                                      FEES        EXPENSES
  Aggressive Allocation Fund                0.00%         0.30%
  Conservative Allocation Fund              0.00%         0.28%

   Effective March 1, 2005, the Adviser may waive a portion of its advisory fee for the Balanced Allocation Fund during the current fiscal year to the extent necessary to maintain the stated Total Annual Fund Operating Expenses for Class I Shares at 0.98%. However, the Adviser does not intend to waive more than 0.10% of its advisory fee for the Balanced Allocation Fund.

   These fee waivers are voluntary and may be revised or discontinued at any time.

2 Represents actual Distribution (12b-1) Fees incurred by each Fund's Class I Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class I Shares but expects such reimbursements to be no more than 0.05% during the current fiscal year.

3 Because the Aggressive Allocation Fund and Conservative Allocation Fund invest in other mutual funds, your investment in these Funds is also indirectly subject to the operating expenses of those mutual funds. Such expenses have typically ranged from 0.42% to 1.24% for Class I Shares of the Underlying Allegiant Funds, which is the only class of shares of the Underlying Allegiant Funds in which the Funds invest.

   The ratios of Indirect Underlying Fund Expenses shown in the table above are based on hypothetical allocations of Fund assets to Underlying Allegiant Funds as follows:

                                           AGGRESSIVE             CONSERVATIVE
                                         ALLOCATION FUND        ALLOCATION FUND
                                        -----------------      -----------------
      International Equity Fund               0.00%                  0.00%
      Large Cap Growth Fund                  16.87%                  8.33%
      Large Cap Value Fund                   25.08%                 12.39%
      Small Cap Growth Fund                  18.75%                  9.25%
      Small Cap Value Fund                   18.87%                  9.30%
      Bond Fund                              19.92%                  0.00%
      Intermediate Bond Fund                  0.00%                 59.62%
      Money Market Fund                       0.51%                  1.11%

   The allocations shown above are illustrative. Actual allocations may vary, which would affect the level of indirect expenses, favorably or unfavorably, to which a Fund is subject.

   Total Fund Operating and Indirect Expenses (after fee waivers for these Funds and for the Underlying Allegiant Funds) during the last fiscal year were:

      Aggressive Allocation Fund                                  1.30%
      Conservative Allocation Fund                                1.14%

   Total Fund Operating and Indirect Expenses (after fee waivers for these Funds and for the Underlying Allegiant Funds) for the current fiscal year are expected to be:

      Aggressive Allocation Fund                                  1.30%
      Conservative Allocation Fund                                1.09%

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Allegiant Asset Allocation Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                    1 YEAR    3 YEARS     5 YEARS     10 YEARS
                                    ------    -------     -------     --------
AGGRESSIVE ALLOCATION FUND*         $158        $490        $845       $1,845
BALANCED ALLOCATION FUND             100         312         542        1,201
CONSERVATIVE ALLOCATION FUND*        142         440         761        1,669

* The examples for the Allegiant Aggressive Allocation Fund and Allegiant Conservative Allocation Fund are based on total annual operating expenses for the Funds plus estimated indirect expenses of the Underlying Allegiant Funds. Actual expenses will vary depending upon the allocation of a Fund's assets among the various Underlying Allegiant Funds.

FIXED INCOME FUNDS

ALLEGIANT BOND FUND

FUND SUMMARY

INVESTMENT GOAL                            Current income as well as
                                           preservation of capital

PRINCIPAL INVESTMENT STRATEGY              Investing in a diversified
                                           portfolio of investment grade
                                           fixed income securities, which
                                           maintains a dollar-weighted
                                           average maturity of between
                                           four and twelve years

PRINCIPAL RISKS                            Market risk, interest rate risk,
                                           prepayment/extension
                                           risk, credit risk, active
                                           trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Bond Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including but not limited to obligations of corporate and U.S. government issuers and mortgage-backed and asset-backed securities. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity. The Fund normally maintains a dollar-weighted average maturity of between four and twelve years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 9, 2000 represents performance of the Parkstone Bond Fund which was reorganized into the Allegiant Bond Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1994    1995     1996   1997    1998    1999     2000     2001    2002     2003
-3.52%  18.06%   3.47%  9.22%   7.58%   -1.80%   7.53%    7.42%   10.11%   4.05%

Best Quarter                6.17%            (6/30/95)
Worst Quarter              -2.59%            (3/31/94)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was -0.30%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

------------------------------------------------------------------------------
CLASS I SHARES                                1 YEAR    5 YEARS    10 YEARS
------------------------------------------------------------------------------
Allegiant Bond Fund
       Returns Before Taxes                    4.05%     5.38%      6.05%
       Returns After Taxes on Distributions    2.62%     3.19%      3.68%
       Returns After Taxes on Distributions
       and Sale of Fund Shares                 2.62%     3.20%      3.65%
------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                         4.10%     6.62%      6.95%
------------------------------------------------------------------------------

1 The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.

FUND FEES AND EXPENSES
See page 77 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

 ALLEGIANT GOVERNMENT MORTGAGE FUND
         (formerly known as the "Armada U.S. Government Income Fund")

FUND SUMMARY

INVESTMENT GOAL                           Current income as well as
                                          preservation of capital

PRINCIPAL INVESTMENT STRATEGY             Investing in mortgage-related
                                          securities issued or
                                          guaranteed by the U.S.
                                          government

PRINCIPAL RISKS                           Market risk, interest rate risk,
                                          prepayment/extension
                                          risk, credit risk, active
                                          trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Government Mortgage Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in U.S. government securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including Treasury bills, notes, bonds and certificates of indebtedness. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund may invest the portion of its assets not subject to the 80% requirement stated above in other types of investments, including securities issued by non-governmental issuers, such as mortgage-related debt securities, asset-backed debt securities, commercial paper and preferred stock. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity. The Fund normally maintains a dollar-weighted average maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that U.S. government securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone Government Mortgage Fund which was reorganized into the Allegiant Government Mortgage Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1994    1995     1996    1997    1998   1999     2000     2001   2002    2003
-0.55%  13.77%   4.70%   8.11%   7.08%  1.23%    10.30%   7.61%  8.19%   2.13%

Best Quarter                3.94%            (6/30/95)
Worst Quarter              -1.06%            (3/31/94)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 0.65%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN MORTGAGE-BACKED SECURITIES INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

--------------------------------------------------------------------------------
CLASS I SHARES                                        1 YEAR  5 YEARS   10 YEARS
--------------------------------------------------------------------------------
Allegiant Government Mortgage Fund
       Returns Before Taxes                           2.13%    5.83%      6.17%
       Returns After Taxes on Distributions           0.75%    3.63%      3.52%
       Returns After Taxes on Distributions and
       Sale of Fund Shares                            1.37%    3.59%      3.56%
--------------------------------------------------------------------------------
Lehman Mortgage-Backed Securities Index 1
(reflects no deduction for fees, expenses or taxes)   3.07%    6.55%      6.89%
--------------------------------------------------------------------------------

1 The Lehman Mortgage-Backed Securities Index is a widely-recognized index of mortgage-backed securities issued by GNMA, FHLMC, and Fannie Mae. All securities in the index are rated AAA, with maturities of at least one year.


FUND FEES AND EXPENSES

See page 77 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT INTERMEDIATE BOND FUND

FUND SUMMARY

INVESTMENT GOAL                            High current income as well as
                                           preservation of capital

PRINCIPAL INVESTMENT STRATEGY              Investing in investment grade
                                           fixed income securities,
                                           while maintaining a dollar-weighted
                                           average maturity of
                                           between three and ten years

PRINCIPAL RISKS                            Market risk, interest rate risk,
                                           prepayment/extension
                                           risk, credit risk, active
                                           trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Intermediate Bond Fund's investment objective is to provide current income as well as preservation of capital by investing in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in domestic and foreign investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including obligations of corporate and U.S. and foreign governmental issuers and mortgage-backed and asset-backed securities. Corporate obligations include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity. The Fund normally maintains a dollar-weighted average maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1994     1995    1996   1997    1998     1999     2000    2001    2002   2003
-4.52%   15.74%  3.12%  6.94%   7.91%    -0.04%   6.78%   7.97%   9.84%  4.10%

Best Quarter                5.41%            (6/30/95)
Worst Quarter              -3.22%            (3/31/94)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was -0.22%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN INTERMEDIATE U.S. GOVERNMENT/CREDIT BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

--------------------------------------------------------------------------------

CLASS I SHARES                                     1 YEAR     5 YEARS   10 YEARS
--------------------------------------------------------------------------------
Allegiant Intermediate Bond Fund
       Returns Before Taxes                          4.10%      5.68%     5.65%
       Returns After Taxes on Distributions          2.81%      3.57%     3.38%
       Returns After Taxes on Distributions and
       Sale of Fund Shares                           2.65%      3.51%     3.37%
--------------------------------------------------------------------------------
Lehman Intermediate U.S. Government/Credit Bond
Index 1
(reflects no deduction for fees, expenses or
taxes)                                               4.31%      6.65%     6.63%
--------------------------------------------------------------------------------

1 The Lehman Intermediate U.S. Government/Credit Bond Index is an unmanaged index which is representative of intermediate-term bonds.


FUND FEES AND EXPENSES

See page 78 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT LIMITED MATURITY BOND FUND

FUND SUMMARY

INVESTMENT GOAL                          Current income as well as
                                         preservation of capital

PRINCIPAL INVESTMENT STRATEGY            Investing in investment grade
                                         fixed income securities,
                                         while maintaining a dollar-weighted
                                         average maturity of
                                         between one and five years

PRINCIPAL RISKS                          Market risk, interest rate risk,
                                         prepayment/extension risk, credit risk,
                                         active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Limited Maturity Bond Fund's investment objective is to provide current income as well as preservation of capital by investing in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including obligations of corporate and U.S. government issuers, mortgage-backed and asset-backed securities. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. In buying and selling securities for the Fund, the Adviser considers a number of factors including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity. The Fund normally maintains an average dollar-weighted portfolio maturity of between one and five years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1995     1996    1997    1998     1999     2000     2001    2002      2003
7.69%    5.29%   6.43%   6.58%    3.20%    4.49%    9.20%   5.46%     2.33%

Best Quarter                3.62%            (3/31/01)
Worst Quarter              -0.32%            (12/31/00)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was -0.09%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE MERRILL LYNCH 1-3 YEAR U.S. CORPORATE/GOVERNMENT INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

-----------------------------------------------------------------------------------------------------------
CLASS I SHARES                                    1 YEAR   5 YEARS   SINCE INCEPTION   DATE OF INCEPTION
-----------------------------------------------------------------------------------------------------------
Allegiant Limited Maturity Bond Fund                                                     7/7/94
     Returns Before Taxes                         2.33%     4.91%         5.53%
     Returns After Taxes on Distributions         1.30%     2.96%         3.36%
     Returns After Taxes on Distributions and
     Sale of Fund Shares                          1.51%     2.96%         3.35%
-----------------------------------------------------------------------------------------------------------
Merrill Lynch 1-3 Year U.S. Corporate/Government
Index 1
(reflects no deduction for fees, expenses or
taxes)                                            2.74%     5.74%         3.49%       Since 6/30/94
-----------------------------------------------------------------------------------------------------------

1 The Merrill Lynch 1-3 year U.S. Corporate/Government Index is a market capitalization weighted index including U.S. Treasury and Agency bonds and U.S. fixed coupon investment grade corporate bonds (U.S. domestic and Yankee/global bonds). U.S. Treasury bonds must have at least $1 billion face value outstanding and agency and corporate bonds must have at least $150 million face value outstanding to be included in the index. Both total return and price returns are calculated daily. Prices are taken as of approximately 3 p.m. Eastern Time. Quality range is BBB3-AAA based on composite Moody and S&P ratings. Maturities for all bonds are greater than or equal to one year and less than three years. Floaters, Equipment Trust Certificates, and Title 11 securities are excluded.

FUND FEES AND EXPENSES

See page 78 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT TOTAL RETURN ADVANTAGE FUND

FUND SUMMARY

INVESTMENT GOAL                                  Current income as well as
                                                 preservation of capital

PRINCIPAL INVESTMENT STRATEGY                    Investing in investment grade
                                                 fixed income securities,
                                                 while maintaining an average
                                                 dollar-weighted maturity of
                                                 between four and twelve years

PRINCIPAL RISKS                                  Market risk, credit risk,
                                                 interest rate risk,
                                                 prepayment/extension risk,
                                                 active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Total Return Advantage Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets in investment grade debt securities. The Fund invests primarily in fixed income securities of all types, including asset-backed securities and mortgage-backed securities and obligations of corporate and U.S. government issuers. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. In buying and selling securities for the Fund, the Adviser uses a number of strategies, including duration/maturity management, sector allocation and individual security selection. The Fund may invest up to 15% of its assets in fixed income securities that are unrated or rated below investment grade, sometimes known as "junk bonds." The Fund does not intend to invest in junk bonds rated by Standard & Poor's, at the time of purchase, below C or that are of equivalent quality as determined by the Adviser. If a security is downgraded below C or the equivalent, the Adviser will reevaluate whether continuing to hold the security is in the best interest of the shareholders. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

The Fund normally maintains an average dollar-weighted maturity of between four and twelve years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law. Junk bonds involve greater risks of default or downgrade and are more volatile than investment grade securities.

Junk bonds involve greater risk of price declines than investment grade securities due to actual or perceived changes in an issuer's creditworthiness. In addition, issuers of junk bonds may be more susceptible than other issuers to economic downturns. Junk bonds are subject to the risk that the issuer may not be able to pay interest or dividends on a timely basis and ultimately to repay principal upon maturity. Discontinuation of these payments could substantially adversely affect the market value of the security.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1995      1996     1997    1998     1999     2000     2001     2002       2003
19.18%    3.11%    8.91%   9.05%    -2.95%   12.38%   7.28%    11.09%     5.12%

Best Quarter                6.90%            (6/30/95)
Worst Quarter              -2.52%            (3/31/96)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was -0.34%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN U.S. GOVERNMENT/CREDIT BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

-----------------------------------------------------------------------------------------------------------
CLASS I SHARES                                       1 YEAR  5 YEARS SINCE INCEPTION  DATE OF INCEPTION
-----------------------------------------------------------------------------------------------------------
Allegiant Total Return Advantage Fund                                                   7/7/94
       Returns Before Taxes                          5.12%    6.44%       7.62%
       Returns After Taxes on Distributions          3.07%    4.04%       4.85%
       Returns After Taxes on Distributions and
       Sale of Fund Shares                           3.62%    4.02%       4.78%
-----------------------------------------------------------------------------------------------------------
Lehman U.S. Government/Credit Bond Index 1           4.67%    6.66%       7.86%        Since 6/30/94
(reflects no deduction for fees, expenses or taxes)
-----------------------------------------------------------------------------------------------------------

1 The Lehman U.S. Government/Credit Bond Index is a widely recognized index of government and corporate debt securities rated investment grade or better, with maturities of at least one year.

FUND FEES AND EXPENSES
See page 79 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT ULTRA SHORT BOND FUND
         (FORMERLY KNOWN AS THE "ARMADA SHORT DURATION BOND FUND")

FUND SUMMARY

INVESTMENT GOAL                              High current income while
                                             preserving capital

PRINCIPAL INVESTMENT STRATEGY                Investing in high-quality fixed
                                             income securities with an
                                             average maturity of 9 to
                                             15 months

PRINCIPAL RISKS                              Market risk, credit risk,
                                             interest rate risk,
                                             prepayment/extension risk,
                                             active trading risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Ultra Short Bond Fund's investment objective is to obtain high current income while preserving capital. The investment objective may be changed without a shareholder vote.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in debt securities, primarily U.S. government securities, corporate bonds, asset-backed securities and mortgage-backed securities. U.S. government securities may include securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund normally intends to maintain an average portfolio duration of 0.8 to 1.2 years. Duration measures price volatility by estimating the change in price of a debt security in response to changes in interest rates. For example, with a rise of 1% in interest rates, a bond's value may be expected to fall approximately 1% for each year of its duration. Thus the higher the Fund's duration, the more volatile the price of its shares will be. The Adviser may adjust the Fund's average duration within the 0.8 to 1.2 year range to take advantage of expected changes in interest rates.

In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Adviser will primarily seek to add value by emphasizing market sectors and individual securities that, based on historical yield relationships, represent an attractive valuation. Normally, all securities purchased by the Fund will be rated investment grade at the time of purchase, or be of comparable quality if unrated. If a security is downgraded, the Adviser will reevaluate the holding to determine whether it is in the interests of investors to sell. The Fund also utilizes an active trading approach. The Adviser may choose to sell a holding when it no longer offers attractive growth prospects or to take advantage of a better investment opportunity.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ACTIVE TRADING RISK. The Fund's Adviser frequently buys and sells securities, which results in correspondingly higher expenses and other transaction costs, and which are ultimately borne by the Fund's shareholders. Higher portfolio turnover rates may also generate larger taxable income and taxable capital gains than would result from lower portfolio turnover rates and may create higher tax liability for the Fund's shareholders.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

2003
1.76%

Best Quarter               0.73%            (3/31/03)
Worst Quarter              0.23%            (12/31/03)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was 0.29%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE MERRILL LYNCH 1-3 YEAR U.S. CORPORATE/GOVERNMENT INDEX AND THE MERRILL LYNCH 1 YEAR U.S. TREASURY INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

----------------------------------------------------------------------------------------------------
CLASS I SHARES                                      1 YEAR   SINCE INCEPTION    DATE OF INCEPTION
----------------------------------------------------------------------------------------------------
Allegiant Ultra Short Bond Fund                                                      12/2/02
       Returns Before Taxes                          1.76%        2.12%
       Returns After Taxes on Distributions          1.14%        1.50%
       Returns After Taxes on Distributions and
       Sale of Fund Shares                           1.14%        1.44%
----------------------------------------------------------------------------------------------------
Merrill Lynch 1-3 year U.S. Corporate/Government
Index 1
(reflects no deduction for fees, expenses or taxes)  2.74%        3.49%            Since 11/30/02
----------------------------------------------------------------------------------------------------
Merrill Lynch 1 Year U.S. Treasury Index 2,3
(reflects no deduction for fees, expenses or taxes   1.45%        1.69%            Since 11/30/02
----------------------------------------------------------------------------------------------------

1 The Merrill Lynch 1-3 year U.S. Corporate/Government Index is a market capitalization weighted index including U.S. Treasury and Agency bonds and U.S. fixed coupon investment grade corporate bonds (U.S. domestic and Yankee/global bonds). U.S. Treasury bonds must have at least $1 billion face value outstanding and agency and corporate bonds must have at least $150 million face value outstanding to be included in the index. Both total return and price returns are calculated daily. Prices are taken as of approximately 3 p.m. Eastern Time. Quality range is BBB3-AAA based on composite Moody and S&P ratings. Maturities for all bonds are greater than or equal to one year and less than three years. Floaters, Equipment Trust Certificates, and Title 11 securities are excluded.

2 The Merrill Lynch 1 Year U.S. Treasury Index, a market capitalization weighted index including U.S. Treasuries, is an unmanaged index not available for direct investment.

3 On November 19, 2004, the Fund's benchmark was changed to the Merrill Lynch 1 Year U.S. Treasury Index. The Adviser feels that this index more appropriately reflects the type and duration of securities held in the portfolio and provides the best comparative performance information.

FUND FEES AND EXPENSES

See page 79 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                         BOND FUND     GOVERNMENT MORTGAGE FUND
--------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed         None                None
on Purchases (as a percentage of
offering price)
--------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)        None                None
--------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                             None                None
--------------------------------------------------------------------------------
Redemption Fee (as a percentage of          None                None
amount redeemed, if applicable)
--------------------------------------------------------------------------------
Exchange Fee                                None                None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)

Investment Advisory Fees                     0.55%             0.55% 2
--------------------------------------------------------------------------------
Distribution
(12b-1) Fees 1                               0.05%             0.05%
--------------------------------------------------------------------------------
Other Expenses                               0.14%             0.18%
--------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                           0.74%             0.78% 2
--------------------------------------------------------------------------------


SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                       INTERMEDIATE BOND FUND    LIMITED MATURITY BOND FUND
---------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed           None                          None
on Purchases (as a percentage of
offering price)
---------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)          None                          None
---------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                               None                          None
---------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of            None                          None
amount redeemed, if applicable)
---------------------------------------------------------------------------------------------
Exchange Fee                                  None                          None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)

Investment Advisory Fees 2                   0.55%                         0.45%
---------------------------------------------------------------------------------------------
Distribution (12b-1) Fees 1                  0.05%                         0.05%
---------------------------------------------------------------------------------------------
Other Expenses                               0.14%                         0.14%
---------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 2                         0.74%                         0.64%
---------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                     TOTAL RETURN ADVANTAGE FUND            ULTRA SHORT BOND FUND
---------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed             None                                None
on Purchases (as a percentage of
offering price)
---------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)            None                                None
---------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                                 None                                None
---------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of              None                                None
amount redeemed, if applicable)
---------------------------------------------------------------------------------------------------------
Exchange Fee                                    None                                None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)

Investment Advisory Fees 2                     0.55%                               0.40%
---------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees 1                    0.05%                               0.02%
---------------------------------------------------------------------------------------------------------
Other Expenses                                 0.15%                               0.14%
---------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 2                           0.75%                               0.56%
---------------------------------------------------------------------------------------------------------

1 Represents actual Distribution (12b-1) Fees incurred by each Fund's Class I Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class I Shares but expects such reimbursements to be no more than 0.05% (0.02% for the Ultra Short Bond Fund) during the current fiscal year.

2 The Adviser waived a portion of its advisory fees for certain Funds during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                          ADVISORY        TOTAL
  FUND                                      FEES        EXPENSES
  Government Mortgage Fund                  0.40%         0.63%
  Intermediate Bond Fund                    0.40%         0.59%
  Limited Maturity Fund                     0.35%         0.54%
  Total Return Advantage Fund               0.40%         0.60%
  Ultra Short Bond Fund                     0.20%         0.36%


   The Adviser expects to continue waiving a portion of its advisory fees for these Funds during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                          ADVISORY        TOTAL
  FUND                                      FEES        EXPENSES
  Government Mortgage Fund                  0.40%         0.63%
  Intermediate Bond Fund                    0.40%         0.59%
  Limited Maturity Fund                     0.35%         0.54%
  Total Return Advantage Fund               0.40%         0.60%
  Ultra Short Bond Fund                     0.20%         0.36%

These fee waivers are voluntary and may be revised or discontinued at any time.


For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Allegiant Fixed Income Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                    1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                    ------    -------    -------    --------
BOND FUND                           $76         $237        $411       $918
GOVERNMENT MORTGAGE FUND             80          249         433        966
INTERMEDIATE BOND FUND               76          237         411        918
LIMITED MATURITY BOND FUND           65          205         357        798
TOTAL RETURN ADVANTAGE FUND          77          240         417        930
ULTRA SHORT BOND FUND                57          179         313        701

TAX FREE BOND FUNDS

ALLEGIANT INTERMEDIATE TAX EXEMPT BOND FUND
         (formerly known as the "Armada National Tax Exempt Bond Fund")

FUND SUMMARY

INVESTMENT GOAL                           Current income exempt from
                                          federal income tax as is
                                          consistent with conservation
                                          of capital

PRINCIPAL INVESTMENT STRATEGY             Investing in municipal obligations
                                          that pay interest that
                                          is exempt from federal income tax

PRINCIPAL RISKS                           Market risk, interest rate risk,
                                          credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Intermediate Tax Exempt Bond Fund's investment objective is to provide current income exempt from federal income tax as is consistent with conservation of capital. The investment objective may be changed without a shareholder vote.

As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in bonds that generate income exempt from federal income tax (including the federal alternative minimum tax). Fund dividends may be taxable for state and local income tax purposes. Also, some Fund dividends may be taxable for federal income tax purposes, such as those derived from occasional taxable investments and distributions of short and long-term capital gains.

The Fund invests in a variety of municipal debt securities issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities. In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund primarily invests in investment grade securities. Investment grade municipal securities are those rated in one of the four highest rating categories as determined by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain a dollar-weighted average effective maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The performance of Class I Shares of the Allegiant Intermediate Tax Exempt Bond Fund for the period prior to April 9, 1998 is represented by the performance of a common trust fund which operated prior to the effectiveness of the registration statement of the Intermediate Tax Exempt Bond Fund. The common trust fund was advised by National City Bank, an affiliate of the Adviser. At the time of the Intermediate Tax Exempt Bond Fund's inception as a registered mutual fund, the common trust fund was operated using materially equivalent investment objectives, policies, guidelines and restrictions as those of the Fund. In connection with the Intermediate Tax Exempt Bond Fund's commencement of operations as a registered mutual fund, the common trust fund transferred its assets to the Fund. At the time of the transfer, the Adviser did not manage any other collective investment or common trust funds using materially equivalent investment objectives, policies, guidelines and restrictions to those of the Intermediate Tax Exempt Bond Fund.

The common trust fund was not open to the public generally, or registered under the Investment Company Act of 1940 (the "1940 Act"), or subject to certain restrictions that are imposed by the 1940 Act and the Internal Revenue Code. If the common trust fund had been registered under the 1940 Act, performance may have been adversely affected. Performance quotations of the common trust fund represent past performance of the common trust fund, which are separate and distinct from the Intermediate Tax Exempt Bond Fund, do not represent past performance of the Fund, and should not be considered as representative of future results of the Fund.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1994    1995    1996     1997     1998    1999     2000   2001     2002   2003
-4.58%  14.05%  -1.07%   6.57%    5.95%   -1.12%   8.99%  4.52%    8.54%  3.99%

Best Quarter                3.74%            (6/30/02)
Worst Quarter              -1.93%            (6/30/99)



The Fund's year-to-date total return for Class I Shares through June 30, 2004 was -1.10%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN 7 YEAR MUNICIPAL BOND INDEX. AFTER-TAX RETURNS ARE SHOWN ONLY SINCE THE FUND COMMENCED OPERATIONS AS A REGISTERED MUTUAL FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

------------------------------------------------------------------------------------------------------------
                                                                                             DATE OF
                                                                      SINCE COMMENCEMENT COMMENCEMENT AS
CLASS I SHARES                          1 YEAR   5 YEARS   10 YEARS   AS REGISTERED FUND REGISTERED FUND
------------------------------------------------------------------------------------------------------------

Allegiant Intermediate Tax Exempt Bond                                                        4/9/98
Fund
    Returns Before Taxes                3.99%     4.92%     4.45% 1          5.15%
    Returns After Taxes on
    Distributions                       3.99%     4.91%      N/A 2           4.03%
    Returns After Taxes on
    Distributions and Sale of Fund
    Shares                              3.95%     4.81%      N/A 2           4.03%
------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 3    5.45%     5.92%      5.85%           6.03%         Since 3/31/98
(reflects no deduction for fees,
expenses or taxes)
------------------------------------------------------------------------------------------------------------

1 Performance for periods prior to the Fund's commencement of operations as a registered mutual fund reflects performance of the predecessor common trust fund described above.

2 After-tax returns for periods prior to commencement of operations as a registered mutual fund are not available.

3 The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 94 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND
        (formerly known as the "Armada Michigan Municipal Bond Fund")

FUND SUMMARY

INVESTMENT GOAL                          Current income exempt from
                                         federal income tax and, to the
                                         extent possible, from Michigan
                                         personal income tax, as is
                                         consistent with conservation of
                                         capital

PRINCIPAL INVESTMENT STRATEGY            Investing in municipal obligations
                                         that pay interest that is exempt
                                         from federal and Michigan state
                                         income taxes

PRINCIPAL RISKS                          Market risk, interest rate
                                         isk, credit risk, single
                                         state risk, non-diversification
                                         risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Michigan Intermediate Municipal Bond Fund's investment objective is to provide current income exempt from federal income tax and, to the extent possible, from Michigan personal income tax, as is consistent with conservation of capital. Such income may be subject to the federal alternative minimum tax when received by certain shareholders. The investment objective may be changed without a shareholder vote.

The Fund invests primarily in debt securities issued by or on behalf of the State of Michigan, its political subdivisions and its agencies and instrumentalities that generate income exempt from federal and Michigan state income taxes, but may be treated as a preference item for individuals for purposes of the federal alternative minimum tax (Michigan municipal bonds). As a matter of fundamental policy, the Fund normally invests at least 80% of the value of its net assets plus any borrowings for investment purposes in Michigan municipal bonds. The Fund also invests in municipal securities issued by or on behalf of territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities.

Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends will generally be subject to state and local income taxes for any shareholders who are not Michigan residents.

In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities. The Fund invests in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of its shareholders. The Fund normally will maintain a dollar-weighted average portfolio maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Michigan municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Michigan makes the Fund susceptible to economic, political and regulatory events that affect Michigan.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone Michigan Municipal Bond Fund which was reorganized into the Allegiant Michigan Intermediate Municipal Bond Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1994     1995     1996    1997     1998   1999    2000     2001    2002   2003
-2.86%   13.63%   3.03%   7.19%    5.00%  -1.34%  8.90%    4.62%   8.33%  4.09%

Best Quarter                5.25%            (3/31/95)
Worst Quarter              -3.28%            (3/31/94)



The Fund's year-to-date total return for Class I Shares through June 30, 2004 was -0.87%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

--------------------------------------------------------------------------------
CLASS I SHARES                                    1 YEAR    5 YEARS  10 YEARS
--------------------------------------------------------------------------------
Allegiant Michigan Intermediate Municipal Bond
Fund
     Returns Before Taxes                         4.09%      4.86%    4.96%
     Returns After Taxes on Distributions         4.09%      4.83%    4.91%
     Returns After Taxes on Distributions and
     Sale of Fund Shares                          4.12%      4.78%    4.87%
--------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                            5.45%      5.92%    5.85%
--------------------------------------------------------------------------------

1 The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 94 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT OHIO INTERMEDIATE TAX EXEMPT BOND FUND
         (formerly known as the "Armada Ohio Tax Exempt Bond Fund")

FUND SUMMARY

INVESTMENT GOAL                         Current income exempt from
                                        federal income tax and, to the
                                        extent possible, Ohio personal
                                        income taxes, consistent with
                                        conservation of capital

PRINCIPAL INVESTMENT STRATEGY           Investing in municipal obligations
                                        that pay interest that is exempt
                                        from federal income and Ohio
                                        personal income taxes

PRINCIPAL RISKS                         Market risk, interest rate risk,
                                        credit risk, single state risk,
                                        non-diversification
                                        risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Ohio Intermediate Tax Exempt Bond Fund's investment objective is to provide current income exempt from federal income tax and, to the extent possible, from Ohio personal income tax, as is consistent with the conservation of capital. The investment objective may be changed without a shareholder vote.

As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in debt securities issued by the State of Ohio, its political subdivisions and their agencies and instrumentalities that generate income exempt from federal income taxes (including the federal alternative minimum tax) and Ohio personal income taxes (Ohio municipal bonds). Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends may be subject to state and local income taxes for any shareholders who are not Ohio residents. In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund invests primarily in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain an average weighted effective maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Ohio municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Ohio makes the Fund susceptible to economic, political and regulatory events that affect Ohio.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1994     1995     1996   1997    1998   1999     2000    2001    2002    2003
-4.27%   13.44%   3.93%  7.24%   5.44%  -1.11%   8.77%   4.46%   8.79%   3.77%

Best Quarter                5.13%            (3/31/95)
Worst Quarter              -4.88%            (3/31/94)

The Fund's year-to-date total return for Class I Shares through June 30, 2004 was -0.98%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

 -----------------------------------------------------------------------------
 CLASS I SHARES                                 1 YEAR   5 YEARS  10 YEARS
 -----------------------------------------------------------------------------
 Allegiant Ohio Intermediate Tax Exempt Bond
 Fund
        Returns Before Taxes                    3.77%     4.87%    4.93%
        Returns After Taxes on Distributions    3.77%     4.87%    4.93%
        Returns After Taxes on Distributions
        and Sale of Fund Shares                 3.73%     4.78%    4.87%
  ------------------------------------------------------ ----------------------
 Lehman 7-Year Municipal Bond Index 1           5.45%     5.92%    5.85%
 (reflects no deduction for fees, expenses or
 taxes)
 -----------------------------------------------------------------------------

1 The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 95 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ALLEGIANT PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
         (formerly known as the "Armada Pennsylvania Municipal Bond Fund")

FUND SUMMARY

INVESTMENT GOAL                            Current income exempt from
                                           both regular federal income tax
                                           and, to the extent possible,
                                           Pennsylvania personal income
                                           tax as is consistent with
                                           conservation of capital

PRINCIPAL INVESTMENT STRATEGY              Investing in municipal obligations
                                           that pay interest that is exempt
                                           from federal income and
                                           Pennsylvania personal income
                                           taxes

PRINCIPAL RISKS                            Market risk, interest rate
                                           risk, credit risk, single
                                           state risk, non-diversification
                                           risk

PRINCIPAL INVESTMENT STRATEGIES

The Allegiant Pennsylvania Intermediate Municipal Bond Fund's investment objective is to provide current income exempt from regular federal income tax and, to the extent possible, from Pennsylvania personal income tax as is consistent with conservation of capital. The investment objective may be changed without a shareholder vote.

The Fund invests primarily in debt securities issued by or on behalf of the Commonwealth of Pennsylvania, its political subdivisions and its agencies and instrumentalities that generate income exempt from federal income and Pennsylvania personal income taxes, but may be treated as a preference item for individuals for purposes of the federal alternative minimum tax (Pennsylvania municipal bonds). As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in Pennsylvania municipal bonds.

Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends may be subject to state and local income taxes for any shareholders who are not Pennsylvania residents.

In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund primarily invests in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain an average weighted portfolio maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Pennsylvania municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Pennsylvania makes the Fund susceptible to economic, political and regulatory events that affect Pennsylvania.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1995      1996     1997     1998     1999     2000     2001     2002     2003
9.93%     3.91%    6.94%    5.62%    -0.96%   8.77%    4.44%    8.20%    3.89%

Best Quarter                3.86%            (9/30/02)
Worst Quarter              -1.83%            (6/30/99)


The Fund's year-to-date total return for Class I Shares through June 30, 2004 was -1.24%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2003 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                        1 YEAR     5 YEARS  SINCE INCEPTION DATE OF INCEPTION
------------------------------------------------------------------------------------------------------------
Allegiant Pennsylvania Intermediate Municipal Bond                                             8/10/94
Fund
     Returns Before Taxes                              3.89%      4.81%        5.28%
     Returns After Taxes on Distributions              3.89%      4.80%        5.26%
     Returns After Taxes on Distributions and Sale
     of Fund Shares                                    3.79%      4.73%        5.16%
------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 1                   5.45%      5.92%        6.38%        Since 7/31/94
(reflects no deduction for fees, expenses or taxes)
------------------------------------------------------------------------------------------------------------

1 The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 95 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                   INTERMEDIATE TAX       MICHIGAN INTERMEDIATE
                                   EXEMPT BOND FUND        MUNICIPAL BOND FUND
--------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed       None                    None
on Purchases (as a percentage of
offering price)
--------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)      None                    None
--------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                           None                    None
--------------------------------------------------------------------------------
Redemption Fee (as a percentage of        None                    None
amount redeemed, if applicable)
--------------------------------------------------------------------------------
Exchange Fee                              None                    None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)

Investment Advisory Fees 1               0.55%                   0.55%
--------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                           0.05%                   0.05%
--------------------------------------------------------------------------------
Other Expenses                           0.15%                   0.15%
--------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 1                     0.75%                   0.75%
--------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                             OHIO INTERMEDIATE TAX EXEMPT  PENNSYLVANIA INTERMEDIATE
                                      BOND FUND               MUNICIPAL BOND FUND
------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed         None                     None
on Purchases (as a percentage of
offering price)
------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as a percentage of net asset value)        None                     None
------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                             None                     None
------------------------------------------------------------------------------------
Redemption Fee (as a percentage of          None                     None
amount redeemed, if applicable)
------------------------------------------------------------------------------------
Exchange Fee                                None                     None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)


Investment Advisory Fees 1                 0.55%                    0.55%
------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                             0.05%                    0.05%
------------------------------------------------------------------------------------
Other Expenses                             0.15%                    0.18%
------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 1                       0.75%                    0.78%
------------------------------------------------------------------------------------

1 The Adviser waived a portion of its advisory fees for each Fund during the last fiscal year. After these fee waivers, each Fund's Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                             ADVISORY           TOTAL
  FUND                                         FEES           EXPENSES
  Intermediate Tax Exempt Bond Fund           0.40%             0.60%
  Michigan Intermediate Municipal Bond
  Fund                                        0.40%             0.60%
  Ohio Intermediate Tax Exempt Bond Fund      0.40%             0.60%
  Pennsylvania Intermediate Municipal
  Bond Fund                                   0.40%             0.63%

   The Adviser expects to continue waiving a portion of its advisory fees for the Funds during the current fiscal year. After these fee waivers, each Fund's Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                              ADVISORY          TOTAL
  FUND                                          FEES          EXPENSES
  Intermediate Tax Exempt Bond Fund            0.40%            0.59%
  Michigan Intermediate Municipal Bond
  Fund                                         0.40%            0.59%
  Ohio Intermediate Tax Exempt Bond Fund       0.40%            0.59%
  Pennsylvania Intermediate Municipal
  Bond Fund                                    0.40%            0.61%

  These fee waivers are voluntary and may be revised or discontinued at any time.

2 Represents actual Distribution (12b-1) Fees incurred by each Fund's Class I
  Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class I Shares but expects such reimbursements to be no more than 0.05% during the current fiscal year.

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Allegiant Tax Free Bond Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                           1 YEAR   3 YEARS  5 YEARS  10 YEARS
                                           ------   -------  -------  --------
INTERMEDIATE TAX EXEMPT BOND FUND            $77      $240     $417     $930
MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND     77       240      417      930
OHIO INTERMEDIATE TAX EXEMPT BOND FUND        77       240      417      930
PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND
FUND                                          80       249      433      966

MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES

This section provides additional information about the principal investment strategies used by the Funds and the related risks. Our Statement of Additional Information contains more information about the particular types of securities in which the Funds invest. The Aggressive Allocation and Conservative Allocation Funds indirectly may be subject to the risks applicable to the Underlying Allegiant Funds in which they may invest (i.e., the Allegiant International Equity, Allegiant Large Cap Growth, Allegiant Large Cap Value, Allegiant Small Cap Growth, Allegiant Small Cap Value, Allegiant Bond, Allegiant Intermediate Bond and Allegiant Money Market Funds). See "Information About the Underlying Allegiant Money Market Fund" on page 106 for information about the principal investment strategies and risks for the Allegiant Money Market Fund, which is offered for sale in a separate prospectus. A description of the Funds' policies and procedures with respect to the disclosure of the Funds' portfolio securities is available in the Funds' Statement of Additional Information, which is available on the Funds' website. The following chart indicates the specific types of investments in which each Fund primarily invests.

                                           FIXED   EXCHANGE             HIGH-YIELD                             MORTGAGE-
                  EQUITY    CONVERIBLE    INCOME   TRADED  GOVERNMENT  LOWER RATED MUNICIPAL   ASSET-BACKED     BACKED     FOREIGN
                SECURITIES  SECURITIES  SECURITIES  FUNDS  SECURITIES  SECURITIES  SECURITIES   SECURITIES    SECURITIES  SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
INTERNATIONAL
EQUITY FUND         X                                X                                                                         X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
LARGE CAP
CORE EQUITY FUND    X                                X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
LARGE CAP
GROWTH FUND         X                                X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
LARGE CAP
VALUE FUND          X                                X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
MID CAP
GROWTH FUND         X                                X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
MID CAP
VALUE FUND          X                                X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
S&P 500
INDEX FUND          X                                X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
SMALL CAP
CORE FUND           X                                X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
SMALL CAP
GROWTH FUND         X                                X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
SMALL CAP
VALUE FUND          X                                X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
AGGRESSIVE
ALLOCATION FUND     X            X          X        X          X                                    X             X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
BALANCED
ALLOCATION FUND     X     X      X          X        X          X                                    X             X           X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
CONSERVATIVE
ALLOCATION FUND     X            X          X        X          X                                    X             X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
BOND FUND                        X          X        X          X                                    X             X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
GOVERNMENT
MORTGAGE FUND                    X          X        X          X                                    X             X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
INTERMEDIATE
BOND FUND                        X          X        X          X                                    X             X
------------------------------------------------------------------------------------------------------------------------------------

                                           FIXED   EXCHANGE             HIGH-YIELD                             MORTGAGE-
                  EQUITY    CONVERIBLE    INCOME   TRADED  GOVERNMENT  LOWER RATED MUNICIPAL   ASSET-BACKED     BACKED     FOREIGN
                SECURITIES  SECURITIES  SECURITIES  FUNDS  SECURITIES  SECURITIES  SECURITIES   SECURITIES    SECURITIES  SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT LIMITED
MATURITY BOND FUND                          X        X          X                                    X             X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT TOTAL
RETURN
ADVANTAGE FUND                              X        X          X          X                         X             X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT ULTRA
SHORT
BOND FUND                                   X        X          X                                    X             X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
INTERMEDIATE
TAX EXEMPT
BOND FUND                                   X        X                                 X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT MICHIGAN
INTERMEDIATE
MUNICIPAL
BOND FUND                                   X                                          X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT OHIO
INTERMEDIATE TAX
EXEMPT BOND FUND                            X                                          X
------------------------------------------------------------------------------------------------------------------------------------
ALLEGIANT
PENNSYLVANIA
INTERMEDIATE
MUNICIPAL
BOND FUND                                   X                                          X
------------------------------------------------------------------------------------------------------------------------------------

EQUITY SECURITIES
Equity securities include publicly and privately issued equity securities, common and preferred stocks, warrants, rights to subscribe to common stock and convertible securities, as well as instruments that attempt to track the price movement of equity indices. Investments in equity securities and equity derivatives in general are subject to market risks that may cause their prices to fluctuate over time. The value of securities convertible into equity securities, such as warrants or convertible debt, is also affected by prevailing interest rates, the credit quality of the issuer and any call provision. Fluctuations in the value of equity securities in which a mutual fund invests will cause a fund's net asset value to fluctuate. An investment in a portfolio of equity securities may be more suitable for long-term investors who can bear the risk of these share price fluctuations. Although the Equity Funds may from time to time invest in the various types of equity securities discussed in this paragraph, the only equity securities invested in as a principal investment strategy are common stocks.

CONVERTIBLE SECURITIES
Convertible securities have characteristics of both fixed income and equity securities. The value of a convertible security tends to move with the market value of the underlying stock, but may also be affected by interest rates, credit quality of the issuer and any call provisions.

FIXED INCOME SECURITIES
The market values of fixed income investments change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates.

Some fixed income securities may be subject to call risk. During periods of falling interest rates, certain debt obligations with high interest rates may be prepaid (or "called") by the issuer prior to maturity. This may cause a Fund's average weighted maturity to fluctuate, and may require a Fund to invest the resulting proceeds at lower interest rates.

Some fixed income securities may be subject to event risk. Securities may suffer declines in credit quality and market value due to issuer restructurings or other factors. This risk should be reduced because of the diversification provided by a Fund's multiple holdings.

EXCHANGE-TRADED FUNDS
Each Fund (except the Intermediate Tax Exempt Bond Fund, Michigan Intermediate Municipal Bond Fund, Ohio Intermediate Tax Exempt Bond Fund, and Pennsylvania Intermediate Municipal Bond Fund) may invest in various types of exchange-traded funds ("ETFs"). ETFs own stocks included in a particular index and changes in the market price of ETFs (before deducting the ETFs' expenses) are generally expected to track the movement of the associated index relatively closely. However, the price movement of ETFs may not perfectly parallel the price action of the associated indices. To the extent a Fund invests in ETFs, shareholders of the Fund may be subject to duplicative management fees. ETFs include iSharesSM, Standard & Poor's Depositary ReceiptsTM ("SPDRs"), S&P Sector SPDRs, DIAMONDS, and other security baskets. iShares are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the MSCI indices for various countries and regions. The market prices of iShares are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares on the AMEX. However, iShares have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the AMEX necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares occur in the future, the liquidity and value of a Fund's shares could also be substantially and adversely affected. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares as part of its investment strategy. SPDRs are exchange-traded shares that represent ownership in the SPDR Trust, an investment company that was established to own the stocks included in the S&P 500 Index. S&P Sector SPDRs are similar investment companies that own the stocks included in various sector indexes. DIAMONDS are similar to SPDRs, but own the securities consisting of all of the stocks of the Dow Jones Industrial Average. The 1940 Act limits investments by registered investment companies in the securities of other investment companies. However, a Fund may invest in ETFs in excess of these limits in accordance with SEC exemptive relief granted to such ETFs.

GOVERNMENT SECURITIES
As part of their principal investment strategies, each of the Allegiant Balanced Allocation Fund, Allegiant Bond Fund, Allegiant Intermediate Bond Fund, Allegiant Limited Maturity Bond Fund, Allegiant Ultra Short Bond Fund and Allegiant Total Return Advantage Fund may invest in securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as GNMA, FNMA, Freddie Mac and FHLBs, as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

HIGH-YIELD, LOWER RATED SECURITIES (or "junk bonds") are subject to additional risks, including:

o High-yield, lower rated securities involve greater risk of default or price declines than investments in investment grade securities (e.g., securities rated BBB or higher by S&P or Baa or higher by Moody's) due to changes in the issuer's creditworthiness.

o The market for high-yield, lower rated securities may be thinner and less active, causing market price volatility and limited liquidity in the secondary market. This may limit the ability of a Fund to sell these securities at their fair market values either to meet redemption requests, or in response to changes in the economy or the financial markets.

o Market prices for high-yield, lower rated securities may be affected by investors' perception of the issuer's credit quality and the outlook for economic growth. Thus, prices for high-yield, lower rated securities may move independently of interest rates and the overall bond market.

o The market for high-yield, lower rated securities may be adversely affected by legislative and regulatory developments.

MUNICIPAL SECURITIES
There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes to the financial condition or credit rating of municipal issuers may also adversely affect the value of a Fund's municipal securities. Constitutional or legislative limits on borrowing by municipal issuers may result in reduced supplies of municipal securities. Moreover, certain municipal securities are backed only by a municipal issuer's ability to levy and collect taxes.

In addition, a Fund's concentration of investments in issuers located in a single state makes the Fund more susceptible to adverse political or economic developments affecting that state. A Fund that concentrates its investments in a single state may be riskier than mutual funds that buy securities of issuers in numerous states.

ASSET-BACKED SECURITIES
Asset-backed securities are fixed income securities representing an interest in a pool of shorter-term loans such as automobile loans, home equity loans, equipment or computer leases or credit card receivables. The payments from the loans are passed through to the security holder. The loans underlying asset-backed securities tend to have prepayment rates that do not vary with interest rates. In addition, the short-term nature of the loans reduces the impact of any change in prepayment level. However, it is possible that prepayments will alter the cash flow on asset-backed securities and it is not possible to determine in advance the actual final maturity date or average life. Faster prepayment will shorten the average life and slower prepayment will lengthen it, affecting the price volatility of the security. However, it is possible to determine what the range of that movement could be and to calculate the effect that it will have on the price of the security.

MORTGAGE-BACKED SECURITIES
Mortgage-backed securities are fixed income securities representing an interest in a pool of underlying mortgage loans. They are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage-backed security. Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase exacerbating its decrease in market price. When interest rates fall, however, mortgage-backed securities may not gain as much in market value because of the expectation of additional mortgage prepayments that must be reinvested at lower interest rates. Prepayment risk may make it difficult to calculate the average maturity of a portfolio of mortgage-backed securities and, therefore, to assess the volatility risk of that portfolio.

FOREIGN SECURITIES
Investments in securities of foreign companies or governments can be more volatile than investments in U.S. companies or governments. Diplomatic, political, or economic developments, including nationalization or expropriation, could affect investments in foreign countries. Foreign securities markets generally have less trading volume and less liquidity than U.S. markets. In addition, the value of securities denominated in foreign currencies, and of dividends from such securities, can change significantly when foreign currencies strengthen or weaken relative to the U.S. dollar. Foreign companies or governments generally are not subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic U.S. companies or governments. Transaction costs are generally higher than those in the U.S. and expenses for custodial arrangements of foreign securities may be somewhat greater than typical expenses for custodial arrangements of similar U.S. securities. Investment in sovereign debt obligations by certain Funds involves risks not present in debt obligations of corporate issuers. The issuer of debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in volatility of market prices of sovereign debt and, in turn, a Fund's net asset value, to a greater extent than the volatility inherent in debt obligations of U.S. issuers. Some foreign governments levy withholding taxes against dividend and interest income. Although in some countries a portion of these taxes is recoverable, the non-recovered portion will reduce the income received from the securities comprising the portfolio.

Investments in foreign securities denominated in foreign currencies involve additional risks, including:

o The value of a Fund's assets measured in U.S. dollars may be affected by changes in currency rates and in exchange control regulations.

o A Fund may incur substantial costs in connection with conversions between various currencies.

o A Fund may be unable to hedge against possible variations in foreign exchange rates or to hedge a specific security transaction or portfolio position.

o Only a limited market currently exists for hedging transactions relating to currencies in certain emerging markets.

THE FUND OF FUNDS STRUCTURE OF THE AGGRESSIVE ALLOCATION AND
CONSERVATIVE ALLOCATION FUNDS

Each of the Aggressive Allocation and Conservative Allocation Funds is structured as a "fund of funds," which means that each Fund attempts to implement its investment strategies by investing in Underlying Allegiant Funds.

Each Fund has its own distinct risk and reward characteristics, investment objectives, policies and strategies. The Adviser constructs and maintains asset allocation strategies for the Funds. The degree to which a Fund is invested in the particular market segments and/or asset classes represented by the Underlying Allegiant Funds varies, as does the investment risk and reward potential represented by each Fund. Because of the historical lack of correlation between various asset classes, an investment in the Funds may reduce an investor's overall level of volatility. As a result, an asset allocation strategy may reduce risk.

In managing the Funds, the Adviser focuses on three key principles: asset allocation, portfolio structure, and continuous Fund management. Asset allocation across appropriate asset classes (i.e., the Underlying Allegiant Funds) is the central theme of Allegiant's investment philosophy. The Adviser seeks to reduce risk by investing in Underlying Allegiant Funds that are diversified within each asset class. Finally, the Adviser regularly rebalances to ensure that the appropriate mix of assets is constantly in place.

Each Fund reserves the ability to convert from the fund of funds structure in the future and to invest directly in the types of securities in which the Underlying Allegiant Funds invest. Shareholders will be notified in advance before the structure of a Fund is changed.

You may invest in the Underlying Allegiant Funds directly. By investing in the Underlying Allegiant Funds indirectly through the Funds, you will incur not only a proportionate share of the expenses of the Underlying Allegiant Funds held by the Funds, but also expenses of the Funds.

Each Underlying Allegiant Fund other than the Allegiant Money Market Fund is offered for sale by and described in this prospectus. Please see the following section for a description of the Allegiant Money Market Fund, which is offered for sale by a separate prospectus.

INFORMATION ABOUT THE UNDERLYING ALLEGIANT MONEY MARKET FUND

The Allegiant Money Market Fund's investment objective is to provide as high a level of current income as is consistent with liquidity and stability of principal. The investment objective may be changed without a shareholder vote.

The Fund invests in a variety of high quality money market securities, including certificates of deposit and other obligations issued by domestic and foreign banks, as well as commercial paper. Foreign obligations are U.S. dollar-denominated obligations (limited to commercial paper and other notes) issued or guaranteed by a foreign government or other entity located or organized in a foreign country that maintains a short-term foreign currency rating in the highest short-term ratings category by the requisite number of nationally recognized statistical rating organizations (NRSROs).

The Fund also may invest in obligations issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government and in repurchase agreements collateralized by government obligations and issued by financial institutions such as banks and broker-dealers. High quality money market instruments are securities that present minimal credit risks as determined by the Adviser and generally include securities that are rated at the time of purchase by an NRSRO in the highest two rating categories for such securities, and certain securities that are not rated but are of comparable quality as determined by the Adviser.

In selecting investments for the Fund, the Adviser actively buys throughout the money market yield curve, managing maturities to meet or exceed shareholder liquidity needs while seeking the highest possible yield consistent with the Fund's risk profile.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less (or in variable or floating rate obligations with maturities that may exceed 397 days if they meet certain conditions) that the Adviser believes present minimal credit risk. The Fund maintains an average weighted maturity of 90 days or less.

An investment in the Fund carries the following principal risks:

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although credit risk is low because the Fund invests only in high quality, short-term securities, if an issuer fails to pay interest or repay principal, the Fund could lose money which might lower the Fund's performance.

Although U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

COUNTERPARTY RISK. A repurchase agreement carries the risk that the other party may not fulfill its obligations under the agreement.

THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2003.

-------------------------------------------------------------------
CLASS I SHARES                    1 YEAR    5 YEARS   10 YEARS
-------------------------------------------------------------------
Allegiant Money Market Fund       0.78%      3.44%     4.26%
-------------------------------------------------------------------

MORE INFORMATION ABOUT FUND INVESTMENTS

The principal investments and strategies described earlier in this prospectus in the "Principal Investment Strategies" section for each Fund are those that we use under normal circumstances. Each Fund (except the Aggressive Allocation and Conservative Allocation Funds) also may invest in other securities, use other strategies and engage in other investment practices. Certain of these investments and strategies are described in this section. See our Statement of Additional Information for more detail on the investments and strategies used by the Funds.

For temporary defensive purposes, to avoid losses during unusual economic, market, political or other conditions, each Fund may invest up to 100% of its assets in short-term high quality debt instruments. These instruments would not ordinarily be consistent with a Fund's principal investment strategies, and may prevent a Fund from achieving its investment objective. A Fund will do so only if the Adviser believes that the risk of loss outweighs the opportunity for achieving the Fund's investment objective.

A Fund with a policy requiring it to invest at least 80% of its net assets in particular types of securities also may temporarily deviate from such policy in other limited, appropriate circumstances, such as unusually large cash inflows or redemptions, or the temporary unavailability of a sufficient supply of such securities. The 80% investment requirement generally applies at the time a Fund purchases securities. In the event a Fund no longer meets the 80% requirement (for example, as a result of changes in the value of its portfolio holdings or other circumstances beyond its control), the Fund will make future investments in a manner that would bring the Fund into compliance with the 80% requirement.

In fulfilling the 80% investment requirement referred to in the preceding paragraph, a Fund may include in the computation synthetic instruments with economic characteristics similar to the types of securities subject to the requirement, such as derivatives or futures contracts. A derivative is an instrument that derives its value from the performance of an underlying financial asset, index or other investment. A futures contract is an agreement to buy or sell a specific amount of a commodity or financial instrument at a particular price on a specified future date. Derivatives and futures contracts are not considered to be part of a Fund's principal investment strategies. These instruments may carry greater risk than other types of securities in which the Funds invest. Derivatives and futures contracts and their related risks are discussed in detail in our Statement of Additional Information.

Each Equity Fund may invest in foreign securities. The International Equity Fund invests in foreign securities as part of its principal investment strategy. The S&P 500 Index Fund will only invest in foreign securities if they are included in the S&P 500 Composite Stock Price Index. Each other Equity Fund may invest in foreign securities, but these Funds do not use such investments as part of their principal investment strategies.

Allegiant has obtained an order from the SEC that allows the Funds to use cash balances that have not been invested in portfolio securities and cash collateral from securities lending programs to purchase shares of the money market funds offered by Allegiant and Allegiant Advantage Fund. A Fund will hold shares of money market funds only to the extent that its total investment in the money market funds does not exceed 25% of its total assets. The Aggressive Allocation and Conservative Allocation Funds' investments in money market funds offered by Allegiant are limited to investments in the Allegiant Money Market Fund, in accordance with each such Fund's investment policies.

INVESTOR PROFILES

The table below provides information concerning the type of investor who might want to invest in each of the Funds. It is meant as a general guide only. Because they use different investment strategies, the Funds carry different levels of share price volatility. TAX EXEMPT FUNDS ARE GENERALLY NOT APPROPRIATE INVESTMENTS FOR TAX-DEFERRED RETIREMENT ACCOUNTS, SUCH AS IRAS, BECAUSE THEIR RETURNS ARE GENERALLY LOWER THAN THOSE OF TAXABLE FUNDS AND THE BENEFITS OF THE TAX EXEMPTION CANNOT BE REALIZED IN A TAX-DEFERRED ACCOUNT. Please consult your financial adviser for help in deciding which Fund is right for you.

                                  EQUITY FUNDS
--------------------------------------------------------------------------------
FUND                             MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
International Equity Fund        Investors seeking capital appreciation
                                 who are willing to accept the risks of
                                 investing in a fund that invests
                                 primarily in common stocks of
                                 foreign companies
--------------------------------------------------------------------------------
Large Cap Core Equity Fund       Investors seeking capital appreciation
                                 who are willing to accept the risks
                                 of investing in a fund that
                                 invests primarily in common
                                 stocks
--------------------------------------------------------------------------------
Large Cap Growth Fund            Investors seeking capital appreciation
                                 who are willing to accept the risks of
                                 investing in a fund that invests
                                 primarily in growth-oriented
                                 common stocks of large cap
                                 companies
--------------------------------------------------------------------------------
Large Cap Value Fund             Investors seeking capital appreciation
                                 who are willing to accept the risks of
                                 investing in a fund that invests
                                 primarily in value-oriented
                                 common stocks of large cap
                                 companies
--------------------------------------------------------------------------------
Mid Cap Growth Fund              Investors seeking capital appreciation
                                 who are willing to accept the risks of
                                 investing in a fund that invests
                                 primarily in growth-oriented
                                 common stocks of mid cap
                                 companies
--------------------------------------------------------------------------------
Mid Cap Value Fund               Investors seeking capital appreciation
                                 who are willing to accept the risks of
                                 investing in a fund that invests
                                 primarily in value-oriented
                                 common stocks of mid cap
                                 companies
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FUND                             MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
S&P 500 Index Fund               Investors seeking returns similar to
                                 those of the S&P 500 Composite
                                 Stock Price Index who are willing
                                 to accept the risks of investing in
                                 a fund that invests primarily in
                                 common stocks
--------------------------------------------------------------------------------
Small Cap Core Fund              Investors seeking capital appreciation
                                 who are willing to accept the risks of
                                 investing in a fund that invests
                                 primarily in common stocks of
                                 small cap companies
--------------------------------------------------------------------------------
Small Cap Growth Fund            Investors seeking capital appreciation
                                 who are willing to accept the risks of
                                 investing in a fund that invests
                                 primarily in growth-oriented
                                 common stocks of small cap
                                 companies
--------------------------------------------------------------------------------
Small Cap Value Fund             Investors seeking capital appreciation
                                 who are willing to accept the risks of
                                 investing in a fund that invests
                                 primarily in value-oriented
                                 common stocks of small cap
                                 companies
--------------------------------------------------------------------------------
                             ASSET ALLOCATION FUNDS
--------------------------------------------------------------------------------
FUND                             MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
Aggressive Allocation Fund       Investors seeking capital growth with
                                 the potential for above average
                                 total returns (as measured by the
                                 returns of the S&P 500 Composite
                                 Stock Price Index) who are willing
                                 to accept the risks of investing
                                 in a fund that may allocate a high
                                 percentage of its assets in
                                 Underlying Allegiant Funds that
                                 focus their investments in equity
                                 securities
--------------------------------------------------------------------------------
Balanced Allocation Fund         Investors seeking broad diversification
                                 by asset class and style to
                                 manage risk and provide the
                                 potential for above average total
                                 returns (as measured by the returns
                                 of the S&P 500 Composite Stock Price
                                 Index and the Lehman U.S. Aggregate
                                 Bond Index)
--------------------------------------------------------------------------------
Conservative Allocation Fund     Investors seeking current income
                                 with the potential for above average
                                 total returns (as measured by the
                                 returns of the Lehman U.S.
                                 Aggregate Bond Index) who are
                                 willing to accept the risks of
                                 investing in a fund that may
                                 allocate a high percentage of
                                 its assets in Underlying Allegiant
                                 Funds that focus their investments
                                 in fixed income securities
--------------------------------------------------------------------------------
                               FIXED INCOME FUNDS
--------------------------------------------------------------------------------
FUND                             MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
Bond Fund                        Investors seeking current
                                 income who are willing to accept
                                 the risks of investing in a fund
                                 that invests primarily in fixed
                                 income securities
--------------------------------------------------------------------------------
Government Mortgage Fund         Investors seeking current income
                                 who are interested
                                 in the lower credit risk
                                 associated with a fund that
                                 invests primarily in U.S.
                                 government fixed income
                                 securities
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FUND                             MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
Intermediate Bond Fund           Investors seeking current
                                 income who are willing to
                                 accept the risks of investing in
                                 a fund that invests primarily in
                                 intermediate term fixed income
                                 securities
--------------------------------------------------------------------------------
Limited Maturity Bond Fund       Investors seeking current
                                 income who are seeking to
                                 minimize share price
                                 volatility relative to our other
                                 fixed income funds and who are
                                 willing to accept the risks of
                                 investing in a fund that invests
                                 primarily in shorter term fixed
                                 income securities
--------------------------------------------------------------------------------
Total Return Advantage Fund      Investors seeking total return
                                 with less share price volatility
                                 than a fund that invests primarily
                                 in equity securities who are willing
                                 to accept the risks of investing
                                 in a fund that invests primarily
                                 in fixed income securities
--------------------------------------------------------------------------------
Ultra Short Bond Fund            Investors seeking high current
                                 income but who desire the
                                 relative safety of investing in
                                 a fund that invests
                                 primarily in shorter term
                                 investment quality debt
                                 securities
--------------------------------------------------------------------------------
                               TAX-FREE BOND FUNDS
--------------------------------------------------------------------------------
FUND                             MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
Intermediate Tax Exempt          Investors seeking current
Bond Fund                        income exempt from federal income
                                 tax who are willing to accept
                                 moderate share price volatility
--------------------------------------------------------------------------------
Michigan Intermediate            Investors seeking current income
Municipal Bond Fund              exempt from federal and Michigan
                                 income taxes who are willing to
                                 accept moderate share price
                                 volatility
--------------------------------------------------------------------------------
Ohio Intermediate Tax            Investors seeking current income
Exempt Bond Fund                 exempt from federal and Ohio
                                 income taxes who are willing to
                                 accept moderate share price
                                 volatility
--------------------------------------------------------------------------------
Pennsylvania Intermediate        Investors seeking current income
Municipal Bond Fund              exempt from federal and
                                 Pennsylvania income taxes who are
                                 willing to accept moderate share
                                 price volatility
--------------------------------------------------------------------------------

INVESTMENT ADVISER AND INVESTMENT TEAMS

Allegiant Asset Management Company, with its principal offices at 1900 East Ninth Street, Cleveland, Ohio 44114, serves as the Adviser to the Funds. As of June 30, 2004, the Adviser had approximately $27 billion in assets under management. The Adviser, including its predecessors, has been providing investment management services since 1995.

The Adviser makes investment decisions for the Funds and continuously reviews, supervises and administers each Fund's investment program.

The Board of Trustees of Allegiant supervises the Adviser and establishes policies that the Adviser must follow in its management activities.

The Adviser utilizes a team approach for management of the Funds. No one person is primarily responsible for making investment recommendations to the team.

INVESTMENT SUB-ADVISER

Investment Counselors, an SEC-registered investment adviser, serves as Sub-Adviser to the Allegiant Small Cap Core Fund. Investment Counselors, founded in 1968, is an investment management firm that provides investment supervisory services to its clients. Investment Counselors is a wholly owned subsidiary of National City Bank. Investment Counselors is located at 100 South Brentwood, Suite 100, St. Louis, Missouri, 63105. As of June 30, 2004, Investment Counselors managed over $506 million in assets.

As Sub-Adviser, Investment Counselors assists the Adviser in providing a continuous investment program for the Allegiant Small Cap Core Fund. For its services, Investment Counselors will receive investment sub-advisory fees from the Adviser at an annualized rate of 0.50% of the average daily net assets of the Fund.

SUB-ADVISER'S INVESTMENT PERFORMANCE

Although the Allegiant Small Cap Core Fund has no prior performance history, the small cap equity team at Investment Counselors has substantial experience in managing accounts that focus on small cap issuers. Investment Counselors manages separate accounts with a small cap orientation having investment objectives, policies and strategies that are substantially similar to the Allegiant Small Cap Core Fund.

The tables below show the annual returns and long-term performance record established by Investment Counselors while managing client accounts. Please note that the performance results shown are those of Investment Counselors and not the investment results of the Allegiant Small Cap Core Fund. The results are not intended to predict or suggest the return to be experienced by the Fund or the return an individual investor might achieve by investing in the Fund.

The Allegiant Small Cap Core Fund's results may be different from the composite performance figures shown due to, among other things, differences in fees and expenses. The composite performance figures reflect the deduction of all advisory fees and trading costs, but do not reflect custody fees, which are paid by clients directly. The overall expenses of the Sub-Adviser's client accounts are generally lower than those experienced by Fund shareholders and, therefore, the performance of the Fund would generally be lower. The Fund's results also may be different because private accounts are not subject to certain investment limitations, diversification requirements and other restrictions imposed on mutual funds under applicable securities and tax laws that, if applicable, could have adversely affected the performance of the client accounts. In addition, the securities held by the Fund will not be identical to the securities held by these accounts.

Included for comparison purposes are performance figures of the Russell 2000 Index, an unmanaged market index. Investors cannot invest directly in the index. The returns of the Russell 2000 Index reflect the reinvestment of dividends and distributions, but do not reflect the deduction of any fees, expenses or taxes.

INVESTMENT COUNSELORS SMALL CAP EQUITY COMPOSITE PERFORMANCE RESULTS

--------------------------------------------------------------------------------------------------
      Year       Annual     Russell      Number    Composite  Total Assets at Percentage Total
(as of December   Total    2000 Index      of      Dispersion  End of Period    of Firm  Firm
      31)       Return (%)    (%)     Portfolios     (%)        (millions)     Assets     Assets
--------------------------------------------------------------------------------------------------
      1994        -3.9        -1.8         2         0.94         $26.0         0.28      $91.3
      1995        26.0        28.4         2         0.00         $35.0         0.26      $136.4
      1996        23.9        16.5         1         0.00         $41.0         0.08      $521.4
      1997        27.9        22.3         2         0.00         $62.0         0.12      $512.2
      1998         4.9        -2.6         3         0.32         $68.0         0.11      $592.1
      1999        11.9        21.3         2         0.22         $65.4         0.11      $591.0
      2000         3.4        -3.0         2         0.16         $36.4         0.07      $527.3
      2001        -4.6         2.5         2         0.06         $34.5         0.09      $405.4
      2002       -15.1       -20.5         3         0.15         $29.3         0.08      $350.9
      2003        52.2        47.3         3         2.06          $2.4         0.01      $459.5
--------------------------------------------------------------------------------------------------

ANNUALIZED RETURNS (AS OF DECEMBER 31, 2003)

                          INVESTMENT COUNSELORS
                        SMALL CAP EQUITY COMPOSITE       RUSSELL 2000 INDEX
                    -   --------------------------       ------------------
1 Year                            52.2%                        47.3%
5 Year                            7.4%                          7.1%
10 Year                           11.1%                         9.5%

NOTES:

1. Investment Counselors is an investment management firm that provides investment advisory services to its clients. Investment Counselors is an equity, fixed income and balanced portfolio investment manager that invests solely in U.S.-based securities.
2. Investment Counselors has prepared and presented the above data in compliance with the AIMR Performance Presentation Standards (AIMR-PPS(TM)), the U.S. and Canadian version of Global Investment Performance Standards (GIPS(TM)). AIMR has not been involved in the preparation or review of this data or with Investment Counselors' claim of compliance. This method of calculating performance differs from the Securities and Exchange Commission's standardized methodology which may produce different results.
3. The results shown above are of all discretionary, fee-paying accounts with investment objectives, policies and strategies substantially similar to those of the Allegiant Small Cap Core Fund and include both active and closed accounts.
4. Performance figures are presented net of investment management and brokerage fees, and are negatively affected by the amount of the fees. Investment Counselors' Small Cap Equity average weighted annual management fee is 0.50% of average net assets.
5. There have been no changes in personnel responsible for the investment management process of this composite and no alteration of the composite for any reason. No selective periods of performance have been utilized. Results from all accounts have been continuous from the first full month under Investment Counselors' management to present or last full month under Investment Counselors' management. Composites are valued on a monthly basis and are geometrically linked. Valuations and returns are computed and stated in U.S. Dollars and are computed using a time-weighted rate of return. The composite is asset weighted using beginning-of-period weightings. Accrual accounting is used for fixed income securities. Trade date is used for the valuation. Leverage and derivatives were not used in the portfolios included in the composite.
6. Investment Counselors' Small Cap Equity Composite was created on December 31, 1993. The composite is defined to include three (3) fee-paying, discretionary accounts over $500,000 that are managed according to the small cap equity strategy, and does not include wrap-fee accounts. As of December 31, 2003 the composite had $2.4 million in total assets. Investment Counselors' Small Cap Equity Composite results are of 40% of all Investment Counselors' small cap equity portfolios and represent less than 1% of Investment Counselors' total firm assets and of Investment Counselors' discretionary accounts. A complete list of composites and description of Investment Counselors' composites and presentations that adhere to the AIMR-PPS(TM) standards is available upon request by contacting Lisa Teter at LTETER@INVESTMENTCOUNSELORS.COM or by calling
     (314) 587-7734.
7. AIMR standard composites represent 100% of discretionary and 99.5% of total firm assets.
8. The dispersion of annual returns is measured by the standard deviation across asset-weighted portfolio returns represented with the composite for the full year.
9. Past performance is no guarantee of future results. Products and services offered by Investment Counselors are subject to investment risks, including the possible loss of the principal invested. Products and services offered by Investment Counselors are not insured by the FDIC and are not deposits or other obligations of National City Bank, and are not guaranteed by National City Bank.

PRIOR PERFORMANCE INFORMATION FOR THE EQUITY INVESTMENT MANAGEMENT TEAM

The principal portfolio managers of the Equity Investment Management Team are Lawrence E. Eakin, Jr. and Christopher H. Wiles, CFA. They have the primary responsibility for the day-to-day management of the Large Cap Core Equity and Large Cap Growth Funds. The Equity Investment Management Team has substantial experience in managing investment companies that focus on large cap issuers. While employed at Strong Capital Management, Inc. and Rockhaven Asset Management, LLC, the Equity Investment Management Team was solely responsible for managing two mutual funds each with a large cap orientation, having investment objectives, policies and strategies that are substantially similar, respectively, to the Allegiant Large Cap Core Equity Fund (the "Similar Core Equity Fund") and Allegiant Large Cap Growth Fund (the "Similar Growth Fund" and together with the Similar Core Equity Fund, the "Similar Funds").

Before joining the Equity Investment Management Team at Allegiant, Lawrence E. Eakin Jr. co-managed the Similar Growth Fund and Similar Core Equity Fund (each as defined below). Mr. Eakin joined Strong as a Portfolio Manager in September 2002. Prior to joining Strong, Mr. Eakin served as Rockhaven's director of research since he joined the firm in February 1997. While at Rockhaven, he co-managed the Similar Growth Fund's predecessor, the Rockhaven Premier Fund and the Similar Core Equity Fund's predecessor, the Rockhaven Fund, since 2001. Mr. Eakin received his bachelor's degree in computer application information systems from Clarion University in 1986 and his master's degree in investment finance from Duquesne University in 1993.

Before joining the Equity Investment Management Team at Allegiant, Christopher
H. Wiles, CFA co-managed the Similar Growth Fund and Similar Core Equity Fund and has earned the right to use the Chartered Financial Analyst designation. Mr. Wiles joined Strong as a Portfolio Manager in September 2002. Prior to joining Strong, Mr. Wiles was the President and Founder of Rockhaven, an investment advisory firm. While at Rockhaven, he co-managed the Similar Growth Fund's predecessor, the Rockhaven Premier Fund and the Similar Core Equity Fund's predecessor, the Rockhaven Fund, since their inception in November 1997. He received his associate's degree in finance at Penn State University in 1979, his bachelor's degree in finance at Youngstown State University in 1982, and his master's of business administration degree from Cleveland State University in 1984.

The bar charts and the performance tables below show the returns for Class A Shares of the Similar Core Equity Fund and Investor Class Shares of the Similar Growth Fund for certain periods ended December 31, 2003. The information also provides some indication of the risks of investing in the Similar Funds by showing how each Similar Fund's average annual returns, which reflect Similar Fund expenses, compare with returns of a broad measure of market performance and an index of funds with similar investment objectives, which are unmanaged, have no expenses, and are unavailable for investment. The information assumes reinvestment of all dividends and distributions.

Please keep in mind that the past performance of each Similar Fund, before and after taxes, does not represent how the Funds will perform. Returns of the Funds may differ from those of the Similar Funds due, among other things, to differences in operating expenses between the Similar Funds and the respective Funds.

                           CALENDAR YEAR TOTAL RETURNS

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

Investor Class -
Similar Growth Fund          14.83%  52.14%(1)   3.35%   -8.97%  -18.09%  25.41%

Class A -
Similar Core Equity Fund     11.88%  24.84%     -1.46%  -10.72%  -14.44%  22.93%
--------------------------------------------------------------------------------
                              1998    1999       2000    2001     2002     2003


1 The Investor Class - Similar Growth Fund's calendar year total returns for 1999 were primarily achieved during favorable conditions in the market, particularly for technology companies. You should not expect that such favorable returns can be consistently achieved.

BEST AND WORST QUARTERLY PERFORMANCE
(During the periods shown above)

Fund name                 Best quarter return       Worst quarter return
------------------------------------------------------------------------------
Similar Growth Fund       29.98% (4th Q 1999)       -13.18% (2nd Q 2002)
Similar Core Equity Fund  19.95% (4th Q 1999)       -13.18% (2nd Q 2002)

                          AVERAGE ANNUAL TOTAL RETURNS
                                 As of 12-31-03

 Fund/Index                                 1 Year       5 Year      Inception

 SIMILAR CORE EQUITY FUND 1
 Class A
      Return Before Taxes                   14.68%        1.72%        3.75%
      Return After Taxes on Distributions   14.64%        0.63%        2.75%
      Return After Taxes on
      Distributions And Sale
      of Fund Shares                         9.57%        0.95%        2.73%
 -------------------------------------------------------------------------------
 S&P 500 Index 2 (reflects
   no deduction for fees,
   expenses, or taxes)                      28.67%       -0.57%        4.29%
 -------------------------------------------------------------------------------
 Lipper Large Cap Core Funds
 Index 3 (reflects no
 deduction for fees,
 expenses, or taxes)                        24.80%       -1.08%        3.83%
 -------------------------------------------------------------------------------

 SIMILAR GROWTH FUND 5
 Investor Class
      Return Before Taxes                   24.16%        8.01%        9.06%
      Return After Taxes
        on Distributions                    24.13%        6.41%        7.58%
      Return After Taxes on
        Distributions And Sale
        of Fund Shares                      15.70%        6.01%        7.02%
 -------------------------------------------------------------------------------
 S&P 500 Index2 (reflects no
   deduction for fees,                      28.67%       -0.57%        4.29%
   expenses, or taxes)
 -------------------------------------------------------------------------------
 Russell 1000 Growth Index 4
   (reflects no deduction
   for fees, expenses, or taxes)            29.75%       -5.11%        1.49%
 -------------------------------------------------------------------------------
 Lipper Large Cap Core Funds
 Index 3 (reflects no
 deduction for fees,
 expenses, or taxes)                        24.80%       -1.08%        3.83%
 -------------------------------------------------------------------------------

1 The Similar Core Equity Fund, the Strong Advisor Large Company Core Fund, commenced operations on November 3, 1997.

2 The S&P 500 Index consists of 500 stocks chosen for market size, liquidity, and industry group representation.

3 The Lipper Large Cap Core Funds Index is the average of the 30 largest funds in the Lipper category.

4 The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

5 The Similar Growth Fund, the Strong Large Company Growth Fund, commenced operations on November 3, 1997.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on your individual tax situation and may differ from those shown. After-tax returns are not relevant to investments through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

Unlike the bar chart, the performance table reflects the impact of the maximum initial sales charge, which was first charged on November 30, 2000 for the Similar Core Equity Fund. No sales charge is imposed on reinvested dividends and distributions. The Similar Growth Fund does not impose any sales charges on purchases.

The table below shows the Adviser's management teams responsible for each Fund as well as the advisory fees (after fee waivers) the Adviser received for each Fund for the fiscal period ended May 31, 2004.

-----------------------------------------------------------------------------------------------------------------
FUND NAME                                 MANAGEMENT TEAM                          ADVISORY FEES PAID AS A
                                                                                    PERCENTAGE OF AVERAGE
                                                                                NET ASSETS FOR THE FISCAL YEAR
                                                                                      ENDED MAY 31, 2004
-----------------------------------------------------------------------------------------------------------------
International Equity Fund                 International Equity Investment                    1.15%
                                          Management Team
-----------------------------------------------------------------------------------------------------------------
Large Cap Core Equity Fund                Equity Investment Management Team                  0.75%
-----------------------------------------------------------------------------------------------------------------
Large Cap Growth Fund                     Equity Investment Management Team                  0.75%
-----------------------------------------------------------------------------------------------------------------
                                          Value Equity Investment Management
Large Cap Value Fund                      Team                                               0.75%
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
FUND NAME                                 MANAGEMENT TEAM                          ADVISORY FEES PAID AS A
                                                                                    PERCENTAGE OF AVERAGE
                                                                                NET ASSETS FOR THE FISCAL YEAR
                                                                                      ENDED MAY 31, 2004
-----------------------------------------------------------------------------------------------------------------
                                          Structured Equity Investment
Mid Cap Growth Fund                       Management Team                                    0.75%
-----------------------------------------------------------------------------------------------------------------
                                          Mid-Value Equity Investment
Mid Cap Value Fund                        Management Team                                    0.75%
-----------------------------------------------------------------------------------------------------------------
                                          Quantitative Analysis Management
S&P 500 Index Fund                        Team                                               0.20%
-----------------------------------------------------------------------------------------------------------------
                                          Core Equity Investment Management
                                          Team, Investment Counselors
Small Cap Core Fund                       (sub-adviser)                                      1.00% 1
-----------------------------------------------------------------------------------------------------------------
                                          Structured Equity Investment
Small Cap Growth Fund                     Management Team                                    1.00%
-----------------------------------------------------------------------------------------------------------------
                                          Small Value Equity Investment
Small Cap Value Fund                      Management Team                                    1.00%
-----------------------------------------------------------------------------------------------------------------
Aggressive Allocation Fund                Asset Allocation Management Team                   0.00%
-----------------------------------------------------------------------------------------------------------------
Balanced Allocation Fund                  Asset Allocation Management Team                   0.75%
-----------------------------------------------------------------------------------------------------------------
Conservative Allocation Fund              Asset Allocation Management Team                   0.00%
-----------------------------------------------------------------------------------------------------------------
Bond Fund                                 Taxable Fixed Income Management Team               0.55%
-----------------------------------------------------------------------------------------------------------------
Government Mortgage Fund                  Taxable Fixed Income Management Team               0.40%
-----------------------------------------------------------------------------------------------------------------
Intermediate Bond Fund                    Taxable Fixed Income Management Team               0.40%
-----------------------------------------------------------------------------------------------------------------
Limited Maturity Bond Fund                Taxable Fixed Income Management Team               0.35%
-----------------------------------------------------------------------------------------------------------------
Total Return Advantage Fund               Taxable Fixed Income Management Team               0.40%
-----------------------------------------------------------------------------------------------------------------
Ultra Short Bond Fund                     Taxable Fixed Income Management Team               0.20%
-----------------------------------------------------------------------------------------------------------------
Intermediate Tax Exempt Bond Fund         Municipal Fixed Income Team                        0.40%
-----------------------------------------------------------------------------------------------------------------
Michigan Intermediate Municipal Bond Fund Municipal Fixed Income Team                        0.40%
-----------------------------------------------------------------------------------------------------------------
Ohio Intermediate Tax Exempt Bond Fund    Municipal Fixed Income Team                        0.40%
-----------------------------------------------------------------------------------------------------------------
Pennsylvania Intermediate
Municipal Bond Fund                       Municipal Fixed Income Team                        0.40%
-----------------------------------------------------------------------------------------------------------------

1 The Small Cap Core Fund was not in operation during the last fiscal year. The fee shown represents the contractual advisory fee rate that this Fund is obligated to pay the Adviser.

-----------------------------------------------------------------------------------------------------------------
Name                                 Business experience
-----------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY INVESTMENT MANAGEMENT TEAM
-----------------------------------------------------------------------------------------------------------------
Martin Schulz                        Responsible for day-to-day management of the style
Director of International Equity
Investment                           Mr. Schulz has been with the Adviser for seven years.
Years with the Adviser: 7 year
Industry experience:  10 years
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Name                                 Business experience
-----------------------------------------------------------------------------------------------------------------
EQUITY INVESTMENT MANAGEMENT TEAM
-----------------------------------------------------------------------------------------------------------------
Christopher A. Wiles, CFA            Shared responsibility for overall management of the fund and decision
Managing Senior Director for Core    making on securities entering and leaving the portfolios
and Growth Equity
Years with the Adviser: 1 year       Mr. Wiles joined the Adviser in 2004.  Mr. Wiles founded Rockhaven Asset
Industry experience:  19 years       Management in 1997.  In 2002, Rockhaven was acquired by Strong Capital
                                     Management, Inc. where he served as Senior Portfolio Manager until joining
                                     The Adviser
-----------------------------------------------------------------------------------------------------------------
Lawrence E. Eakin, Jr.               Shared responsibility for overall management of the fund and decision
Senior Director of Large Cap Growth  making on securities entering and leaving the portfolios
Equity
Years with the Adviser: 1 year       Mr. Eakin joined the Adviser in 2004. From 2002 to 2004, he was a
Industry experience:  9 years        Co-Portfolio Manager of the Strong Large Company Core Fund and Large
                                     Company Growth Fund at Strong Capital Management, Inc. Prior to that time, he was with Rockhaven Asset Management.
-----------------------------------------------------------------------------------------------------------------
Michael J. Halloran, CFA             Responsible for sector analysis
Large Cap Growth Equity Analyst
Years with the Adviser:  1 year      Mr. Halloran joined the Adviser in 2004. He worked at Strong Capital
Industry experience:  5 years        Management, Inc. as an equity analyst from 2002 to 2004.  Prior to that time, he worked at Rockhaven Asset Management as an equity analyst.
-----------------------------------------------------------------------------------------------------------------
Joe Famoso                           Responsible for analysis in the finance, industrial and basic materials
Analyst                              sectors.
Years with the Adviser:  1 year
Industry experience:  7 years        Prior to joining the Adviser, in 2004, Mr. Famoso served as an analyst with Mellon Equity Associates. From November 2000 through February 2004, he worked at Strong Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------
MID-VALUE EQUITY INVESTMENT MANAGEMENT TEAM
-----------------------------------------------------------------------------------------------------------------
Michael E. Santelli, CFA, CPA        Mr. Santelli is responsible for management of the Allegiant Mid Cap Value
Senior Director for Value Equity     Fund.
Investment
Years with the Adviser:  9 years     Mr. Santelli has been with the Adviser for 9 years.
Industry experience:  14 years
-----------------------------------------------------------------------------------------------------------------
Alex L. Vallecillo, CFA              Mr. Vallecillo is responsible for management of the Allegiant Mid Cap
Senior Portfolio Manager             Value Fund.
Years with the Adviser:  9 years
Industry experience:  10 years
                                     Mr. Vallecillo joined the Adviser in 1996.
-----------------------------------------------------------------------------------------------------------------
VALUE EQUITY INVESTMENT MANAGEMENT TEAM
-----------------------------------------------------------------------------------------------------------------
Michael J. Chren, CFA                Leadership responsibility for the Allegiant Large Cap Value Fund.
Senior Director for Value Investment
Years with the Adviser: 1 year       Most recently worked with INVESCO Capital Management where he served as
Industry experience:  19 years       Partner/Senior Portfolio Manager. Prior to that, he served as Senior
                                     Portfolio Manager with DePrince, Race and Zollo.
-----------------------------------------------------------------------------------------------------------------
Edward A. Johnson                    Day-to-day analysis of current and potential equity investments
Equity Analyst
Years with the Adviser: 1 year
Industry experience:  5 years
-----------------------------------------------------------------------------------------------------------------
STRUCTURED EQUITY INVESTMENT MANAGEMENT TEAM
-----------------------------------------------------------------------------------------------------------------
Hitesh Patel, PhD                    Mr. Patel has overall responsibility for quantitative research and
Director of Structured Equity        portfolio management.
Strategies
Years with the Adviser: less than 1  Prior to joining the Adviser in April 2005, Mr. Patel served as Director
Industry Experience: 10 years        of Quantitative Research at Harris Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Name                                 Business experience
-----------------------------------------------------------------------------------------------------------------
Paul Kleinaitis, CFA                 Mr. Kleinaitis is responsible for portfolio management and investment
Senior Portfolio Manager             research.
Years with the Adviser: less than 1
Industry Experience: 18 years        Prior to joining the Adviser in April 2005, Mr. Kleinaitis was a portfolio manager for Harris Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------
Rob Roquitte, CFA                    Mr. Roquitte is responsible for portfolio management.
Senior Portfolio Manager
Years with Adviser: less than 1      Prior to joining the Adviser in April 2005, Mr. Roquitte was a portfolio
Industry Experience: 17 years        manager for Harris Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------
Steven Greiner, PhD                  Mr. Greiner is responsible for quantitative research and portfolio
Senior Quantitative Strategist       modeling.
Years with Adviser: less than 1
Industry Experience: 25 years        Prior to joining the Adviser in April 2005, Mr. Greiner served as senior quantitative strategist at Harris Investment Management, Inc. since 2003.
                                     Prior to that, he served as Director of Quantitative Research with Clover
                                     Capital Management.
-----------------------------------------------------------------------------------------------------------------
QUANTITATIVE ANALYSIS MANAGEMENT TEAM
-----------------------------------------------------------------------------------------------------------------
Rita Ontko                           Ms. Ontko is responsible for analytical support of the fund models.
Quantitative Analyst
Years with the Adviser: 8 years      Ms. Ontko joined the Adviser in 1996.
Industry experience:  11 years
-----------------------------------------------------------------------------------------------------------------
ASSET ALLOCATION MANAGEMENT TEAM
-----------------------------------------------------------------------------------------------------------------
Rita Ontko                           Ms. Ontko monitors operation execution and cash for the funds.
Quantitative Analyst
Years with the Adviser: 8 years      Ms. Ontko joined the Adviser in 1996.
Industry experience:  11 years
-----------------------------------------------------------------------------------------------------------------
SMALL VALUE EQUITY INVESTMENT MANAGEMENT TEAM
-----------------------------------------------------------------------------------------------------------------
John P. Micklitsch                   Mr. Micklitsch is responsible for the management of the Allegiant Small
Senior Portfolio Manager of Small    Cap Value Fund.
Cap Value Equity Investment
Years with the Adviser: 1 year       Prior to joining the Adviser in 2004, he was a Co-Manager and Senior
Industry experience:  10 years       Research Analyst at Fifth Third Asset Management (2003-2004).  Prior
                                     Research Analyst and Head Equity Trader at Robert E. Torray & Co. Inc.
                                     (1996-2003)
-----------------------------------------------------------------------------------------------------------------
Ori Elan                             Prior to joining the Adviser in 2005, he worked for National City
Equity Analyst                       Corporation as part of the MBA Corporate Associate Program, supporting
Years with the Adviser: less than 1  National Consumer Finance, Charitable and Retirement Services, and
Industry experience: 1 year          Corporate Planning.  In 2004, his program rotation concluded with the
                                     Adviser.
-----------------------------------------------------------------------------------------------------------------
CORE EQUITY INVESTMENT MANAGEMENT TEAM, ALLEGIANT INVESTMENT COUNSELORS (SUB-ADVISER)
-----------------------------------------------------------------------------------------------------------------
Gordon A. Johnson                    Mr. Johnson has overall responsibility for the team's investment
President and Chief Investment       operations.
Officer - Allegiant Investment
Counselors                           Mr. Johnson has been with Investment Counselors, sub-adviser for the
Years with the Adviser: 1 year       Allegiant Small Cap Core Fund, since 1985.
Industry experience:  20 years
-----------------------------------------------------------------------------------------------------------------
James E. Mineman                     Mr. Mineman is responsible for coordinating the equity research process
Director of Equity Research          for the Allegiant Small Cap Core Fund.
Years with the Adviser: 1 year
Industry experience:  11 years       Mr. Mineman has been with Investment Counselors, sub-adviser for the
                                     Allegiant Small Cap Core Fund, since 1994.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Name                                 Business experience
-----------------------------------------------------------------------------------------------------------------
Peter A. Roy                         Mr. Roy is responsible for implementing and managing the investment
Vice President, Portfolio Manager    philosophy.
Years with the Adviser: 1 year
Industry experience:  2 years        Prior to joining Investment Counselors in 2003, Mr. Roy was a portfolio manager for Allegiant Trust Company.
-----------------------------------------------------------------------------------------------------------------
Lisa A. Teter                        Ms. Teter is responsible for portfolio management and trading for the
Vice President, Portfolio Manager    Allegiant Small Cap Core Fund.
Years with the Adviser: 1 year
Industry experience:  11 years       Ms. Teter has been with Investment Counselors, sub-adviser for the
                                     Allegiant Small Cap Core Fund, since 1994.
-----------------------------------------------------------------------------------------------------------------
TAXABLE FIXED INCOME MANAGEMENT TEAM
-----------------------------------------------------------------------------------------------------------------
Andrew Harding                       Mr. Harding has primary responsibility for taxable fixed income strategy
Senior Director for Taxable Fixed    and performance at the Adviser
Income Investments
Years with the Adviser: 4 years      Prior to joining the Adviser in 2000, Mr. Harding was a portfolio manager
Industry experience:  24 years       with McDonald Investments.
-----------------------------------------------------------------------------------------------------------------
Cynthia D. Cole                      Ms. Cole is primarily responsible for analyzing and recommending corporate
Director of Corporate                sector investments.
Bond Investment
Years with the Adviser: 6 years
Industry experience:  20 years       Ms. Cole has been with the Adviser since 1999.
-----------------------------------------------------------------------------------------------------------------
Timothy Compan, Jr., CFA             Mr. Compan has responsibility for fixed income security credit analysis.
Senior Debt Securities Analyst
Years with the Adviser: 2 years      Prior to joining the Adviser in 2003, Mr. Compan managed a risk analysis
Industry experience:  5 years        group at Goldman, Sachs & Company.
-----------------------------------------------------------------------------------------------------------------
Matthew Downing                      Mr. Downing has responsibility for fixed income security and portfolio
Fixed Income Analyst                 research.
Years with the Adviser: 3 years
Industry experience:  4 years        Prior to joining the Adviser in 2001, Mr. Downing was a consultant with
                                     FutureNext Consulting.
-----------------------------------------------------------------------------------------------------------------
Mark Lozina, CFA                     Mr. Lozina has day-to-day responsibility for fixed income security and
Fixed Income Analyst                 portfolio research.
Years with the Adviser: 2 years
Industry experience:  9 years        Prior to joining the Adviser in 2002, Mr. Lozina was with National City
                                     Corporation's Equity Sponsor Group.
-----------------------------------------------------------------------------------------------------------------
MUNICIPAL FIXED INCOME TEAM
-----------------------------------------------------------------------------------------------------------------
Christian Swantek                    Mr. Swantek has leadership responsibility for the municipal fixed income
Director of Tax-Exempt Fixed Income  investment style and primary responsibility for the Michigan Intermediate
Investment                           Municipal Bond Fund and the Pennsylvania Intermediate Municipal Bond Fund.
Years with the Adviser: 7 years
Industry experience:  22 years       Mr. Swantek has been with The Adviser for seven years.
-----------------------------------------------------------------------------------------------------------------
Stephen Carpenter                    Mr. Carpenter has primary responsibility for municipal fixed income
Senior Portfolio Manager             investment for Ohio Intermediate Tax Exempt Bond Fund and Intermediate Tax
Years with the Adviser: 10 years     Exempt Bond Fund.
Industry experience:  31 years
                                     Mr. Carpenter has been with The Adviser since 1995.
-----------------------------------------------------------------------------------------------------------------

PURCHASING, SELLING AND EXCHANGING FUND SHARES

CLASS I SHARES HAVE NO SALES CHARGE, NO MINIMUM INITIAL INVESTMENT AND ARE ONLY AVAILABLE TO FINANCIAL INSTITUTIONS.

Institutional shares may be purchased only through the Trust departments of financial institutions, or broker-dealers, or other financial institutions which have a selling agreement with the Distributor to place trades for institutional accounts, broker products or similar products. In order to purchase Institutional shares through one of those entities, you must have an account with it. That account will be governed by its own rules and regulations, which may be more stringent than the rules and regulations governing an investment in the Funds, and may charge transaction fees. You should consult your account documents for full details. Your shares in the Funds may be held in an omnibus account in the name of that institution. The Funds may accept or reject any purchase order.

From time to time, the Adviser and its affiliates may pay from their own resources a fee to financial institutions that generate purchase orders. These fees are described in our Statement of Additional Information.

The Adviser will monitor each Fund's asset size and, subject to approval by Allegiant's Board of Trustees, may decide to close a Fund at any time to new investments or new accounts if the Adviser believes that an increase in the asset size of a Fund may adversely affect the implementation of the Fund's strategies. If a Fund is closed, the Fund may continue to accept additional investments from existing shareholders.

LIMITATIONS ON PURCHASES, EXCHANGES AND REDEMPTIONS

Allegiant has imposed limits on purchases, exchanges and redemptions to prevent excessive short-term trading by shareholders. These restrictions apply uniformly, except in the circumstances set forth below with respect to the redemption fee. Under the Fund's procedures, the Fund or its delegate shall request representations of compliance with the Fund's market timing procedures from parties involved in the distribution of Fund shares and administration of shareholder accounts. The Fund does not accommodate frequent purchases and redemptions of Fund shares by Fund shareholders.

Short-term trading creates transaction costs that are borne by all shareholders and disrupts the orderly management of a Fund's portfolio investments. Funds that invest in overseas securities markets are particularly vulnerable to market timers who may take advantage of time zone differences between the foreign markets on which these Funds' portfolio securities trade and the U.S. markets which generally determine the time as of which NAV is calculated ("time-zone arbitrage"). For additional information on time zone arbitrage, see the Statement of Additional Information. Further, Funds that invest in small-cap securities and other types of investments which are not frequently traded, including high-yield bonds, also can be the targets of market timers.

GENERAL TRADING LIMITS: Fund shareholders are limited to no more than six "round trip" transactions - a fund purchase followed shortly by a corresponding sale (redemption or exchange) - during any 12-month period. If multiple "round trip" transactions occur in an account, there must be at least 60 calendar days between the initiation of each transaction.

Shareholders who violate this policy will be notified of violations of Allegiant's market timing policies. If a shareholder continues market timing activities after being cited for market timing violations, the account will be closed to new purchases or exchanges of Fund shares.

If any transaction is deemed to have the potential to adversely impact a Fund, the Fund reserves the right to:

     o   Reject a purchase or exchange

     o Delay payment of immediate cash redemption proceeds for up to seven calendar days

     o Revoke a shareholder's privilege to purchase Fund shares (including exchanges or "round trips")

     o   Limit the amount of any exchange

Allegiant reserves the right to revise or terminate the exchange privilege at any time, for any reason.

You will be provided 60 days' notice before any material change to the exchange privilege is made.

REDEMPTION FEE
Effective July 15, 2004, the Funds identified below charge a redemption fee of 2.00% on proceeds from shares redeemed or exchanged within 60 days following their acquisition (either by purchase or exchange):

Allegiant International Equity Fund - Class I
Allegiant Small Cap Core Fund - Class I
Allegiant Small Cap Growth Fund - Class I
Allegiant Small Cap Value Fund - Class I

The redemption fee will be calculated as a percentage of the net asset value of total redemption proceeds. Those shares held the longest will be treated as being redeemed first and shares held shortest as being redeemed last. The fee will be paid directly to the Fund from which the shares are redeemed or exchanged and is intended to offset the trading costs, market impact and other costs associated with short-term money movements in and out of the Fund.

This redemption fee is not intended to accommodate short-term trading and the Funds will monitor the assessment of redemption fees against your account. The Funds will act in accordance with their Trading Limits policy as outlined in the "Purchasing, Selling and Exchanging Fund Shares" section of this prospectus pertaining to suspected short-term trading.

The 2.00% redemption fee will not be charged on the following transactions:

1. Redemptions on shares held through retirement plans (including, without limitation, those maintained pursuant to Sections 401, 403, 408, 408A and 457 of the Internal Revenue Code and nonqualified plans), unless the plan has the systematic capability of assessing the redemption fee at the participant or individual account level;

2. Redemptions requested within 30 days following the death or post-purchase disability of the shareholder;

3. Redemptions initiated by a Fund (e.g., for failure to meet account minimums, to pay account fees funded by share redemptions, in the event of the liquidation of a Fund);

4. Shares acquired through the reinvestment of distributions (dividends and capital gains); and

5. Redemptions in omnibus accounts - including those of affiliates of the Adviser -- where redemptions cannot be tracked to the individual shareholder.

HOW TO PURCHASE FUND SHARES

                             NEW ACCOUNT SET UP                            ADDING TO AN EXISTING ACCOUNT
-------------------------------------------------------------------------------------------------------------
TELEPHONE                    Call our Investor Services Line to obtain     Call our Investor Services Line
1-800-622-FUND (3863)        an application.                               to purchase additional shares.
-------------------------------------------------------------------------------------------------------------
MAIL                         Complete an application and mail it along     Make your check payable to
                             with a check payable, in U.S. dollars, to     "Allegiant Funds (Fund Name)."
                             "Allegiant Funds (Fund Name)."                Please include your account
                                                                           number on your check and mail it
                                Allegiant Funds                            to the address at the left.
                                P.O. Box 8421
                                Boston, MA  02266-8421

                             For overnight delivery mail to:

                                Boston Financial Data Services
                                Attn:  Allegiant Funds
                                66 Brooks Drive
                                Braintree, MA  02184

                             Allegiant cannot accept third-party checks,
                             starter checks, credit cards, credit card
                             checks, cash or cash equivalents (i.e.,
                             cashier's check, bank draft, money order or
                             travelers' check).
-------------------------------------------------------------------------------------------------------------

                             NEW ACCOUNT SET UP                            ADDING TO AN EXISTING ACCOUNT
-------------------------------------------------------------------------------------------------------------
WIRE                         To purchase shares by wire, call              Call 1-800-622-FUND (3863) prior
                             1-800-622-FUND (3863) to set up your          to sending the wire in order to
                             account to accommodate wire transactions      obtain a confirmation number and
                             and to receive a wire control number to be    to ensure prompt and accurate
                             included in the body of the wire.  Ask your   handling of funds.  Ask your bank
                             bank to transmit immediately available        to transmit immediately available
                             funds by wire in the amount of your           funds by wire as described at the
                             purchase to:                                  left.  Please include your
                                                                           account number.
                                State Street Bank and Trust Company
                                ABA #011000028                             Allegiant and its transfer agent
                                Account 99052755 Credit Allegiant Funds    are not responsible for the
                                (Account Registration)                     consequences of delays resulting
                                (Account Number)                           from the banking or Federal
                                (Wire Control Number)                      Reserve Wire system, or from
                                                                           incomplete wiring instructions.
                                Note:  Your bank may charge you a fee
                                for this service.

                             Allegiant and its transfer agent are not
                             responsible for the consequences of delays
                             resulting from the banking or Federal Reserve
                             Wire system, or from incomplete wiring
                             instructions.
-------------------------------------------------------------------------------------------------------------
FINANCIAL INTERMEDIARY       You may buy shares through accounts with      Please refer to New Account Set
                             brokers or other financial institutions       Up to the left.
                             that are authorized to place trades in Fund
                             shares for their customers.  If you invest
                             through an authorized institution, you will
                             have to follow its procedures.  Your broker
                             or institution may charge a fee for its
                             services, in addition to the fees charged
                             by Allegiant.  Address correspondence or
                             questions regarding a Fund to your
                             institution.

GENERAL INFORMATION

You may purchase shares on any day that the New York Stock Exchange (NYSE) is open for business (Business Day). Shares cannot be purchased by wire transactions on days when banks are closed.

Allegiant may reject any purchase order if it is determined that accepting the order would not be in the best interests of a Fund or its shareholders.

The price per share (the offering price) will be the NAV next determined after a Fund receives your purchase order. Daily NAV is calculated for each of the Funds each Business Day at the close of trading on the NYSE (normally 4:00 p.m. Eastern time). NAV is not calculated on holidays when the NYSE is closed for trading. The deadline for submitting a purchase order to the transfer agent in order to receive the current Business Day's NAV is 4:00 p.m. Eastern time.

HOW WE CALCULATE NAV

NAV for one Fund share is the value of that share's portion of the assets of the Fund less liabilities and class expenses.

In calculating NAV, a Fund generally values its investment portfolio at market price. Certain short-term debt instruments used to manage a Fund's cash are valued on the basis of amortized cost.

Some Funds may hold securities that are listed on foreign exchanges. Foreign securities are valued based on quotations from the primary market in which they are traded and are translated from the local currency into U.S. dollars using current exchange rates. Foreign securities may trade on weekends or other days when the Fund does not calculate NAV. As a result, the market value of these investments may change on days when you cannot buy or sell shares of the Funds.

If market prices are not readily available, including when quoted prices are considered to be unreliable, fair value prices may be determined in good faith using methods approved by the Board of Trustees. A Fund may use fair value pricing if the value of a security it holds has been materially affected by events occurring before the Fund's pricing time but after the close of the primary markets or exchange on which the security is traded. Significant events (e.g., movement in the U.S. securities market, or other regional and local developments) may occur between the time that foreign markets close (where the security is principally traded) and the time that the Fund calculates its net asset value (generally, the close of the NYSE) that may impact the value of securities traded in these foreign markets. This most commonly occurs with foreign securities, but may occur in other cases as well. In these cases, information furnished by an independent pricing service may be utilized to adjust closing market prices of certain foreign common stocks to reflect their fair value. The independent pricing service may draw upon, among other information, the market values of foreign investments. Because the frequency of significant events is not predictable, fair valuation of certain common stocks may occur on a frequent basis. When fair value pricing is employed, the prices of securities used by a Fund to calculate its NAV may differ from quoted or published prices for the same security. The fair value prices of portfolio securities generally will be used when it is determined that the use of such prices will have a material impact on the NAV of a Fund.

Investments by any Fund in any mutual fund (including investments in Underlying Allegiant Funds by the Aggressive Allocation Fund and Conservative Allocation
Fund) are valued at their respective net asset values as determined by those mutual funds each business day. The prospectuses for those mutual funds explain the circumstances under which those funds will use fair value pricing and the effects of using fair value pricing.

Our Statement of Additional Information contains more detailed information concerning how the Funds value their investments.

SALES CHARGES

There are no sales charges on the purchase of Class I Shares.

HOW TO SELL YOUR FUND SHARES

Shareholders may sell shares by following the procedures established when they opened their account or accounts.

TELEPHONE
1-800-622-FUND (3863)

Call with the account name, number, and amount of redemption. Redemptions will be sent to the shareholder's address or bank account on record. All redemptions must follow the procedures established when the account or accounts were established (see page 123 "How to Purchase Fund Shares").

FINANCIAL INTERMEDIARY

Contact your broker or institution to redeem your shares. Your broker or institution may charge a fee for its services.

IF YOU RECENTLY PURCHASED YOUR SHARES BY CHECK OR THROUGH ACH, REDEMPTION PROCEEDS MAY NOT BE AVAILABLE UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE).

The sale price of each share will be the next NAV determined after the Fund receives your request.

If you recently changed your address on your account, redemption proceeds will not be available until after 10 business days without a signature guarantee.

SIGNATURE GUARANTEE

The use of a guarantee is common in the securities industry. Its purpose is to authenticate the signature and capacity of a person requesting the redemption or transfer of securities. Its use is for your protection as well as the Fund's.

We will accept only STAMP2000 New Technology Medallion Signature Guarantee stamps from eligible guarantors-- these include banks, broker/dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The guarantee must appear on the same document as the signature(s) being guaranteed and as close as practicable to the endorsement.

To obtain the guarantee, you must take your unsigned document to the guaranteeing institution. Most institutions will not guarantee your signature unless you sign in their presence. Be sure to bring the kind of personal identification with you that the guaranteeing institution requires. The guaranteeing institution must use a STAMP2000 New Technology Medallion Signature Guarantee stamp. A stamp that is not in this format is NOT an acceptable substitute. A witnessed, verified, or certified signature or a notarization by a notary public is NOT an acceptable substitute for a guarantee, nor can we accept a comparison guarantee, a handwritten signature guarantee, or a non-Medallion guarantee stamp.

RECEIVING YOUR MONEY

Normally, we will send your sale proceeds within seven days after we receive your request in good order. Good order means that your request includes complete information on your redemption request. Your proceeds can be wired to your bank account or sent to you by check. Allegiant does not charge a fee to wire your funds; however, your institution may charge a fee.

REDEMPTIONS IN KIND

We generally pay sale (redemption) proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the protection of a Fund's remaining shareholders), we might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). It is highly unlikely that your shares would ever be redeemed in kind, but if they were you would probably have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale as with any redemption.

SUSPENSION OF YOUR RIGHT TO SELL YOUR SHARES

Allegiant may suspend the right of redemption or postpone the date of payment for shares redeemed during any period when:

(a) trading on the NYSE is restricted by applicable rules and regulations of the SEC;

(b) the NYSE is closed for other than customary weekend and holiday closings;

(c)      the SEC has by order permitted such suspension; or

(d)      an emergency exists, as determined by the SEC, as a result of which:
         (i) disposal by Allegiant of securities owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for Allegiant to determine the fair market value of its net assets.

HOW TO EXCHANGE YOUR SHARES

You may exchange Class I Shares of one Allegiant Fund for Class I Shares of another Allegiant Fund. You may exchange your shares on any Business Day. The deadline for submitting same day exchange orders to Allegiant's transfer agent is 4:00 p.m. Eastern Time.

TELEPHONE
1-800-622-FUND (3863)

Call with your account name, number, and amount of exchange into a new or existing account (minimum amount is $500). To authorize this service, please complete an Account Change Form or call 1-800-622-FUND (3863).

MAIL

Indicate which existing Fund you would like to transfer (you may only exchange within the same share class) and mail to the following address:

         Allegiant Funds
         P.O. Box 8421
         Boston, MA  02266-8421

For overnight delivery mail to:

         Boston Financial Data Services
         Attn:  Allegiant Funds
         66 Brooks Drive
         Braintree, MA  02184

The minimum exchange amount is $500.

FINANCIAL INTERMEDIARY

Contact your broker or institution. Your broker or institution may charge a fee for its services.

IF YOU RECENTLY PURCHASED SHARES BY CHECK OR THROUGH ACH, YOU MAY NOT BE ABLE TO EXCHANGE YOUR SHARES UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE).

When you exchange shares, you are really selling your shares and buying other Fund shares. So, your sale price and purchase price will be based on the NAVs next calculated after a Fund receives your exchange request.

CUSTOMER IDENTIFICATION PROGRAM

Federal regulations require Allegiant to obtain your name, your date of birth (for a natural person), your residential address or principal place of business (as the case may be) and (if different) mailing address, and your Social Security number, employer identification number or other government-issued identification when you open an account. Additional information may be required in certain circumstances. Purchase applications without such information may not be accepted. If you have applied for an identification number, the application must be provided and the number submitted within a time period after the establishment of the account deemed reasonable by Allegiant. To the extent permitted by applicable law, Allegiant reserves the right to place limits on transactions in your account until your identity is verified.

DISTRIBUTION OF FUND SHARES

Each Fund has adopted a distribution plan with respect to Class I Shares, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, that allows each Fund to pay distribution fees for the sale and distribution of its shares. Because these fees are paid out of a Fund's assets continuously, over time these fees will increase the cost of your investment and may cost more than paying other types of sales charges.


Each Fund is permitted to pay up to 0.10% as a percentage of average daily net assets for distribution fees on Class I Shares. However, actual distribution fees for Class I Shares are expected to be no more than: (i) 0.005% with respect to the S&P 500 Index Fund; (ii) 0.07% with respect to each other Equity Fund;
(iii) 0.02% with respect to the Ultra Short Bond Fund; and (iv) 0.05% with respect to each other Fund.

The Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs for dealers, which will be paid for by the Distributor from any sales charge it receives or from any other source available to it. Under any such program, the Distributor may provide cash or non-cash compensation as recognition for past sales or encouragement for future sales that may include the following: merchandise, travel expenses, prizes, meals and lodging, and gifts that do not exceed $100 per year, per individual.

DIVIDENDS AND TAXES

The following Funds distribute income at least annually:

         Allegiant International Equity Fund
         Allegiant Large Cap Growth Fund*
         Allegiant Mid Cap Growth Fund*
         Allegiant Mid Cap Value Fund
         Allegiant Small Cap Core Fund
         Allegiant Small Cap Growth Fund
         Allegiant Small Cap Value Fund

*effective January 1, 2005

The following Funds distribute income quarterly:

         Allegiant Large Cap Core Equity Fund
         Allegiant Large Cap Value Fund
         Allegiant S&P 500 Index Fund
         Allegiant Aggressive Allocation Fund
         Allegiant Balanced Allocation Fund

The following Funds distribute income monthly:

         Allegiant Conservative Allocation Fund
         Allegiant Bond Fund
         Allegiant Government Mortgage Fund
         Allegiant Intermediate Bond Fund
         Allegiant Limited Maturity Bond Fund
         Allegiant Total Return Advantage Fund
         Allegiant Ultra Short Bond Fund
         Allegiant Intermediate Tax Exempt Bond Fund
         Allegiant Michigan Intermediate Municipal Bond Fund
         Allegiant Ohio Intermediate Tax Exempt Bond Fund
         Allegiant Pennsylvania Intermediate Municipal Bond Fund

Each Fund makes distributions of capital gains, if any, at least annually. If you own Fund shares on a Fund's record date, you will be entitled to receive a distribution.

You will receive distributions in the form of additional Fund shares unless you elect to receive payment in cash. You may change your distribution options directly through the Internet at WWW.ALLEGIANTFUNDS.COM, or by notifying Allegiant in writing prior to the date of the distribution. Your election will be effective for distributions paid the next day if done through the Internet or after Allegiant receives your written notice.

FEDERAL TAXES

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Certain other distributions paid by the Funds to individual shareholders may also be taxable to you as long-term capital gain, subject to certain requirements. In general, if 95% or more of the gross income of a Fund (other than net capital gain) consists of dividends received from domestic corporations or "qualified" foreign corporations ("qualifying dividends"), then all distributions paid by the Fund to individual shareholders will be taxed at long-term capital gains rates. However, if less than 95% of the gross income of a Fund (other than net capital gain) consists of qualifying dividends, then distributions paid by the Fund to individual shareholders will be qualifying dividends only to the extent they are derived from qualifying dividends earned by the Fund. The amount of a Fund's distributions that are qualifying dividends may be reduced as a result of a Fund's securities lending activities. This is because any dividends paid on securities while on loan will not be deemed to have been received by a Fund, and the equivalent amount paid to the Fund by the borrower of the securities will not be deemed to be a qualifying dividend. In general, long-term capital gains and dividends are taxed at a maximum rate of 15%. Fund distributions (other than exempt-interest dividends discussed below) attributable to short-term capital gains and ordinary income will generally be taxable as ordinary income. You will be subject to income tax on Fund distributions regardless of whether they are paid in cash or reinvested in additional shares. You will be notified annually of the tax status of distributions to you.

In selecting portfolio securities to be sold, the Funds generally use tax management techniques that are intended to minimize capital gains and enhance after-tax returns.

You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will generally recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale or redemption of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of a Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

It is expected that the Allegiant International Equity Fund will be subject to foreign withholding taxes with respect to dividends or interest received from sources in foreign countries. The Allegiant International Equity Fund may make an election to treat a proportionate amount of such taxes as constituting a distribution to each shareholder, which would allow each shareholder either (1) to credit such proportionate amount of taxes against U.S. federal income tax liability or (2) to take such amount as an itemized deduction.

The Allegiant Intermediate Tax Exempt Bond Fund, Allegiant Michigan Intermediate Municipal Bond Fund, Allegiant Ohio Intermediate Tax Exempt Bond Fund, and Allegiant Pennsylvania Intermediate Municipal Bond Fund (the "Tax Free Bond Funds") anticipate that substantially all of their income dividends will be attributable to "exempt interest dividends," which are exempt from federal income taxes. However, some dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Interest on indebtedness incurred by a shareholder to purchase or carry shares of any Tax Free Bond Fund generally will not be deductible for federal income tax purposes.

You should note that a portion of the exempt-interest dividends paid by the Tax Free Bond Funds may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.

If you receive an exempt-interest dividend with respect to any share and the share is held by you for six months or less, any loss on the sale or exchange of the share will be disallowed to the extent of such dividend amount.

A Fund may be required in certain cases to withhold and remit to the Internal Revenue Service a percentage of taxable dividends or gross proceeds realized upon sale paid to shareholders who have failed to provide a correct tax identification number in the manner required, or who are subject to withholding by the Internal Revenue Service for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are "exempt recipients." For 2004, the withholding rate is 28%.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States federal income tax treatment. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

STATE AND LOCAL TAXES

You may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. government securities or interest on securities of the particular state or localities within the state. The Allegiant Pennsylvania Intermediate Municipal Bond Fund intends to distribute income that is exempt from Pennsylvania personal income taxes. The Allegiant Ohio Intermediate Tax Exempt Bond Fund intends to distribute income that is exempt from Ohio personal income taxes. The Allegiant Michigan Intermediate Municipal Bond Fund intends to distribute income that is exempt from Michigan income taxes. You should consult your tax adviser regarding the tax status of distributions in your state and locality.

MORE INFORMATION ABOUT TAXES IS IN THE STATEMENT OF ADDITIONAL INFORMATION.

FINANCIAL HIGHLIGHTS

The tables that follow present performance information about Class I Shares of each Fund. This information is intended to help you understand each Fund's financial performance for the past five years, or, if shorter, the period of the Fund's operations. All per share information reflects financial information for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in a Fund, assuming you reinvested all of your dividends and distributions.

Except as stated otherwise below, the financial highlights have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm, whose report, along with each Fund's financial statements, is included in the annual report dated May 31, 2004 and is incorporated by reference into the Statement of Additional Information.

In June 2000, the Parkstone Bond, U.S. Government Income, Michigan Municipal Bond, and Mid Capitalization Funds were reorganized into the Allegiant Bond, Government Mortgage, Michigan Intermediate Municipal Bond, and Mid Cap Growth Funds, respectively. In connection with this reorganization, each of these Allegiant Funds adopted the financial highlights, financial statements and performance history of its corresponding acquired Parkstone Fund.

You can obtain the Funds' annual report, which contains more performance information, at no charge by calling 1-800-622-FUND (3863).

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated.



          NET ASSET                    REALIZED AND     DIVIDENDS   DISTRIBUTIONS
            VALUE,         NET          UNREALIZED      FROM NET       FROM NET      NET ASSET
          BEGINNING     INVESTMENT      GAIN (LOSS)    INVESTMENT      REALIZED     VALUE, END    TOTAL
           OF YEAR    INCOME/(LOSS)   ON INVESTMENTS     INCOME     CAPITAL GAINS     OF YEAR    RETURN+
--------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $ 8.05      $ 0.08(1)         $ 2.21         $(0.16)        $(0.00)       $10.18      28.50%
2003          9.75        0.08(1)          (1.75)         (0.03)         (0.00)         8.05     (17.13)
2002         10.89        0.06(1)          (1.16)         (0.04)         (0.00)         9.75     (10.09)
2001         15.05        0.03(1)          (3.19)         (0.00)         (1.00)        10.89     (22.74)
2000         10.91        0.01              4.23          (0.03)         (0.07)        15.05      38.90
--------------------------------------------------------------------------------------------------------
LARGE CAP CORE EQUITY FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $ 9.58      $ 0.09(1)         $ 1.33         $(0.09)        $(0.00)       $10.91      14.72%
2003         10.87        0.10(1)          (1.30)         (0.09)         (0.00)         9.58     (10.90)
2002         12.27        0.05(1)          (1.15)         (0.04)         (0.26)        10.87      (8.99)
2001         14.88        0.02             (0.71)         (0.00)         (1.92)        12.27      (5.63)
2000         13.75        0.02              1.65          (0.01)         (0.53)        14.88      12.31
--------------------------------------------------------------------------------------------------------
LARGE CAP GROWTH FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $17.13      $ 0.02(1)         $ 1.63         $(0.07)        $(0.00)       $18.71       9.64%
2003         19.54        0.06(1)          (2.41)         (0.06)         (0.00)        17.13     (12.03)
2002         24.36        0.01(1)          (4.62)         (0.00)         (0.21)        19.54     (19.03)
2001         28.89       (0.01)(1)         (3.40)         (0.00)         (1.12)        24.36     (12.26)
2000         24.61        0.00(1)           4.55          (0.01)         (0.26)        28.89      18.49

                                                       RATIO         RATIO OF NET
                                     RATIO OF NET   OF EXPENSES   INVESTMENT INCOME/
                        RATIO OF      INVESTMENT     TO AVERAGE    (LOSS) TO AVERAGE
          NET ASSETS    EXPENSES    INCOME/(LOSS)    NET ASSETS       NET ASSETS       PORTFOLIO
            END OF     TO AVERAGE     TO AVERAGE    (BEFORE FEE       (BEFORE FEE       TURNOVER
          YEAR (000)   NET ASSETS     NET ASSETS      WAIVERS)         WAIVERS)           RATE
------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND
------------------------------------------------------------------------------------------------
CLASS I
2004      $  280,040      1.41%          0.74%          1.41%            0.74%            117%
2003         322,284      1.38           1.06           1.38             1.06              90
2002         517,829      1.34           0.63           1.34             0.63              63
2001         607,113      1.45           0.21           1.50             0.16             161
2000         425,328      1.43           0.06           1.49             0.00             124
------------------------------------------------------------------------------------------------
LARGE CAP CORE EQUITY FUND
------------------------------------------------------------------------------------------------
CLASS I
2004      $  209,690      0.94%          0.81%          0.94%            0.81%            124%
2003         152,055      0.96           1.08           0.96             1.08              68
2002         141,177      0.97           0.47           0.97             0.47             112
2001         126,203      0.99           0.08           1.04             0.03              34
2000         141,207      1.00           0.03           1.06            (0.03)             37
------------------------------------------------------------------------------------------------
LARGE CAP GROWTH FUND
------------------------------------------------------------------------------------------------
CLASS I
2004      $  581,512      0.93%          0.09%          0.93%            0.09%            144%
2003         542,371      0.92           0.35           0.92             0.35              65
2002         699,863      0.92           0.05           0.92             0.05              52
2001         965,165      0.93          (0.03)          0.98            (0.08)             18
2000       1,251,015      0.90           0.01           0.96            (0.05)             25

+ TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED. TOTAL RETURN EXCLUDES SALES CHARGE.

(1)  PER SHARE DATA CALCULATED USING AVERAGE SHARES OUTSTANDING METHOD.

                                                            FINANCIAL HIGHLIGHTS

SELECTED PER SHARE DATA AND RATIOS FOR THE YEARS ENDED MAY 31, UNLESS OTHERWISE INDICATED



          NET ASSET                    REALIZED AND     DIVIDENDS   DISTRIBUTIONS
            VALUE,         NET          UNREALIZED      FROM NET       FROM NET      NET ASSET
          BEGINNING     INVESTMENT      GAIN (LOSS)    INVESTMENT      REALIZED     VALUE, END    TOTAL
           OF YEAR    INCOME/(LOSS)   ON INVESTMENTS     INCOME     CAPITAL GAINS     OF YEAR    RETURN+
---------------------------------------------------------------------------------------------------------
LARGE CAP VALUE FUND
---------------------------------------------------------------------------------------------------------
CLASS I
2004        $14.07      $ 0.21(1)         $ 2.38       $(0.22)         $(0.00)        $16.44      18.52%
2003         15.83        0.21(1)          (1.73)       (0.21)          (0.03)         14.07      (9.46)
2002         17.39        0.19(1)          (0.88)       (0.19)          (0.68)         15.83      (3.84)
2001         16.03        0.25              1.71        (0.28)          (0.32)         17.39      12.67
2000         18.80        0.35             (1.85)       (0.36)          (0.91)         16.03      (7.95)
---------------------------------------------------------------------------------------------------------
MID CAP GROWTH FUND
---------------------------------------------------------------------------------------------------------
CLASS I
2004        $ 5.70      $(0.04)(1)        $ 0.93       $(0.00)         $(0.00)        $ 6.59      15.63%
2003          6.49       (0.05)(1)         (0.74)       (0.00)          (0.00)          5.70     (12.17)
2002          8.08       (0.06)(1)         (1.53)       (0.00)          (0.00)          6.49     (19.68)
2001         15.84       (0.08)(1)         (3.14)       (0.00)          (4.54)          8.08     (23.89)
2000         14.27       (0.12)(1)          6.34        (0.00)          (4.65)         15.84      51.90
---------------------------------------------------------------------------------------------------------
MID CAP VALUE FUND
---------------------------------------------------------------------------------------------------------
CLASS I
2004        $10.11      $ 0.04(1)         $ 2.69       $(0.07)         $(0.23)        $12.54      27.24%
2003(2)      10.00        0.07(1)           0.07        (0.03)          (0.00)         10.11       1.38
---------------------------------------------------------------------------------------------------------
S&P 500 INDEX FUND
---------------------------------------------------------------------------------------------------------
CLASS I
2004        $ 8.30      $ 0.12(1)         $ 1.36       $(0.11)         $(0.00)        $ 9.67      17.98%
2003          9.21        0.11(1)          (0.91)       (0.11)          (0.00)          8.30      (8.55)
2002         10.84        0.11(1)          (1.63)       (0.11)          (0.00)          9.21     (14.11)
2001         12.25        0.11             (1.41)       (0.11)          (0.00)         10.84     (10.64)
2000         11.32        0.13              0.99        (0.13)          (0.06)         12.25       9.92
---------------------------------------------------------------------------------------------------------
SMALL CAP CORE FUND
---------------------------------------------------------------------------------------------------------
CLASS I
2004(3)     $10.00      $(0.01)(1)        $(0.49)      $(0.00)         $(0.00)        $ 9.50      (5.00)%
---------------------------------------------------------------------------------------------------------
SMALL CAP GROWTH FUND
---------------------------------------------------------------------------------------------------------
CLASS I
2004        $ 7.70      $(0.09)(1)        $ 1.48       $(0.00)         $(0.00)        $ 9.09      18.05%
2003          9.18       (0.06)(1)         (1.42)       (0.00)          (0.00)          7.70     (16.12)
2002         11.56       (0.09)(1)         (2.29)       (0.00)          (0.00)          9.18     (20.59)
2001         14.91       (0.06)(1)         (1.93)       (0.00)          (1.36)         11.56     (14.72)
2000         10.14       (0.04)(1)          4.81        (0.00)          (0.00)         14.91      47.04
---------------------------------------------------------------------------------------------------------
SMALL CAP VALUE FUND
---------------------------------------------------------------------------------------------------------
CLASS I
2004        $17.61      $ 0.02(1)         $ 5.13       $(0.06)         $(0.52)        $22.18      29.35%
2003         20.64        0.08(1)          (2.18)       (0.09)(4)       (0.84)         17.61      (9.69)
2002         19.07        0.10(1)           3.38        (0.15)          (1.76)         20.64      19.61
2001         15.15        0.22              4.36        (0.25)          (0.41)         19.07      30.89
2000         13.65        0.27              1.45        (0.22)          (0.00)         15.15      12.87

                                                       RATIO         RATIO OF NET
                                     RATIO OF NET   OF EXPENSES   INVESTMENT INCOME/
                        RATIO OF      INVESTMENT     TO AVERAGE    (LOSS) TO AVERAGE
          NET ASSETS    EXPENSES    INCOME/(LOSS)    NET ASSETS       NET ASSETS       PORTFOLIO
            END OF     TO AVERAGE     TO AVERAGE    (BEFORE FEE       (BEFORE FEE       TURNOVER
          YEAR (000)   NET ASSETS     NET ASSETS      WAIVERS)         WAIVERS)           RATE
------------------------------------------------------------------------------------------------
LARGE CAP VALUE FUND
------------------------------------------------------------------------------------------------
CLASS I
2004       $526,031       0.94%         1.38%          0.94%             1.38%            47%
2003        505,108       0.93          1.62           0.93              1.62             34
2002        743,804       0.92          1.15           0.92              1.15             39
2001        700,811       0.97          1.54           1.02              1.49             67
2000        500,135       0.92          2.07           0.98              2.01             40
------------------------------------------------------------------------------------------------
MID CAP GROWTH FUND
------------------------------------------------------------------------------------------------
CLASS I
2004       $ 67,969       1.13%        (0.69)%         1.26%            (0.82)%          228%
2003         74,852       1.30         (0.92)          1.30             (0.92)            66
2002        143,328       1.27         (0.92)          1.27             (0.92)            68
2001        195,291       1.26         (0.64)          1.31             (0.69)           191
2000        281,161       1.29         (0.75)          1.29             (0.75)           110
------------------------------------------------------------------------------------------------
MID CAP VALUE FUND
------------------------------------------------------------------------------------------------
CLASS I
2004       $ 52,453       1.07%         0.36%          1.20%             0.23%            87%
2003(2)      36,319       0.93          0.89           1.24              0.58             76
------------------------------------------------------------------------------------------------
S&P 500 INDEX FUND
------------------------------------------------------------------------------------------------
CLASS I
2004       $387,699       0.34%         1.32%          0.49%             1.17%             1%
2003        281,426       0.35          1.43           0.50              1.28              7
2002        311,120       0.33          1.09           0.48              0.94              4
2001        332,015       0.36          0.94           0.61              0.69             15
2000        354,637       0.34          1.02           0.59              0.77             48
------------------------------------------------------------------------------------------------
SMALL CAP CORE FUND
------------------------------------------------------------------------------------------------
CLASS I
2004(3)    $ 28,986       1.31%        (0.67)%         1.31%            (0.67)%            4%
------------------------------------------------------------------------------------------------
SMALL CAP GROWTH FUND
------------------------------------------------------------------------------------------------
CLASS I
2004       $134,244       1.23%        (1.02)%         1.23%            (1.02)%          340%
2003        156,646       1.29         (0.92)          1.29             (0.92)           119
2002        268,485       1.24         (0.88)          1.24             (0.88)           122
2001        304,754       1.27         (0.44)          1.32             (0.49)           174
2000        157,306       1.23         (0.28)          1.29             (0.34)           155
------------------------------------------------------------------------------------------------
SMALL CAP VALUE FUND
------------------------------------------------------------------------------------------------
CLASS I
2004       $831,470       1.18%         0.07%          1.18%             0.07%           116%
2003        773,213       1.20          0.48           1.20              0.48            127
2002        932,705       1.16          0.54           1.16              0.54            106
2001        549,218       1.20          1.35           1.25              1.30            128
2000        354,347       1.21          1.97           1.27              1.91            120



+ TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED. TOTAL RETURN EXCLUDES SALES CHARGE.

(1)  PER SHARE DATA CALCULATED USING AVERAGE SHARES OUTSTANDING METHOD.

(2) MID CAP VALUE FUND, CLASS I COMMENCED OPERATIONS ON JULY 1, 2002. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

(3) SMALL CAP CORE FUND CLASS I COMMENCED OPERATIONS ON APRIL 2, 2004. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

(4)  INCLUDES A TAX RETURN OF CAPITAL OF $(0.01) FOR SMALL CAP VALUE FUND.

FINANCIAL HIGHLIGHTS

SELECTED PER SHARE DATA AND RATIOS FOR THE YEARS ENDED MAY 31, UNLESS OTHERWISE INDICATED



          NET ASSET                    REALIZED AND     DIVIDENDS   DISTRIBUTIONS
            VALUE,         NET          UNREALIZED      FROM NET       FROM NET      NET ASSET
          BEGINNING     INVESTMENT      GAIN (LOSS)    INVESTMENT      REALIZED     VALUE, END    TOTAL
           OF YEAR    INCOME/(LOSS)   ON INVESTMENTS     INCOME     CAPITAL GAINS     OF YEAR    RETURN+
--------------------------------------------------------------------------------------------------------
AGGRESSIVE ALLOCATION FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $ 8.23       $0.07(1)         $ 1.00       $(0.04)         $(0.00)        $ 9.26     12.98%
2003          9.08        0.02(1)          (0.80)       (0.07)(7)       (0.00)          8.23     (8.56)
2002          9.95        0.10(1)          (0.82)       (0.15)(8)       (0.00)          9.08     (7.26)
2001(2)      10.00        0.02             (0.06)       (0.01)          (0.00)          9.95     (0.36)
--------------------------------------------------------------------------------------------------------
BALANCED ALLOCATION FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $ 8.44       $0.11(1)         $ 0.89       $(0.09)         $(0.00)        $ 9.35     11.93%
2003          9.01        0.13(1)          (0.55)       (0.15)          (0.00)          8.44     (4.58)
2002(3)       9.72        0.20(1)          (0.71)       (0.20)          (0.00)          9.01     (5.27)
2001         11.68        0.28             (0.42)       (0.27)          (1.55)          9.72     (1.68)
2000         10.31        0.26              1.35        (0.24)          (0.00)         11.68     15.72
--------------------------------------------------------------------------------------------------------
CONSERVATIVE ALLOCATION FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $ 9.57       $0.18(1)         $ 0.40       $(0.15)         $(0.00)        $10.00      6.13%
2003          9.66        0.17(1)          (0.07)       (0.19)(9)       (0.00)          9.57      1.15
2002         10.04        0.26(1)          (0.36)       (0.28)          (0.00)          9.66     (0.97)
2001(4)      10.00        0.07              0.02        (0.05)          (0.00)         10.04      0.94
--------------------------------------------------------------------------------------------------------
BOND FUND*
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $10.44       $0.39(1)         $(0.45)      $(0.40)         $(0.00)        $ 9.98     (0.62)%
2003          9.86        0.48(1)           0.56        (0.46)          (0.00)         10.44     10.74
2002(5)       9.71        0.56(1)           0.14        (0.55)          (0.00)          9.86      7.40
2001          9.37        0.62              0.34        (0.62)          (0.00)          9.71     10.50
2000          9.93        0.59             (0.56)       (0.59)          (0.00)          9.37      0.35
--------------------------------------------------------------------------------------------------------
GOVERNMENT MORTGAGE FUND**
--------------------------------------------------------------------------------------------------------
CLASS I
2004         $9.58       $0.37(1)         $(0.32)      $(0.40)         $(0.00)        $ 9.23      0.63%
2003          9.45        0.39(1)           0.19        (0.45)          (0.00)          9.58      6.15
2002(6)       9.22        0.50(1)           0.22        (0.49)          (0.00)          9.45      7.94
2001          8.77        0.57              0.45        (0.57)          (0.00)          9.22     11.95
2000          9.13        0.56             (0.36)       (0.56)          (0.00)          8.77      2.26

                                                       RATIO         RATIO OF NET
                                     RATIO OF NET   OF EXPENSES   INVESTMENT INCOME/
                        RATIO OF      INVESTMENT     TO AVERAGE    (LOSS) TO AVERAGE
          NET ASSETS    EXPENSES    INCOME/(LOSS)    NET ASSETS       NET ASSETS       PORTFOLIO
            END OF     TO AVERAGE     TO AVERAGE    (BEFORE FEE       (BEFORE FEE       TURNOVER
          YEAR (000)   NET ASSETS     NET ASSETS      WAIVERS)         WAIVERS)           RATE
------------------------------------------------------------------------------------------------
AGGRESSIVE ALLOCATION FUND
------------------------------------------------------------------------------------------------
CLASS I
2004       $  6,592       0.30%         0.61%          0.55%             0.36%             42%
2003          2,361       0.88          0.23           1.13             (0.02)             78
2002          2,854       1.12          1.15           1.37              0.90              40
2001(2)       2,492       0.38          1.10           0.76              0.72               5
------------------------------------------------------------------------------------------------
BALANCED ALLOCATION FUND
------------------------------------------------------------------------------------------------
CLASS I
2004       $136,752       0.98%         1.15%          0.98%             1.15%            230%
2003        120,329       1.09          1.63           1.09              1.63             171
2002(3)     157,660       1.00          2.13           1.00              2.13             106
2001        186,724       1.03          2.31           1.08              2.26             161
2000         69,517       1.01          2.20           1.07              2.14             182
------------------------------------------------------------------------------------------------
CONSERVATIVE ALLOCATION FUND
------------------------------------------------------------------------------------------------
CLASS I
2004       $  4,929       0.28%         1.71%          0.53%             1.46%             27%
2003          2,820       0.70          1.83           0.95              1.58              38
2002          2,752       1.02          2.68           1.27              2.43              27
2001(4)       2,523       0.37          3.20           0.75              2.82               5
------------------------------------------------------------------------------------------------
BOND FUND*
------------------------------------------------------------------------------------------------
CLASS I
2004       $415,151       0.74%         3.86%          0.74%             3.86%            338%
2003        617,012       0.71          4.73           0.71              4.73             213
2002(5)     798,688       0.71          5.70           0.71              5.70              98
2001        842,906       0.72          6.39           0.77              6.34              73
2000        294,308       0.87          6.14           0.89              6.12             155
------------------------------------------------------------------------------------------------
GOVERNMENT MORTGAGE FUND**
------------------------------------------------------------------------------------------------
CLASS I
2004       $244,380       0.69%         4.09%          0.78%             4.00%            380%
2003        190,678       0.77          4.09           0.77              4.09             364
2002(6)     185,755       0.76          5.29           0.76              5.29             219
2001        155,683       0.79          6.27           0.84              6.22              78
2000        134,250       0.83          6.28           0.94              6.17              74

* EFFECTIVE JUNE 9, 2000, THE PARKSTONE BOND FUND WAS MERGED INTO THE ARMADA BOND FUND. THE FINANCIAL HIGHLIGHTS FOR THE PERIODS PRIOR TO JUNE 9, 2000 REFLECT THE PERFORMANCE HISTORY OF THE PARKSTONE BOND FUND. THE NET ASSET VALUES AT THE BEGINNING OF EACH PERIOD AND THE CHANGES IN NET ASSET VALUES, INCLUDING THE NET ASSET VALUES AT THE END OF EACH PERIOD LISTED HAVE BEEN RESTATED TO REFLECT THE CONVERSION RATIOS OF .9799154 FOR CLASS I ON THE DATE OF THE REORGANIZATION.

**   ACQUIRED ARMADA GNMA FUND ON NOVEMBER 21, 2003.

+ TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED. TOTAL RETURN EXCLUDES SALES CHARGE.

(1)  PER SHARE DATA CALCULATED USING AVERAGE SHARES OUTSTANDING METHOD.

(2) THE AGGRESSIVE ALLOCATION FUND CLASS I COMMENCED OPERATIONS ON MARCH 6, 2001. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

(3) AS REQUIRED, EFFECTIVE JUNE 1, 2001, BALANCED ALLOCATION FUND ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES AND BEGAN INCLUDING PAYDOWN GAINS AND LOSSES AS AN ADJUSTMENT TO INTEREST INCOME. THE EFFECT OF THIS CHANGE FOR THE YEAR ENDED MAY 31, 2002 WAS $0.00 ON PER SHARE DATA AND AN INCREASE IN THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS OF 0.02%. PER SHARE DATA AND RATIOS FOR PERIODS PRIOR TO JUNE 1, 2001 HAVE NOT BEEN RESTATED TO REFLECT THIS CHANGE.

(4) CONSERVATIVE ALLOCATION FUND CLASS I COMMENCED OPERATIONS ON MARCH 6, 2001. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

(5) AS REQUIRED, EFFECTIVE JUNE 1, 2001, BOND FUND ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES AND BEGAN INCLUDING PAYDOWN GAINS AND LOSSES IN INTEREST INCOME. THE EFFECT OF THIS CHANGE ALSO RESULTED IN A DECREASE IN THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS OF 0.06% FOR THE YEAR ENDED MAY 31, 2002. PER SHARE DATA AND RATIOS FOR PERIODS PRIOR TO JUNE 1, 2001 HAVE NOT BEEN RESTATED TO REFLECT THIS CHANGE.

(6) AS REQUIRED, EFFECTIVE JUNE 1, 2001, GOVERNMENT MORTGAGE FUND ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES AND BEGAN INCLUDING PAYDOWN GAINS AND LOSSES IN INTEREST INCOME. THIS RESULTED IN A $0.02 DECREASE IN NET INVESTMENT INCOME PER SHARE AND AN INCREASE OF $0.02 IN REALIZED AND UNREALIZED GAINS (LOSSES) PER SHARE FOR THE YEAR ENDED MAY 31, 2002. THE EFFECT OF THIS CHANGE ALSO RESULTED IN A DECREASE IN THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS OF 0.18% FOR THE YEAR ENDED MAY 31, 2002. PER SHARE DATA AND RATIOS FOR PERIODS PRIOR TO JUNE 1, 2001 HAVE NOT BEEN RESTATED TO REFLECT THIS CHANGE.

(7) INCLUDES A TAX RETURN OF CAPITAL OF $(0.07) FOR CLASS I FOR THE AGGRESSIVE ALLOCATION FUND.

(8) INCLUDES A TAX RETURN OF CAPITAL OF $(0.04) FOR CLASS I FOR THE AGGRESSIVE ALLOCATION FUND.

(9) INCLUDES A TAX RETURN OF CAPITAL OF $(0.03) FOR CLASS I FOR THE CONSERVATIVE ALLOCATION FUND.

                                                            FINANCIAL HIGHLIGHTS

SELECTED PER SHARE DATA AND RATIOS FOR THE YEARS ENDED MAY 31, UNLESS OTHERWISE INDICATED



          NET ASSET                    REALIZED AND     DIVIDENDS   DISTRIBUTIONS
            VALUE,         NET          UNREALIZED      FROM NET       FROM NET      NET ASSET
          BEGINNING     INVESTMENT      GAIN (LOSS)    INVESTMENT      REALIZED     VALUE, END    TOTAL
           OF YEAR    INCOME/(LOSS)   ON INVESTMENTS     INCOME     CAPITAL GAINS     OF YEAR    RETURN+
--------------------------------------------------------------------------------------------------------
INTERMEDIATE BOND FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $11.09        $0.37(1)        $(0.40)        $(0.37)        $(0.00)       $10.69     (0.26)%
2003         10.40         0.43(1)          0.69          (0.43)         (0.00)        11.09     11.00
2002         10.24         0.55(1)          0.16          (0.55)         (0.00)        10.40      7.05
2001          9.90         0.64             0.34          (0.64)         (0.00)        10.24     10.16
2000         10.39         0.64            (0.48)         (0.64)         (0.01)         9.90      1.50
--------------------------------------------------------------------------------------------------------
LIMITED MATURITY BOND FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $10.17        $0.26(1)        $(0.20)        $(0.28)        $(0.00)       $ 9.95      0.45%
2003          9.97         0.32(1)          0.22          (0.34)         (0.00)        10.17      5.58
2002(2)       9.87         0.49(1)          0.10          (0.49)         (0.00)         9.97      6.09
2001          9.70         0.60             0.17          (0.60)         (0.00)         9.87      8.21
2000          9.96         0.57            (0.26)         (0.57)         (0.00)         9.70      3.22
--------------------------------------------------------------------------------------------------------
TOTAL RETURN ADVANTAGE FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $11.01        $0.42(1)        $(0.55)        $(0.42)        $(0.24)       $10.22     (1.18)%
2003         10.23         0.49(1)          0.92          (0.53)         (0.10)        11.01     14.18
2002(3)      10.02         0.55(1)          0.21          (0.55)         (0.00)        10.23      7.76
2001          9.48         0.59             0.54          (0.59)         (0.00)        10.02     12.04
2000          9.99         0.60            (0.45)         (0.60)         (0.06)         9.48      1.78
--------------------------------------------------------------------------------------------------------
ULTRA SHORT BOND FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $10.08        $0.16(1)        $(0.07)        $(0.17)        $(0.00)       $10.00      0.93%
2003(4)      10.00         0.09(1)          0.08          (0.09)         (0.00)        10.08      1.67

                                                       RATIO         RATIO OF NET
                                     RATIO OF NET   OF EXPENSES   INVESTMENT INCOME/
                        RATIO OF      INVESTMENT     TO AVERAGE    (LOSS) TO AVERAGE
          NET ASSETS    EXPENSES    INCOME/(LOSS)    NET ASSETS       NET ASSETS       PORTFOLIO
            END OF     TO AVERAGE     TO AVERAGE    (BEFORE FEE       (BEFORE FEE       TURNOVER
          YEAR (000)   NET ASSETS     NET ASSETS      WAIVERS)         WAIVERS)           RATE
------------------------------------------------------------------------------------------------
INTERMEDIATE BOND FUND
------------------------------------------------------------------------------------------------
CLASS I
2004        $439,369      0.59%          3.40%           0.74%            3.25%           164%
2003         418,964      0.58           4.01            0.73             3.86            129
2002         346,788      0.57           5.27            0.72             5.12            141
2001         345,059      0.59           6.34            0.79             6.14            133
2000         294,998      0.58           6.22            0.79             6.01            201
------------------------------------------------------------------------------------------------
LIMITED MATURITY BOND FUND
------------------------------------------------------------------------------------------------
CLASS I
2004        $306,914      0.54%          2.58%           0.64%            2.48%           136%
2003         308,986      0.54           3.17            0.64             3.07            117
2002(2)      213,322      0.53           4.89            0.63             4.79            110
2001         190,243      0.55           5.98            0.73             5.80             87
2000          93,652      0.54           5.84            0.74             5.64             90
------------------------------------------------------------------------------------------------
TOTAL RETURN ADVANTAGE FUND
------------------------------------------------------------------------------------------------
CLASS I
2004        $314,269      0.60%          3.92%           0.75%            3.77%           134%
2003         241,404      0.58           4.60            0.73             4.45            108
2002(3)      259,402      0.55           5.42            0.72             5.25             88
2001         355,344      0.51           5.95            0.79             5.67            182
2000         331,026      0.48           6.17            0.77             5.88            121
------------------------------------------------------------------------------------------------
ULTRA SHORT BOND FUND
------------------------------------------------------------------------------------------------
CLASS I
2004        $176,280      0.36%          1.54%           0.56%            1.34%           120%
2003(4)      129,599      0.26           1.81            0.58             1.49            239

+ TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED. TOTAL RETURN EXCLUDES SALES CHARGE.

(1)  PER SHARE DATA CALCULATED USING AVERAGE SHARES OUTSTANDING METHOD.

(2) AS REQUIRED, EFFECTIVE JUNE 1, 2001, LIMITED MATURITY BOND FUND ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES AND BEGAN INCLUDING PAYDOWN GAINS AND LOSSES AS AN ADJUSTMENT TO INTEREST INCOME. THE EFFECT OF THIS CHANGE FOR THE YEAR ENDED MAY 31, 2002 WAS $0.00 ON PER SHARE DATA AND A DECREASE IN THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS OF 0.01%. PER SHARE DATA AND RATIOS FOR PERIODS PRIOR TO JUNE 1, 2001 HAVE NOT BEEN RESTATED TO REFLECT THIS CHANGE.

(3) AS REQUIRED, EFFECTIVE JUNE 1, 2001, TOTAL RETURN ADVANTAGE FUND ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES AND BEGAN INCLUDING PAYDOWN GAINS AND LOSSES AS AN ADJUSTMENT TO INTEREST INCOME. THE EFFECT OF THIS CHANGE FOR THE YEAR ENDED MAY 31, 2002 WAS $0.00 ON PER SHARE DATA AND 0.00% ON THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS. PER SHARE DATA AND RATIOS FOR PERIODS PRIOR TO JUNE 1, 2001 HAVE NOT BEEN RESTATED TO REFLECT THIS CHANGE.


(4) ULTRA SHORT BOND FUND (FORMERLY SHORT DURATION BOND FUND) CLASS I COMMENCED OPERATIONS ON DECEMBER 2, 2002. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

FINANCIAL HIGHLIGHTS

SELECTED PER SHARE DATA AND RATIOS FOR THE YEARS ENDED MAY 31, UNLESS OTHERWISE INDICATED



          NET ASSET                    REALIZED AND     DIVIDENDS   DISTRIBUTIONS
            VALUE,         NET          UNREALIZED      FROM NET       FROM NET      NET ASSET
          BEGINNING     INVESTMENT      GAIN (LOSS)    INVESTMENT      REALIZED     VALUE, END    TOTAL
           OF YEAR    INCOME/(LOSS)   ON INVESTMENTS     INCOME     CAPITAL GAINS     OF YEAR    RETURN+
--------------------------------------------------------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $10.61       $0.39(1)         $(0.46)        $(0.41)       $(0.00)        $10.13     (0.70)%
2003         10.17        0.40(1)           0.44          (0.40)        (0.00)         10.61      8.45
2002(2)      10.01        0.42(1)           0.16          (0.42)        (0.00)         10.17      5.86
2001          9.50        0.43              0.51          (0.43)        (0.00)         10.01     10.07
2000          9.96        0.42             (0.45)         (0.42)        (0.01)          9.50     (0.24)
--------------------------------------------------------------------------------------------------------
MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $11.45       $0.46(1)         $(0.51)        $(0.47)       $(0.00)        $10.93     (0.44)%
2003         11.03        0.47(1)           0.44          (0.47)        (0.02)         11.45      8.51
2002(3)      10.94        0.49(1)           0.10          (0.49)        (0.01)         11.03      5.54
2001         10.38        0.50              0.56          (0.50)        (0.00)         10.94     10.36
2000         10.91        0.47             (0.52)         (0.47)        (0.01)         10.38     (0.42)
--------------------------------------------------------------------------------------------------------
OHIO INTERMEDIATE TAX EXEMPT BOND FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $11.70       $0.41(1)         $(0.50)        $(0.41)       $(0.00)        $11.20     (0.75)%
2003         11.20        0.44(1)           0.50          (0.44)        (0.00)         11.70      8.56
2002(4)      11.04        0.47(1)           0.16          (0.47)        (0.00)         11.20      5.81
2001         10.49        0.48              0.55          (0.48)        (0.00)         11.04     10.00
2000         11.03        0.48             (0.53)         (0.48)        (0.01)         10.49     (0.40)
--------------------------------------------------------------------------------------------------------
PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
--------------------------------------------------------------------------------------------------------
CLASS I
2004        $10.96       $0.36(1)         $(0.49)        $(0.37)       $(0.00)        $10.46     (1.18)%
2003         10.47        0.41(1)           0.49          (0.41)        (0.00)         10.96      8.76
2002(5)      10.36        0.46(1)           0.11          (0.46)        (0.00)         10.47      5.57
2001          9.89        0.47(1)           0.47          (0.47)        (0.00)         10.36      9.64
2000         10.39        0.45             (0.46)         (0.47)        (0.02)          9.89     (0.06)

                                                       RATIO         RATIO OF NET
                                     RATIO OF NET   OF EXPENSES   INVESTMENT INCOME/
                        RATIO OF      INVESTMENT     TO AVERAGE    (LOSS) TO AVERAGE
          NET ASSETS    EXPENSES    INCOME/(LOSS)    NET ASSETS       NET ASSETS       PORTFOLIO
            END OF     TO AVERAGE     TO AVERAGE    (BEFORE FEE       (BEFORE FEE       TURNOVER
          YEAR (000)   NET ASSETS     NET ASSETS      WAIVERS)         WAIVERS)           RATE
------------------------------------------------------------------------------------------------
INTERMEDIATE TAX EXEMPT BOND FUND
------------------------------------------------------------------------------------------------
CLASS I
2004        $162,027      0.60%          3.78%          0.75%            3.63%              9%
2003         175,441      0.60           3.92           0.75             3.77              11
2002(2)      167,578      0.60           4.19           0.75             4.04              19
2001         162,015      0.60           4.39           0.80             4.19              27
2000          95,634      0.54           4.37           0.81             4.10              65
------------------------------------------------------------------------------------------------
MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND
------------------------------------------------------------------------------------------------
CLASS I
2004        $123,614      0.60%          4.11%          0.75%            3.96%              5%
2003         147,331      0.60           4.24           0.75             4.09               7
2002(3)      137,902      0.59           4.47           0.74             4.32               6
2001         148,726      0.60           4.62           0.80             4.42              16
2000         156,734      0.81           4.46           0.91             4.36              10
------------------------------------------------------------------------------------------------
OHIO INTERMEDIATE TAX EXEMPT BOND FUND
------------------------------------------------------------------------------------------------
CLASS I
2004        $163,549      0.60%          3.61%          0.75%            3.46%             13%
2003         167,899      0.60           3.85           0.75             3.70               6
2002(4)      154,461      0.60           4.20           0.75             4.05              19
2001         156,655      0.56           4.44           0.76             4.24              20
2000         166,164      0.52           4.52           0.80             4.24              31
------------------------------------------------------------------------------------------------
PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
------------------------------------------------------------------------------------------------
CLASS I
2004        $ 54,675      0.63%          3.38%          0.78%            3.23%             14%
2003          55,503      0.65           3.84           0.80             3.69              12
2002(5)       51,319      0.64           4.40           0.79             4.25              13
2001          45,441      0.63           4.57           0.86             4.34              25
2000          45,021      0.53           4.55           0.84             4.24              38

+ TOTAL RETURN IS FOR THE PERIOD INDICATED AND HAS NOT BEEN ANNUALIZED. TOTAL RETURN EXCLUDES SALES CHARGE.

(1)  PER SHARE DATA CALCULATED USING AVERAGE SHARES OUTSTANDING METHOD.

(2) AS REQUIRED, EFFECTIVE JUNE 1, 2001, INTERMEDIATE TAX EXEMPT BOND FUND ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES AND BEGAN ACCRETING MARKET DISCOUNT ON FIXED INCOME SECURITIES. THIS RESULTED IN A $0.01 INCREASE IN NET INVESTMENT INCOME PER SHARE AND A DECREASE OF $0.01 IN REALIZED AND UNREALIZED GAINS (LOSSES) PER SHARE FOR THE YEAR ENDED MAY 31, 2002. THE EFFECT OF THIS CHANGE ALSO RESULTED IN AN INCREASE IN THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS OF 0.07%, FOR THE YEAR ENDED MAY 31, 2002. PER SHARE DATA AND RATIOS FOR PERIODS PRIOR TO JUNE 1, 2001 HAVE NOT BEEN RESTATED TO REFLECT THIS CHANGE.

(3) AS REQUIRED, EFFECTIVE JUNE 1, 2001, MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES AND BEGAN ACCRETING MARKET DISCOUNT ON FIXED INCOME SECURITIES. THE EFFECT OF THIS CHANGE FOR THE YEAR ENDED MAY 31, 2002 WAS $0.00 ON PER SHARE DATA. THE EFFECT OF THIS CHANGE ALSO RESULTED IN AN INCREASE IN THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS OF 0.03% FOR THE YEAR ENDED MAY 31, 2002. PER SHARE DATA AND RATIOS FOR PERIODS PRIOR TO JUNE 1, 2001 HAVE NOT BEEN RESTATED TO REFLECT THIS CHANGE.

(4) AS REQUIRED, EFFECTIVE JUNE 1, 2001, OHIO INTERMEDIATE TAX EXEMPT BOND FUND ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES AND BEGAN ACCRETING MARKET DISCOUNT ON FIXED INCOME SECURITIES. THE EFFECT OF THIS CHANGE FOR THE YEAR ENDED MAY 31, 2002 WAS $0.00 ON PER SHARE DATA. THE EFFECT OF THIS CHANGE ALSO RESULTED IN A DECREASE IN THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS OF 0.02% FOR THE YEAR ENDED MAY 31, 2002. PER SHARE DATA AND RATIOS FOR PERIODS PRIOR TO JUNE 1, 2001 HAVE NOT BEEN RESTATED TO REFLECT THIS CHANGE.

(5) AS REQUIRED, EFFECTIVE JUNE 1, 2001, PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES AND BEGAN ACCRETING MARKET DISCOUNT ON FIXED INCOME SECURITIES. THE EFFECT OF THIS CHANGE FOR THE YEAR ENDED MAY 31, 2002 WAS $0.00 ON PER SHARE DATA AND 0.00% ON THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS. PER SHARE DATA AND RATIOS FOR PERIODS PRIOR TO JUNE 1, 2001 HAVE NOT BEEN RESTATED TO REFLECT THIS CHANGE.

                      INVESTMENT ADVISER
                      Allegiant Asset Management Company
                      1900 East Ninth Street
                      Cleveland, Ohio 44114

                      DISTRIBUTOR
                      Professional Funds Distributor, LLC
                      760 Moore Road
                      King of Prussia, PA 19406

                      LEGAL COUNSEL
                      Drinker Biddle & Reath LLP
                      One Logan Square
                      18th and Cherry Streets
                      Philadelphia, Pennsylvania 19103-6996

                             NOT PART OF PROSPECTUS

                         ALLEGIANT FUNDS PRIVACY NOTICE

         The basis of each customer relationship at Allegiant Funds is built on trust. You have chosen to do business with Allegiant Funds, and we guard that relationship with great care, beginning with the information you have chosen to share with us.

         Allegiant Funds is dedicated to protecting the privacy of your nonpublic personal information. We maintain information about you in order to provide you with the most effective and convenient access to our broad range of financial products and services. We want you to understand what information we collect, and how we use and protect it.

WHAT INFORMATION WE COLLECT

         "Nonpublic personal information" is information about you that we obtain in connection with providing our financial products or services. Such information includes for example, name, address, age, and account balance.

         We may collect nonpublic personal information about you from the following sources:

     o Information that you provide to us, such as on applications or other forms, or

     o    Information about your transactions with us

OUR SECURITY PROCEDURES

         To maintain security of customer information, we restrict access to your personal and account information to persons who need to know that information to provide you products or services. We maintain physical, electronic and procedural safeguards to guard information.

WHAT INFORMATION WE DISCLOSE

         Allegiant Funds does not disclose nonpublic personal information about you to any third party companies, except as permitted by federal law. The confidentiality of your nonpublic personal information will continue to be maintained consistent with this privacy notice even if you decide to close your account(s), your account becomes inactive, or you otherwise cease to do business with us.

         Allegiant Funds works with third parties to bring you financial services. We disclose information about you as necessary to fulfill these third party service agreements. For example, we may disclose information about you to third parties that assist us in servicing or maintaining your mutual fund account, or other business relationship, such as printing checks or providing periodic account statements. We may also disclose information about you to governmental entities, such as sending annual income statements to the IRS.

                            NOT PART OF PROSPECTUS

         We may disclose all of the information we collect, as described above, to third parties that perform marketing services on our behalf or to other financial institutions, such as National City and its affiliates, with whom we have joint marketing agreements in order to make a variety of financial services available to you. These third parties must agree to strict confidentiality provisions to assure the protection of your information. Because we already limit the sharing of your nonpublic personal information as outlined above, no action is necessary on your part to ensure this result.

ALLEGIANT FUNDS' PLEDGE TO YOU

         We believe that your privacy should never be compromised. At the same time, we want to offer you the array of financial products and services you need to accomplish your financial goals. We believe we can do both by adhering to the provisions of this privacy notice.

BOARD OF TRUSTEES
ROBERT D. NEARY                         RICHARD W. FURST
CHAIRMAN                                Garvice D. Kincaid Professor of Finance and Dean
Retired Co-Chairman, Ernst & Young          Emeritus, Gatton College of Business and
Director:                                   Economics, University of Kentucky
Commercial Metals Company
Strategic Distribution, Inc.            GERALD L. GHERLEIN
                                        Retired Executive Vice President and
HERBERT R. MARTENS, JR.                    General Counsel, Eaton Corporation
PRESIDENT
Executive Vice President,               DALE C. LAPORTE
   National City Corporation            Partner, Calfee, Halter & Griswold LLP
Chairman and Chief Executive
   Officer, NatCity Investments, Inc.

JOHN G. BREEN                           KATHLEEN A. OBERT
Retired Chairman and CEO,               Chairman and Chief Executive Officer
   The Sherwin Williams Co.                Edward Howard & Co.
Director:
The Sherwin Williams Co.                J. WILLIAM PULLEN
Parker Hannifin Corp.                   President and Chief Executive Officer,
Mead Westvaco Corp.                        Whayne Supply Company
Goodyear Tire & Rubber Co.
The Stanley Works

JOHN F. DURKOTT
President and Chief Executive Officer,
   Kittle's Home Furnishings Center, Inc.

ROBERT J. FARLING
Retired Chairman, President and Chief
    Executive Officer, Centerior Energy

The Allegiant Funds Trustees also serve as Trustees of Allegiant Advantage Fund.


                                                                       [LOGO]
                                                                 ALLEGIANT(R)
                                                                        FUNDS

                                                       WWW.ALLEGIANTFUNDS.COM

More information about the Funds is available without charge through the following:

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI, as it may be amended or supplemented from time to time, includes more detailed information about Allegiant Funds and is available, free of charge, on the Funds' website. The SAI is on file with the SEC and is incorporated by reference into this prospectus. This means that the SAI, for legal purposes, is a part of this prospectus.

ANNUAL AND SEMI-ANNUAL REPORTS
These reports list each Fund's holdings and contain information from the Funds' managers about strategies and recent market conditions and trends and their impact on Fund performance. The reports also contain detailed financial information about the Funds and are available, free of charge, on the Funds' website.

TO OBTAIN MORE INFORMATION:

By Internet:
www.allegiantfunds.com

By Telephone:
Call 1-800-622-FUND (3863)

By Mail:
P.O. Box 8421
Boston, MA 02266-8421

From the SEC:

You can also obtain the SAI or the Annual and Semi-Annual reports, as well as other information about Allegiant Funds, from the EDGAR Database on the SEC's website (http://www.sec.gov). You may review and copy documents at the SEC Public Reference Room in Washington, DC. For information on the operation of the Public Reference Room, call 202-942-8090. You may request documents from the SEC, upon payment of a duplicating fee, by e-mailing the SEC at PUBLICINFO@SEC.GOV or by writing to:

Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102

[LOGO]
ALLEGIANT(R)
       FUNDS

WWW.ALLEGIANTFUNDS.COM

Allegiant Funds' Investment Company Act registration number is 811-4416